     As filed with the Securities and Exchange Commission on February 11, 1998


                           Registration No. 333-22949
                           --------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 3)


                            U.S. PLASTIC LUMBER CORP.
                 (Name of small business issuer in its charter)

                              --------------------

            Nevada                               3080                         87-0404343
(State or other jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)        Classification Code Number)             Identification No.)

                              ---------------------

           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                                (561) 394-3511
        (Address and telephone number of principal executive offices and place of business)

                             Bruce C. Rosetto, Esq.
           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                                 (561) 394-3511
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                        Thomas G. Kimble & Van L. Butler
                          THOMAS G. KIMBLE & ASSOCIATES
                          311 South State Street, #440
                           Salt Lake City, Utah 84111
                                 (801) 531-0066

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

                             (previously submitted)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                            U.S. PLASTIC LUMBER CORP.

                         950,000 SHARES OF COMMON STOCK
               UNDERLYING SERIES A COMMON STOCK PURCHASE WARRANTS


         U.S. Plastic Lumber Corp. (the "Company"), is offering, for sale to the holders of outstanding Series A Common Stock Purchase Warrants (the "Series A Warrants"), 950,000 shares (the "Shares") of its $.0001 par value common stock, (the "Common Stock" ) which are issuable upon exercise of the Series A Warrants, at a price of $2.50 per share. Each Series A Warrant entitles the holder to purchase one share of Common Stock of the Company. The Series A Warrants were distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of March 18, 1996. By their terms, the Series A Warrants were not exercisable and did not constitute an offer by the Company to sell the Shares prior to the effective date of the registration statement, of which this prospectus is part, which registers the Shares issuable upon such exercise. The Series A Warrants are exercisable until June 30, 1998. The Series A Warrants are callable and can be redeemed by the Company for $.01 per Series A Warrant on 30 days notice at any time after the effective date of this Prospectus if the closing bid price of the Common Stock equals or exceeds $4.00 for 20 consecutive trading days. The Company's common stock is quoted on the OTC Electronic Bulletin Board under the Symbol "ECPL" and the current bid price quotation is $4.50. The conditions for redemption of the Series A Warrants have already been accomplished; therefore management intends to call for redemption as soon as practicable in the future. In the event management calls for redemption of the Series A Warrants at any time in the future, Series A Warrantholders would have 30 days to exercise, after which they would be compelled to accept the nominal redemption price. The exercise and redemption prices of the Series A Warrants were arbitrarily determined by the Company and bear no relationship to assets, shareholders equity or any other recognized criteria of value. Prior to this offering, there has been only a limited public market for the Common Stock and there is no assurance that such market will continue in the future.


                             ---------------------


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 5.

                             ----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================================
                                                  Price to             Commissions &           Proceeds to the
                                                  Public(1)           Discounts(1)(2)            Company(2)
--------------------------------------------------------------------------------------------------------------------
Per Share (Series A)..................              $2.50                   $0.00                   $2.50
--------------------------------------------------------------------------------------------------------------------
Total Maximum.........................           $2,375,000                 $0.00                 $2,375,000
====================================================================================================================

(1) The Shares are being offered by the Company only to the holders of outstanding Series A Warrants, and will be sold by the Company without any discounts or other commissions. The offering price is payable in cash upon exercise of the Series A Warrants. No minimum number of Series A Warrants must be exercised, and no assurance exists that any Series A Warrants will be exercised. The Company will retain any proceeds from Series A Warrant exercises, regardless of the number exercised. See "Plan of Distribution."

(2) Proceeds to the Company are shown before deducting offering expenses payable by the Company for legal and accounting fees and printing costs. See "Use of Proceeds".

         The date of this Prospectus is                     , 1998
                                        --------------------

                              AVAILABLE INFORMATION

         The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

         As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (The "Exchange Act") and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file such reports electronically with the Commission. Such site is accessible by the public through any Internet access service provider and is located at http://www.sec.gov.

         Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company electronically with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing U.S. Plastic Lumber Corp., 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431, (561)-394-3511. The Company will provide without charge to any person who receives a prospectus, upon written or oral request, a copy of any of the information that was incorporated by reference in the prospectus by contacting Bruce C. Rosetto, Vice President and General Counsel/Secretary of the Company at the address and telephone number listed herein.

UNTIL [90 DAYS AFTER THE DATE OF THIS PROSPECTUS], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR OTHER STATE REGULATORY AUTHORITY, AND NO SUCH REGULATORY AUTHORITY HAS PASSED UPON THE TERMS OF THIS OFFERING OR APPROVED THE MERITS THEREOF. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING IN EVALUATING THE MERITS AND RISKS OF THE OFFERING AND MAKING AN INVESTMENT DECISION.

THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.

                               PROSPECTUS SUMMARY

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE PROSPECTUS.

                                   THE COMPANY

         U.S. Plastic Lumber Corporation (the "Company") is a manufacturer and marketer of recycled plastic lumber products and a provider of environmental recycling services. The Company was incorporated under the laws of the State of Utah on July 26, 1983, under the name of Front Street Energy, Inc., and completed an initial public offering of its securities in 1983. The Company changed its corporate domicile to the State of Nevada in June 1992 and changed its name to Front Street, Inc. In 1994, the Company changed its name to Educational Storybooks International, Inc. when it acquired all the outstanding stock of Educational Storybooks, Inc. The Company subsequently divested itself of Educational Storybooks, Inc. and another subsidiary, and had no significant assets or business until March, 1996, when the Company acquired Earth Care Global Holdings, Inc. ("Earth Care") as a wholly owned subsidiary, through the acquisition of all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") and changed its name to U.S. Plastic Lumber Corporation. The mailing address of the Company's principal executive offices is 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431. The Company's telephone number is (561) 394-3511.

         The Company has two distinct business lines. One division, U.S. Plastic Lumber Ltd., manufactures structural and non-structural plastic lumber and fabricates a variety of accessory products, such as park and site amenities, made from 100% recycled high density polyetheylene. The other division, Clean Earth, Inc. oversees the environmental recycling services including thermal desorption and bioremediation plants, environmental construction services, upland disposal of dredge materials, beneficial re-use management of industrial wastes, and on-site recycling services. The Company owns and operates five manufacturing, processing and fabrication facilities in the U.S. The primary product produced in three of these plants is feedstock and lumber made from recycled waste plastic. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and many custom engineered profiles and shapes. The fourth plant is a recycled plastic processing business which includes the washing, grinding and pelletizing of post consumer and post industrial plastic waste. Some of this material is used to supply the raw material needs of the Company's lumber manufacturing facilities. Plastic lumber's principal intended use is as an environmentally friendly and non-toxic alternative to pressure treated lumber or rain forest hardwoods, which is suitable for and provides superior performance in most nonstructural, outdoor applications. The Company's fifth plant operates a process for decontaminating and recycling soil that has been contaminated with petroleum hydrocarbons and similar compounds through a process known as thermal desorption. The Company anticipates a sixth plant to open during the first quarter of 1998 also for decontaminating and recycling soil through a process which is bio-organic. See "Business."

                                  THE OFFERING

Securities offered ............... 950,000 Shares of Common Stock, $.0001 par
                                   value ("Common Stock") issuable upon exercise of outstanding Series A Warrants. See "Description of Securities".

Plan of Distribution.............  The Shares are being offered and will be sold by the Company, without any discounts or other commissions, to the holders of the Series A Warrants upon the exercise thereof. See "Plan of Distribution."

Offering Price.................    $2.50 per share.

Use of Proceeds................    The Company could potentially receive gross
                                   proceeds of as much as $2,375,000 from sale
                                   of the 950,000 Shares of Common Stock
                                   issuable upon exercise of the Series A
                                   Warrants, if and to the extent such Warrants
                                   are exercised. Any such proceeds will be used
                                   generally to provide additional working
                                   capital, but have not been specifically
                                   allocated, inasmuch as there is no assurance
                                   any of the Series A Warrants will be
                                   exercised. See "Use of Proceeds."
Securities Outstanding.........    The Company is authorized to issue up to
                                   50,000,000 shares of Common Stock and
                                   presently has 15,652,790 shares of Common
                                   Stock issued and outstanding. The Company has
                                   reserved from its authorized capital 950,000
                                   shares of Common Stock for issuance upon
                                   exercise of the Series A Warrants. In
                                   addition, the Company also has Series B and
                                   other warrants or options outstanding which
                                   give the holders thereof the right, subject
                                   to certain conditions, to acquire up to an
                                   additional 7,788,975 shares of Common Stock.
                                   The Company is also authorized to issue up to
                                   5,000,000 shares of Preferred Stock in one or
                                   more series with such rights and preferences
                                   as the Board of Directors may designate. The
                                   Board of Directors has designated one series
                                   of Preferred Stock (Series A) and 209,207
                                   Series A preferred shares are presently
                                   issued and outstanding, which are convertible
                                   into 1,464,449 shares of Common Stock of the
                                   Company. The Company has reverse split its
                                   Common Stock on a 1 for 16 basis in March
                                   1996. See "Description of Securities."
Series A Warrants..............    Each Series A Warrant entitles the holder to
                                   purchase one share of Common Stock at any time during the period commencing on the date of this Prospectus and ending June 30, 1998.
                                   The Series A Warrants are callable and can be redeemed by the Company for $.01 per Series A
                                   Warrant on 30 days notice at any time after the date of this Prospectus if the closing bid price of the Common Stock equals or exceeds $4.00 for 20 consecutive trading days.

                                   In the event management calls for redemption of the Series A Warrants at any time in the future, Series A Warrantholders would then have 30 days in which to decide whether to exercise their warrants, after which time they would be compelled to accept the nominal redemption price. The exercise price is $2.50 per share for the Series A Warrants, subject to adjustment in certain events. See "Description of Securities - Series A and B Warrants."

Transfer Agent.................    Interwest Transfer Company, Inc., 1981 East
                                   4800 South, Suite 100, Salt Lake City, Utah
                                   84117, (801) 272-9294, serves as transfer
                                   agent and registrar for the Company's
                                   outstanding securities.

Risk Factors...................    An investment in the Company is highly
                                   speculative. Investors will suffer
                                   substantial dilution in the book value per share of the Common Stock compared to the purchase price. The Company incurred a net loss during 1996 of $113,415 and has an accumulated deficit of $98,229 as of December
                                   31, 1996. If substantial funds are not
                                   received from exercise of the Series A
                                   Warrants, of which there is no assurance, the Company may require additional funding for which it has no commitments. No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk
                                   Factors."

                                  RISK FACTORS

         This prospectus contains certain forward-looking statements. Prospective investors and other readers are cautioned not to place undue reliance upon such forward looking statements, which represent only the plans, beliefs, estimates, expectations and/or anticipation of management as of the date of this prospectus. These forward looking statements are subject to certain uncertainties and other factors which could cause actual results in the future to differ materially from the results contemplated in and by such statements. Such uncertainties and other factors include, but are not limited to, those enumerated below as risk factors.

         The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider the following risk factors before investing in the Company.

RISKS INHERENT IN THIS COMPANY

         OPERATING LOSSES. The Company incurred a net loss of $113,415 for the year ended December 31, 1996. The success of operations in the future will be largely dependent upon the Company's ability to substantially increase its sales revenue, as to which there is no assurance. See financial statements attached hereto.

         CONFLICTS OF INTEREST INHERENT IN MATERIAL RELATED PARTY TRANSACTIONS. The Company has recently entered into several significant acquisitions and other affiliated transactions, the terms of which were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These include the recent acquisitions, as wholly owned subsidiaries of the Company, of Earth Care Global Holdings and Earth Care Partners, Duratech Industries, Clean Earth, Inc., Recycled Plastics Industries, Inc., Integrated Technical Services, Inc., Environmental Specialty Plastics, Inc., EnviroPlastics Corp., Advanced Remediation and Disposal Technologies, Inc., Waste Concepts, Inc., and Green Horizon Environmental, Inc. as well as the granting or issuance of various stock, options and other rights to members of management, principal stockholders, and other affiliates. See "Certain Transactions."

         DEPENDENCE ON MANAGEMENT. The development of the Company's business and operations is dependent upon the efforts and talents of its executive officers, in particular, Mark Alsentzer, Chief Executive Officer. The loss of the services of this officer or other executive officers could have a material adverse effect on the Company's business. See "Management."

         NO CASH DIVIDENDS. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business. The Company does intend to pay dividends in stock on its outstanding Series A Preferred Stock. See "Dividend Policy."

         LIMITED LIABILITY OF MANAGEMENT. The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of Officers and Directors and provides for indemnification by the Company of Officers and Directors to the full extent permitted by Nevada law, which provides that officers and directors shall have no personal liability to a Company or its stockholders for monetary damages for breach of fiduciary duties as directors, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors. See "Certain Transactions - Conflicts of Interest".

         ACCESS TO CAPITAL. The Company has limited access to capital. There can be no assurances that the Company will have necessary and appropriate levels of capital to operate its business.

         EXPERTISE. The business of the Company requires much expertise in a wide variety of functions. There can be no assurance that the Company will be able to maintain employees with the requisite levels of expertise or that the Company will be able to attract and keep such employees in the future.

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

         NEWLY DEVELOPING INDUSTRY. The reclamation and recycling of plastic waste and the manufacture of plastic lumber for use in construction, and other composite materials containing recycled waste plastics, are relatively new industries. There is a general reluctance in the construction industry to use new materials before they have been extensively tested, particularly in certain segments which have exacting performance standards for component materials. In the case of the Company's plastic lumber and composite materials in particular, such testing may be extensive for each prospective customer and may require substantial additional time and resources. In addition, the Company may experience resistance from prospective customers who are accustomed to more conventional, non-artificial wood materials. Moreover, the Company may not have sufficient financial and other resources to undertake extensive marketing and advertising activities or to afford the cost of the necessary marketing and sales personnel at such time as it becomes appropriate to broaden its marketing efforts. See "Business".

         AVAILABILITY OF RAW MATERIALS. The availability of low-cost raw materials, namely consumer and industrial plastic waste products, is a material factor in the Company's costs of operations. Historically, suppliers have provided adequate quantities of such raw materials at favorable costs. The Company generally maintains raw material inventories of approximately one half million pounds, which is adequate for approximately two months of production. The Company believes that its current sources of raw materials will continue to be available on commercially reasonably terms. However, unavailability, scarcity or increased cost of such raw materials would have a material adverse effect upon the Company's business. The Company purchases most of its raw materials through distributors. Disruption of these supply sources could have a material adverse effect on the Company's business, results of operations and financial condition. The Company does not rely on contractual arrangements with its raw materials suppliers and has no long-term supply contracts.

         COMPETITION AND MARKETING. The Company's plastic lumber business faces competition from other producers of recycled plastic lumber as well as producers of vinyl and aluminum decking, and traditional wood lumber, especially pressure treated wood lumber. The Company competes against other makers of recycled plastic lumber principally on the basis of price and quality as well as the immediate availability of its product, and competes against other products such as pressure treated lumber by emphasizing the superior suitability characteristics of recycled plastic lumber for certain applications, as well as appealing to the environmental consciousness of consumers. The Company's environmental recycling division has several large competitors which provide similar services throughout the Northeast and Mid Atlantic states. The resources of the competition, financial and otherwise, may be such that it can be very difficult for the Company to effectively compete. In some instances, the competitors of the Company have more revenues, market share, and capital available which can make it difficult for the Company to compete. There can be no assurances that the Company will be able to effectively compete in any of its markets.

         NEWLY DEVELOPING TECHNOLOGIES. The Company's products and services involve newly developing technologies, and there is no assurance the Company will be able to compete effectively in developing and marketing such products and services or in developing or maintaining the know how, technology, and patents to compete effectively. There is a general lack of public awareness of these newly developing products and services generally, or as alternatives to more traditional and well established products. To compete effectively, the Company must increase public knowledge and acceptance of its products and services and develop and maintain certain levels of know how and technical expertise, of which there is no assurance.

         INDUSTRY STANDARDS. ASTM (American Society for Testing and Materials) and certain industry trade organizations have established general standards and methods for measuring the characteristics of specific building materials. Users of building materials (and frequently, issuers of building codes) generally specify that the building materials comply with such standards relative to the proposed applications. Since uniform, recognized standards or methods have only recently been established for measuring the characteristics of plastic lumber, potential users may not know of this, to judge whether or not plastic lumber may be suitable for their particular requirements, without being informed of such standards by the plastic lumber supplier or otherwise becoming aware of them. The fact that such standards are not well known for plastic lumber may limit the market potential of the Company's building materials and make potential purchasers of such building materials reluctant to use them. The Plastic Lumber Trade Association, of which the Company is a member, is pursuing increased public awareness of such standards, but no assurance can be given that public awareness will successfully be increased or that increased awareness will increase the market for the Company's products.

         REGULATORY MATTERS. The Company's businesses are subject to laws and regulations designed to protect the environment from toxic wastes and hazardous substances or emissions and to provide a safe workplace for its employees. Under current federal regulations (Resource Conservation & Recovery Act, "RCRA" & Comprehensive Environmental Responsibility, Compensation & Liability Act, "CERCLA"), the generator of toxic or hazardous waste is financially and legally responsible for that waste forever, and strictly liable for the clean up and disposal costs. In particular, the business of decontaminating or otherwise handling toxic or hazardous waste materials is fraught with potential liability to such handlers if the handling and tracking of such wastes is not properly done. The Company believes it is either in material compliance with all currently applicable laws and regulations or is operating in accordance with appropriate variances or similar arrangements, but there is no assurance that it will always be deemed in compliance, nor any assurance that compliance with current laws and regulations will not require significant capital expenditures that could have a material adverse effect on its operations. Such laws and regulations are always subject to change and could become more stringent in the future. Although state and federal legislation currently provide for certain procurement preferences for recycled materials, such preferences for materials containing waste plastics are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies. Such guidelines for recycled plastic building materials may not be released or, if released, the product performance standards required by such guidelines may be incompatible with the Company's manufacturing capabilities.

         LOSS OF PERMITS. The Company's business, especially the environmental recycling division, is dependent upon certain permits and licenses from many different federal, state, and local agencies. There can be no assurances that the Company will be able to maintain its permits and licenses in the future or modify its permits and licenses to be able to compete effectively.

         PROTECTION OF TECHNOLOGY. The Company's business involves many proprietary trade secrets, as well as certain methods, processes and equipment designs for which the Company has not sought patent protection. Although the Company has taken measures to safeguard its trade secrets by limiting access to manufacturing and processing facilities and requiring confidentiality and nondisclosure agreements with third parties, there is no assurance that its trade secrets will not be disclosed or that others will not independently develop comparable or superior technology. Rather than rely on patent protection, the Company has generally chosen to rely on the unique and proprietary nature of its processes. The Company has obtained exclusive worldwide licensing rights with respect to patent pending technology related to railroad crossties and the process to manufacture them, but there is no assurance the Company will be able to maintain such rights for any specific length of time.

         BIDDING. The environmental recycling division consists of certain subsidiaries which are highly reliant upon contract bidding as a significant source of revenues. There can be no assurance that the Company will be successful in obtaining bid work in the future or that if it does obtain bid work that it will be at suitable profitable margins.

RISKS RELATED TO THE OFFERING

         NO ASSURANCE OF WARRANT EXERCISE AND NO ESCROW OF FUNDS. There is no assurance that any proceeds will be received from exercise of Series A Warrants in this offering. Proceeds may be insufficient to defray offering expenses. There is no minimum number of Series A Warrants that must be exercised and no escrow of funds received upon exercise. Any proceeds received will immediately be retained by the Company to be used in its business. The amount of capital currently available to the Company is limited. In the event that any proceeds from this offering and the Company's existing capital are not sufficient to enable the Company to develop and expand its business and generate a profit, the Company may need to seek additional financing from commercial lenders or other sources, for which it presently has no commitments or arrangements. This creates an increased risk to persons who do exercise their Series A Warrants, because there is no assurance that additional Series A Warrants will be exercised or that the Company will receive any further funding.

         RISKS OF WARRANT EXERCISE. Although the market price of the Common Stock currently exceeds the exercise price of the Series A Warrants, there is no assurance that exercising Series A Warrantholders will be able to sell their Common Stock in the future at a price which equals or exceeds such exercise price.

         OUTSTANDING WARRANTS, OPTIONS AND OTHER RIGHTS. In addition to the 950,000 Series A Warrants, the Company has outstanding 950,000 Series B Warrants, and other warrants, options and earn-out rights to purchase up to 6,838,975 shares. The Company will also have other options granted in the future in connection with an employee incentive stock option program. The holders of such options, warrants or rights are given an opportunity during the term of such rights to profit from a rise in the market price of the Company's common stock, with a resultant dilution of the interests of all other stockholders. The holders thereof are likely to exercise them only if the then prevailing market price exceeds such exercise prices, which would be at a time when, in all likelihood, the Company would otherwise be able to obtain funds from the sale of its securities on terms more favorable than those provided by the options and warrants. Accordingly, the Company may find it more difficult to raise additional capital while the options and warrants are outstanding.

         CURRENT PROSPECTUS AND REGISTRATION REQUIRED FOR EXERCISE. Holders of the Series A Warrants will only be able to exercise such securities to acquire the underlying Common Stock if a current prospectus relating to the Common Stock is then in effect and such exercise is qualified or exempt from qualification under applicable securities laws of the states in which such holders of the Series A Warrants reside. Although the Company intends to use its best efforts to update this prospectus as necessary to maintain a current prospectus and federal and state registration/qualification for such exercise, there is no assurance that the Company will be able to do so at such time as such persons may wish to exercise such securities. The value of the Series A Warrants may be greatly diminished if the ability to exercise such securities is not maintained. If a current prospectus is in effect, the Series A Warrants are redeemable for nominal consideration at any time after the date hereof upon 30 days notice, if the bid price of the common stock equals or exceeds $4.00 for 20 consecutive trading days. If redeemed, warrantholders would have 30 days to exercise the Series A Warrants, after which they would be compelled to accept the nominal redemption price.

         DILUTION. Series A Warrantholders who exercise their Series A Warrants to purchase the underlying Shares of Common Stock will suffer substantial dilution in the purchase price of the Shares compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the total number of Series A Warrants exercised, and will be greater if less than all the Series A Warrants are exercised. The fewer Series A Warrants exercised, the greater dilution will be with respect to the Series A Warrants that are exercised. See "Dilution."

         POTENTIAL ISSUANCE OF ADDITIONAL COMMON AND PREFERRED STOCK. The Company is authorized to issue up to

50,000,000 shares of Common Stock. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has designated one series of Preferred Stock (Series A) and issued 209,207 shares of Series A Preferred Stock. The designation and issuance of series of preferred stock creates additional securities which have dividend and liquidation preferences over the Common Stock offered hereby. See "Description of Securities."

         POTENTIAL ANTI-TAKEOVER MEASURES. Certain provisions in the articles of incorporation or bylaws of the Company, such as staggered terms for the Board of Directors and authorization to issue additional common or preferred stock and designate the rights and preferences of the preferred stock without further approval of shareholders, could be used as anti-takeover measures. Provisions such as these could result in the Company being less attractive to anyone who might consider a takeover attempt, and result in shareholders receiving less than they otherwise might in the event of a takeover attempt.

         CONTINUATION OF MANAGEMENT CONTROL. Upon completion of this offering, present shareholders, which includes current management of the Company, will own a majority of the total outstanding securities and will have absolute control of the Company. Investors in this offering as a group will have no ability to remove, control or direct such management. Only one third of the outstanding shares is required to constitute a quorum at any stockholders' meeting, and action may be taken by a majority of the voting power present at a meeting, or may be taken without a meeting by written consent of stockholders holding a majority of the total voting power. See "Principal Stockholders" and "Description of Securities."

         ARBITRARY DETERMINATION OF OFFERING PRICE. The exercise price of the Series A Warrants was arbitrarily determined by management of the Company and was set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise prices be regarded as an indicator of any future market price for the Company's securities.

         NO ASSURANCE OF A LIQUID PUBLIC MARKET FOR SECURITIES. Although the Company's shares of common stock are eligible for quotation on the Electronic Bulletin Board, there can be no assurance that a regular and established market will continue for the securities upon completion of this offering. There can also be no assurance as to the depth or liquidity of any market for common stock or the prices at which holders may be able to sell the Shares. As a result, an investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

         VOLATILITY OF STOCK PRICES. In the event that an established public market does develop for the Shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to the Company's activities, future financial condition and management. See "Plan of Distribution."

         SHARES ELIGIBLE FOR FUTURE SALE. Of the 15,652,790 shares of the Company's common stock outstanding prior to the exercise of any Series A Warrants, 1,808,506 shares are freely tradeable or are eligible to be sold in the public market, and the 950,000 shares of Common Stock underlying the Series A Warrants will also be freely tradeable immediately upon issuance. All the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Future sales by current shareholders of substantial amounts of this common stock into the public market could depress the market prices of the Common Stock in any such market. See "Shares Eligible for Future Sale".


         APPLICABILITY OF LOW PRICED STOCK RISK DISCLOSURE REQUIREMENTS. The common stock of the Company may be considered a low priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

         ACQUISITIONS. The Company has been successful in closing upon numerous acquisitions in the past. These acquisitions have been an important source of Company growth and increased profitability. There can be no assurance that the Company will be able to achieve any acquisitions in the future or that if does accomplish acquisitions that it will have a beneficial impact upon the Company's business, its results of operations, or its financial condition.

         GROWTH. The Company has experienced a high growth rate during the last year. There can be no assurance that the Company will continue to experience high growth rates.

                                    DILUTION

         Dilution is the difference between the Series A Warrant exercise price of $2.50 per share for the Common Stock underlying the Series A Warrants, and the net tangible book value per share of the Common Stock immediately after its purchase. The Company's net tangible book value per share of Common Stock is calculated by subtracting the Company's total liabilities and the amount of the liquidation preferences of its outstanding preferred equity, from its total assets less any intangible assets, and then dividing by the number of shares of Common Stock then outstanding.

         Based on the September 30, 1997, unaudited interim consolidated financial statements of the Company, the net tangible book value attributable to the Common Stock of the Company at that date was $1,081,017 or approximately $.07 per common share. After adjusting for the acquisition of Waste Concepts, Inc. in November 1997 and Green Horizon Environmental, Inc. in January 1998 and other issuances of additional stock subsequent to September 30, 1997 and receipt of the net proceeds therefrom but without taking into consideration any changes in operating results or other changes in net tangible book value subsequent to September 30, 1997, the Company has 15,652,790 shares of Common Stock outstanding prior to the exercise of any Series A Warrants with an estimated net tangible book value attributable to Common Stock of $1,412,941 or approximately $.09 per share.


         If all the Series A Warrants were to be exercised (of which there is no assurance), upon the exercise thereof, but prior to exercise of any Series B Warrants or exercise or conversion of any other outstanding convertible securities, options or stock rights, the Company would then have 16,602,790 Shares of Common Stock outstanding. The estimated post offering net tangible book value of the Company (which gives effect to receipt of the estimated net proceeds from such exercise and issuance of the underlying Shares of Common Stock, but does not take into consideration any other changes in net tangible book value of the Company subsequent to September 30, 1997), would then be $3,488,191 or approximately

$.21 per share. This would result in dilution to persons exercising Series A Warrants of $2.29 per share, or 92% of the exercise price of $2.50 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.09 prior to the offering to $.21 after the offering, or an increase of $.12 per share attributable to the exercise of the Series A Warrants.

         The following table sets forth the estimated net tangible book value ("NTBV") per share after exercise of all Series A Warrants and the dilution to persons purchasing the underlying Shares of Common Stock.

EXERCISE OF ALL SERIES A WARRANTS:
Series A Warrant exercise price/share                                  $2.50
NTBV/share prior to exercise                              $.09
Increase attributable to Series A Warrant exercise         .12
                                                          ----
Pro forma NTBV/share after exercise                                      .21
                                                                      ------
Dilution                                                               $2.29
         If less than all the Series A Warrants are exercised, dilution to the exercising Series A Warrantholders will be greater than the amount shown. The fewer Series A Warrants exercised, the greater dilution will be to those who do exercise.

                                 USE OF PROCEEDS


         The net proceeds to the Company from the sale of the Shares of Common Stock underlying the Series A Warrants at the exercise price of $2.50 per Share for Series A Warrants will vary depending upon the total number of Series A Warrants exercised. If all Series A Warrants were to be exercised (of which there is absolutely no assurance, nor any assurance that any Series A Warrants will be exercised), the Company would receive gross proceeds of $2,375,000 from Series A Warrants. Regardless of the number of Series A Warrants exercised, the Company expects to incur offering expenses estimated at $300,000 for legal, accounting, printing and other costs in connection with the offering. Inasmuch as there is no assurance that all Series A Warrants will be exercised nor any requirement that any minimum amount of the Series A Warrants be exercised, there are no escrow provisions and any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes. The exact uses of any other proceeds will depend on the amounts received and the timing of receipt. While the Company may consider additional acquisitions in the future as a method to further develop and expand its business, there are presently no specific plans, proposals, arrangements, understandings or contracts with respect to future acquisitions or other methods to the further development and expansion of the Company's business.



                      MARKET INFORMATION & DIVIDEND POLICY

         The common stock of the Company has traded in the over-the-counter market on a limited and sporadic basis, and is quoted on the OTC Electronic Bulletin Board under the symbol ECPL. The following table sets forth the high and low bid price quotations for each calendar quarter during the last two fiscal years and subsequent interim period. The Company reverse split its common stock on a 1 for 16 basis in March, 1996. Quotations for periods prior to such split and information regarding the number of shares have been restated here and elsewhere throughout the prospectus to reflect post split amounts throughout.

                  QUARTER ENDED                      HIGH BID      LOW BID

                  March 31, 1995                      $ 1.76        $ 1.12
                  June 30, 1995                       $ 1.60        $ 1.12
                  September 30, 1995                  $ 1.60        $ 1.44

                  December 31, 1995                   $ 3.20        $ 1.92

                  March 31, 1996                      $ 3.50        $ 2.88
                  June 30, 1996                       $ 4.75        $ 4.13
                  September 30, 1996                  $ 5.13        $ 4.63
                  December 31, 1996                   $ 4.75        $ 3.00
                  March 31, 1997                      $ 6.50        $ 6.00
                  June 30, 1997                       $ 6.13        $ 5.75
                  September 30, 1997                  $ 6.50        $ 5.50

         The above prices represent interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of November 30, 1997, there were approximately 318 record holders of the Company's Common Stock.

CAPITALIZATION

Primary Shares:
Common Stock (1,808,506 shares
are freely tradeable)                                  15,652,790

Fully Diluted:
Preferred Shares (convert @ 7:1
common)                                                 1,464,449
Series A Warrants                                         950,000
Series B Warrants                                         950,000
Other Warrants and Options                              1,996,789
Earn Out shares and Options                               268,500
Historical Shareholder earn out                         4,573,686
                                                        ---------

         Subtotal                                      10,203,424

         Fully Diluted Equity                          25,856,214
DIVIDEND POLICY

         The Company has not previously paid any cash dividends on its common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. Certain divisions or subsidiaries recently acquired by the Company have in the past (prior to their acquisition by the Company) paid cash dividends, but it is the present intention of management of the Company to utilize all available funds for the development of the Company's business. The Company does intend to pay stock dividends on its outstanding Series A Preferred Stock in accordance with the terms thereof. The only restrictions that limit the ability to pay dividends on common or preferred equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

PRIOR FISCAL YEAR. On December 30, 1996 the Company completed the acquisition of Clean Earth, Inc. in a transaction accounted for as a reverse merger stock purchase. The following results of operations discussed represent those of the Clean Earth entity which is considered to be the acquiring company for accounting purposes.

After deduction of interest, general and administrative expenses, the Company incurred net income of $514,224 OR 8.5% of total sales during the fiscal year ended December 31, 1995. The Company's total revenues for the period were $6,043,963 consisting primarily of revenues from treated soils contaminated with petroleum hydrocarbon wastes. The Company's cost of sales for the year was $4,116,721 or 68% OF total sales and the Company's general and administrative expenses were $1,103,018 OR 18% of sales for the fiscal year ended December 31, 1995.

CURRENT FISCAL YEAR COMPARED TO PRIOR FISCAL YEAR. Operating performance in 1996 showed a decline from the previous year as the Company experienced a net loss of $113,415 in 1996 compared to net income of $514,224 in 1995. The decrease in the company's net income of $627,639 was primarily due to the lower sales volume associated with a facility fire that occurred in March of 1996. The plant retrofit process continued throughout 1996 and adversely affected the plant's processing capacity that in turn reduced net sales compared to the same period in 1995. The retrofit process was substantially complete at the end of 1996 and is not expected to impact plant capacity in 1997. The existing facilities at Clean Earth were substantially depreciated as of the end of 1996 and consequently an additional estimated $400,000 of depreciation expense on these facilities will not burden net income in 1997.

SALES

Total sales decreased $1,302,024 or 21.5% in 1996 from $6,043,963 in 1995 to
$4,741,939 IN 1996. The sales decrease was primarily due to a fire in the operating facility which occurred in March of 1996 and interrupted business for a period of several months resulting in lost processing capacity during the retrofit process. In addition there was a decrease in revenue in the first quarter primarily due to extraordinary harsh weather conditions in the Northeast during first quarter of 1996 compared to 1995 which interfered with the ability to access soil requiring recycling.

COST OF GOODS SOLD

Cost of Goods Sold decreased $395,213 or 9.6% from $4,116,721 in 1995 to $3,721,508 in 1996. The Company experienced a decrease in depreciation expense of $281,747 as a significant portion of the plant had been fully depreciated as of the end of 1995. In addition, there was a decrease of $167,434 in the amount recognized for the covenant not to compete which is based on the amount of soil treated and was less due to the lower volume of treated soil. Soil and rock disposal costs decreased by $38,680 as the Company had success in negotiating to have cleaned soil removed from the facility at no charge compared to removal fees paid in the prior year to remove excess cleaned soil. These decreases were offset by an increase of $104,117 and heavy equipment rentals which were no longer needed when the Company purchased its own heavy equipment. The remaining differences were offsetting changes in other operating expenses.

GENERAL AND ADMINISTRATIVE EXPENSES

General and Administrative Expenses increased $208,137 from $1,103,018 in 1995 to $1,311,155 in 1996. The increase in administrative expenses is primarily due to an increase in clerical and management salaries of $90,300. In addition there was an increase of $57,500 in management fees charged by a former related company (IA Construction), an increase of $25,526 in professional fees associated with buy out of the former related party with the remaining increase related to additional general expenses.

Interest income of $53,156 was earned in 1996 over and above 1995 as short-term interest bearing accounts were established for cash generated from operations and sales of capital stock.

The Company recognized a gain on involuntary conversion in the amount of $66,859 related to fire damaged equipment. The gain represents the excess of insurance proceeds received over the loss incurred. The Company and the insurance carrier have reached a final settlement in the amount of an additional $455,000 of which a reserve in the amount of $290,000 has been set aside for additional expenses relating to the fire that were charged to this reserve in 1997.

NINE MONTHS 1997 COMPARED TO NINE MONTHS 1996. The company experienced a 313% increase in net sales in the first nine months of 1997 compared to the same period in 1996. This increase was due primarily to increased sales from acquired businesses in both the recycled plastic lumber segment as well as the environmental recycling business segment during the past year. Net income of $424,788 in the first nine months of 1997 improved from a net loss of $426,917 in the first nine months of 1996. This was due to certain one-time general and administrative expenses that were recognized in the prior year, improved operating performance in the Clean Earth unit and net income contribution from acquired companies during 1997.

SALES
During the first nine months of 1997, sales increased $11,699,993 or 313% over the same period in 1996. This significant increase in sales came primarily from acquired businesses, which were not part of the Company during the first nine months of 1996. These acquisitions contributed $11,991,150 of the increase offset by a decrease of $291,157 in Clean Earth sales during the comparable period. Both business segments are now into the summer and fall seasons that historically have been strong sales months for all of the units. The plastic lumber group has also experienced strong demand for its new "Carefree Decking System" product that was introduced at the beginning of the year and is expected to contribute incremental sales to this business for the remainder of the year. Demand for this product has pushed delivery lead times from the Wisconsin plant back from 4-6 weeks to 12 weeks. The Company committed to double capacity at this facility by adding additional machinery and floor space before the end of 1997.
Plastic lumber division sales contributed $5,444,083 or 46.5% Of the total increase in the first nine months of 1997 compared to the same period in 1996. In addition to sales contributions of $1,980,418 from the U S Plastic Lumber division which was acquired in December 1996, the Recycled Plastics Industries
(RPI) and Environmental Specialty Plastics (ESP) and EnviroPlastics (EPC) units (discussed in detail under Certain Transactions) contributed $3,463,665 to 1997 sales.

In the environmental recycling division, sales increased by $6,255,910 in the first nine months of 1997 compared to the same period in 1996. The ARDT and ITS acquisitions (discussed in detail under Certain Transactions ) contributed incremental sales of $6,547,067 in the first nine months of 1997. The remaining $291,157 decrease at the Clean Earth unit was primarily due to competitive conditions which caused a reduction in both price and volume.

GROSS PROFIT

Gross profit increased $3,609,112 from $444,206 in the first nine months of 1996 to $4,053,318 in the first nine months of 1997. The acquired businesses in both business segments contributed gross profit of $2,542,666 or 70.5% Of the total increase. The remaining increase was from the Clean Earth unit which experienced reduced depreciation expense from fully depreciated assets and improved operating performance during the comparable period.

The plastic lumber division contributed gross profit of $777,309 most of which came from the acquired RPI and ESP and EPC units. Gross profit increased by $2,831,803 in the environmental recycling division for the first nine months of 1997 over the same period in 1996. The ARDT and ITS acquisitions contributed $1,765,356 or 62.3% Of the increase in the environmental recycling segment's gross margin during this period. In the Clean Earth unit, the existing plant and equipment was substantially depreciated in prior years and consequently, depreciation expense related to these items was lower by $401,393 for the first nine months of 1997. Plant operation costs were $579,115 less than the comparable period which included a reduction in plant fuel of $133,188 and a decrease in transportation costs of $334,027 due to decreases in off-premises hauling, continued success in negotiating fees to offset hauling out expense associated with disposal of cleaned earth as well as increased customer bill back of transportation costs. The remaining reduction was primarily due to reduced plant maintenance costs during the period. The company continued to experience replacement of equipment parts that related to last year's facility fire which were identified and charged to reserves set aside for this purpose.

GENERAL AND ADMINISTRATIVE


General and administrative expenses increased $2,842,235 or 417.3% In the first nine months of 1997 compared to the comparable period quarter in 1996 primarily due to the addition of several acquisitions in both business segments. Acquired businesses (USPL, RPI, ARDT, ITS, ESP and EPC) contributed an additional $2,706,759 to general and administrative expenses. This increase was offset by certain non-recurring expenses in the Clean Earth unit recognized during the first nine months of the previous year.

The plastic lumber acquisitions contributed $2,118,886 to expenses primarily in the area of corporate administrative, sales and marketing expenses. The environmental soil recycling division acquisitions (ARDT and ITS) contributed $587,873 to general and administrative expenses in the nine months of 1997. A payment of $303,000 in management service fees was made to IA Construction, a former owner of Clean Earth, Inc. During the first quarter of 1996. This management fee is no longer paid in the current year and accounts for most of the remaining offset in general and administrative expense for the period.



In June 1997, in exchange for reduction of future salary agreements with the retained officers to terms more favorable to the Company, the Company provided cash consideration equal to $30,000, and accelerated 150,000 additional earn-out shares for total compensation of $123,750. The retained officers salaries were to be increased from a base salary of $50,000 annually to $75,000 and $90,000 annually as certain earn-out targets were reached. Salaries for these officers were increased to $65,000 base compensation without pre-arranged future base salaries.

Interest expense increased $140,542 in the first nine months of 1997 compared to the same period in the prior year directly as a result of debt service acquired with the acquisitions made since December 26, 1996. ARDT was the only entity acquired where no debt existed. Interest in the amount of $58,378 on an unsecured note payable of $1,200,000 to a related party (Schultes, Inc.) (See Certain Transactions) was paid during the nine month period ending September 30, 1997.

The Company experienced a fire at the plant at the end of March 1996. While the fire caused a slight loss of revenue in the first quarter of 1996, the resulting decrease in plant capacity did effect revenues during the summer months of last year. The Company assessed damages and recorded a provision for fire loss of $220,000 as an extraordinary item during the first quarter 1996.

LIQUIDITY AND CAPITAL RESOURCES.

PRIOR FISCAL YEAR.

Cash position increased $66,137 for the twelve months ended December 31, 1995. Cash generated from operating activities was $273,739 and consisted primarily of net income of $514,224 and depreciation and amortization expense of $912,905 (a non-cash item) offset by an increase of Accounts Receivable in the amount of $1,129,648 due to the strong month of December sales. There was a small amount of capital expenditures however, the Company did recognize $200,000 in proceeds from the sale of machinery and equipment during the year. The cash provided by the financing and operating activities was offset by the payment of cash dividends of $400,000.

FISCAL YEAR ENDED DECEMBER 31, 1996.
Total cash decreased $255,916 for the twelve months ended December 31, 1996. Cash from operating activities totaled $1,817,651 and consisted primarily of collections on accounts receivable totaling $646,996, depreciation (a non-cash item) totaling $629,697 and an increase in accounts payable and accrued expenses totaling $436,383 Investing activities totaled $(25,567) and included capital expenditures of primarily plant equipment and heavy machinery of $251,035 which was offset by $225,468 of cash received in the CEI/USPL reverse merger consummated on December 30, 1996 (see Certain Transactions). The cash provided by operating activities was offset by other financing activities that used cash, including payments for the purchase of treasury stock of $1,100,000, and the payment of cash dividends of $948,000 so that the net cash used in financing activities was $2,048,000.

NINE MONTHS ENDED SEPTEMBER 30, 1996. Net increase in cash for the first nine months of 1996 totaled $51,057. Despite a net operating loss of $426,917 during the first nine months of 1996, the Company still managed to generate cash of $1,706,437 from operating activities. This was primarily due to collections of accounts receivable from the end of the busier season totaling $926,114, increases in accounts payable of $409,388 and $526,899 of depreciation (a non-cash item). The cash generated from operating activities was offset by dividends of $948,000 paid by Clean Earth and $1,100,000 paid to Stout Partnership (former owner of Clean Earth) for purchase of treasury stock prior to the consummation of the CEI/USPL reverse merger. The Company also recognized $625,000 in proceeds from borrowings on an available bank line of credit, the proceeds of which were used to purchase treasury stock. The net result of financing activities was $(1,423,000) for the period. Total investing activities during this period were $232,380 invested in capital for equipment.

NINE MONTHS ENDED SEPTEMBER 30, 1997. Net cash generated in the first nine months totaled $757,313 of which $4,880,000 was generated from a private offering of preferred and common stock and was the principal source of capital during this period. An additional $2,015,469 of capital was provided by the issuance of notes payable of which $1,200,000 was issued to Schultes, Inc., a related party (see certain transactions). As of September 30, 1997 notes payable to Schultes, Inc. totaled $1,200,000. Proceeds from issued debt were used to consummate the RPI, ARDT, ESP, ITS and EnviroPlastics acquisitions (see certain transactions) as well as to pay off other notes and an officer loan payable. Total cash provided from financing activities totaled $5,813,827 during the first nine months of 1997. Net cash used in operations was $2,160,071 primarily due to the increase in accounts receivable of $1,625,137 as a result of increased sales entering peak season and increases in accrued expenses primarily due to acquisitions of $960,101 somewhat offset by non-cash depreciation and amortization of $506,568. Allowance for doubtful accounts were 14.4% Of total accounts and notes receivable as of December 31, 1996 compared to 6.3% Of total notes and accounts receivable as of September 30, 1997. Bad debt write-offs during the first nine months were $15,612. The addition of gross accounts receivables from acquisitions was the primary reason for the decline of doubtful account reserve as a percentage of gross notes and accounts receivable. An additional provision for bad debts added to the reserve for doubtful accounts during the first nine months of 1997 for the plastic lumber segment which totaled $59,192. Investing activities included the acquisitions of RPI, ESP, ARDT, ITS and EnviroPlastics Corp. (Discussed in detail in certain transactions) which required $1,492,186 of cash (net of cash received from these subsidiaries). Another $1,886,701 was required for capital expenditures consisting primarily of machinery and equipment for the Tennessee and Wisconsin manufacturing plants and the Clean Earth facility. Cash used in investing activities totaled $2,896,443.

Due to favorable response to the Company's new "Carefree Decking System", the Company has committed to expanding the capacity of the RPI subsidiary. The company will add an additional 15,000 square feet to the existing leased facility and plans to add six new extruders and vacuum calibration systems in addition to the two existing extruders at this site. The estimated cost of this project is $1,000,000 and will be financed through an independent leasing company or bank. The company has access to an additional $1,100,000 from Schultes, Inc. At Federal Reserve prime rate plus 1% and the Company's Clean Earth subsidiary has a commitment for a bank line of credit facility of $1,500,000 at the bank's prime rate plus .5%. As of September 30, 1997 the Company had borrowed $443,406 against this line of credit. In addition, the Company is currently in negotiation for an additional bank credit facility of $4,000,000.

The Company has also committed to building a bio-organic soil recycling facility in Carteret, New Jersey as part of a start-up company named Carteret Biocycle, Inc, which is a wholly owned subsidiary of Clean Earth, Inc. (see Certain Transactions). This facility is expected to be completed in the first quarter of 1998 at an estimated cost of $2,000,000 and will be financed through a conventional bank loan facility.

POSSIBLE FUTURE ACQUISITIONS

The Company continues to seek acquisition candidates that can be vertically integrated into either the recycled plastic lumber or environmental recycling divisions. In the recycled plastic lumber division, targeted companies include manufacturers and distributors of recycled plastic products as well as raw material regrind operations. In the environmental recycling division targeted companies include soil recycling companies including bio-organic methodologies, consulting and construction companies involved in on-site clean-up and potential joint ventures with dredging operations for remediation and disposal of contaminated soils.

While the Company has entered into related party acquisitions in the past, it is not expected to have any further significant dealings with affiliates in the future. At present there are no known affiliates with which the Company intends to negotiate an acquisition nor are there any related entities that will be considered for acquisition in the foreseeable future. If there are dealings with such entities in the future, the parties will attempt to deal on terms competitive in the market and on the same terms either party would deal with a third person. Management will attempt to resolve any conflicts of interest that may arise in favor of the Company.
                                       18

                                    BUSINESS

         U.S. Plastic Lumber Corporation is divided into two divisions; the recycled plastic lumber division, operating under the name U.S. Plastic Lumber Ltd, and the environmental recycling division, operating under the name Clean Earth, Inc. The plastic lumber division is comprised of five wholly owned subsidiaries: Earth Care Products of Tennessee, Inc., which operates a manufacturing plant in Trenton, Tennessee: Earth Care Products of the Midwest, Inc., which operates a sales and assembly facility in Lake Odessa, Michigan; Recycled Plastics Industries, Inc, which operates a sales and manufacturing facility in Green Bay, Wisconsin; Environmental Specialty Products, Inc., which runs a sales and distribution center of recycled plastic products in Guasti, California and EnviroPlastics Corporation, which operates a recycled plastic regrind plant in Auburn, Massachusetts. The Clean Earth division operates a plant in New Castle, Delaware and two environmental construction companies:
Integrated Technical Services, Inc. (ITS), in Winslow, New Jersey and Advanced Remediation and Disposal Technologies, Inc. (ARDT) in Coopersberg, Pennsylvania. As of November 18, 1997, the Company also acquired Waste Concepts, Inc. which provides environmental recycling services, transportation, and beneficial re-use of waste materials. As of January 2 ,1998, the Company also acquired Green Horizon Environmental, Inc., also an environmental recycling services company. In addition, the Company has started Carteret Biocycle, Inc. which is constructing an earth recycling facility in Carteret, New Jersey utilizing a bio-organic methodology of recycling contaminated soils. It anticipates this facility will open during the first quarter of 1998.

         The Company's plastic lumber division manufactures plastic lumber from recycled waste plastic to produce a high quality, long lasting alternative to wood lumber that provides superior performance in outdoor uses and is suitable for most nonstructural applications. By producing a high quality recycled plastic lumber product, the Company conserves natural resources by reducing the need for lumber products made from wood and at the same time reduces the amount of plastic waste streaming into landfills while providing a longer lasting, useful product. The Company's plastic lumber products are intended as an excellent replacement for pressure treated wood lumber, which is injected with toxic chemicals to retard decay and insect infestation. Plastic lumber is not subject to decay or insect infestation and so will outlast wood lumber, especially in applications exposed to moisture. Recycled plastic lumber is environmentally friendly in that it eliminates potential pollution from leaching of such toxic chemicals into the environment.

         The Company's Clean Earth division, which offers environmental recycling services, operates several subsidiaries. Clean Earth of New Castle, Inc. operates a low temperature thermal desorbtion treatment plant that ensures that contaminated soil is decontaminated in accordance with local, state and federal regulations. This thermal treatment process removes petroleum hydrocarbons from the soil and has been recognized by federal and state agencies (including Delaware, New Jersey, New York, Maryland and Pennsylvania) as a cost effective technology for cleaning up the environment. Contaminated solids, soils and construction debris are recycled and reused in construction and industrial applications. The Company's recycling center in New Castle, Delaware is in a prime location for servicing the Northeast and Mid-Atlantic regions, where extensive remodeling and rebuilding of infrastructure and abandoned industrial property is ongoing. This division also operates Carteret Biocycle Corp. which plant will remove petroleum hydrocarbons from soil when it opens in the winter of 1998. The plant is similar to the Clean Earth of New Castle, Inc. (CENC) facility except that its process involves bio-organic removal of petroleum hydrocarbons whereas the CENC facility uses natural gas as the energy source to remove petroleum hydrocarbons from the soil. The remaining environmental recycling subsidiaries are involved in beneficial re-use management of waste products, upland re-use of dredge materials, environmental construction services, and on-site recycling services.

HISTORY AND DEVELOPMENT OF THE COMPANY

         The Company was incorporated in Utah on July 26, 1983, under the name of Front Street Energy, Inc. The Company completed a public offering of its securities in 1983, but had no active business for several years. The Company changed its corporate domicile to the State of Nevada in June 1992 and changed its name to Front Street, Inc. In 1994, the Company acquired all the outstanding stock of Educational Storybooks, Inc. and changed its name to Educational Storybooks International, Inc. The Company subsequently divested itself of Educational Storybooks, Inc. and another subsidiary and had no business operations prior to March, 1996.

         In March, 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), a manufacturer and marketer of recycled plastic products and other recycling services. Pursuant to the Agreement, the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code.

         In April, 1996 the Company acquired all of the assets of DuraTech Industries. DuraTech Industries, in operation since 1986, is a manufacturer of recycled plastic lumber, recycled plastic shapes and value added products located in Lake Odessa, Michigan. This acquisition doubled the Company's recycled plastic lumber sales.

         In December, 1996, the Company completed a reverse triangular merger with Clean Earth, Inc. ("Clean Earth"). Clean Earth has been in operation since 1991, and has treated over 600,000 tons of soil and construction debris that was contaminated with petroleum hydrocarbon wastes, such as fuels, lubricating oils, tars and gasoline. Clean Earth, Inc. now operates all of environmental subsidiaries of the Company.

         In January, 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI), located in Green Bay, Wisconsin. RPI is a manufacturer of specialty profile, recycled plastic lumber products that was formed in 1989. RPI's production process utilizes an automated continuous flow extrusion process with vacuum calibration forming technology. The special products and additional dimensional lumber capacity complement the Company's existing products manufactured at the Tennessee and Michigan plants. The recycled plastic lumber industry is a young, highly fragmented industry with over 30 small manufacturers and many more marketers of recycled plastic lumber products.

         In February, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT). ARDT is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils.

         In March, 1997, the Company acquired Environmental Specialty Plastics, Inc. (ESP), a marketing and distribution company of recycled plastic products in Guasti, California. The Company also manufactures custom signs out of recycled plastic lumber utilizing in house routing equipment and is able to personalize site amenities, such as benches, ash urns and picnic tables, engraving logos and designs into recycled plastic end products. This acquisition provides the Company with a presence on the west coast of the U.S. market.

         In March of 1997, the Company acquired Integrated Technical Services, Inc. (ITS) located in Winslow, New Jersey. The Company is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils similar to the operations of ARDT.

         In June of 1997, the Company acquired EnviroPlastics Corporation, in Auburn, Massachusetts, which operates a recycled plastic processing business which includes the washing, grinding and pelletizing of post-consumer and post-industrial plastic waste. In the subsidiary, an estimated 70% of the $5,230,000 in sales for the year ended December 31, 1996 were from one major customer, Dupont, who was the prime customer for the pelletized, post-consumer feedstock product.

         In June of 1997 the Company formed Carteret Biocycle Inc. as a wholly owned subsidiary of Clean Earth, Inc.. The Company will construct an 80,000 square foot soil recycling facility on a 5-acre leased parcel in Carteret, New Jersey. This facility will recycle contaminated soils utilizing a bio-organic methodology of removing contaminants. The plant will have the capacity to process 240,000 tons of contaminated soil annually.

         In July of 1997, the Company formed a joint venture partnership with Interstate Industrial Corp. of Secaucus, New Jersey to bid on dredge/upland disposal projects. The joint venture company does business as Interstate/U.S. Plastic Lumber Corp. joint venture.
         In November of 1997, the Company acquired Waste Concepts, Inc as a wholly owned subsidiary of Clean Earth Inc.. This subsidiary is primarily involved in removing and transporting large volumes of waste products through the use of subcontractors and consultation on environmental waste issues. This subsidiary has also been actively involved with the beneficial re-use of dredge materials and is a critical component of the Company's plans to expand its operations to include large volume handling of such material.

         In January of 1998, the Company acquired Green Horizon Environmental, Inc. as a wholly owned subsidiary of Waste Concepts, Inc.. This subsidiary is primarily involved in removing and transporting large volumes of waste products through the use of subcontractors and consultation on environmental waste issues. This subsidiary has also been actively involved with the beneficial re-use of dredge materials and ash and is a critical component of the Company's plans to expand its operations to include large volume handling of such material. It operates in the same market area as Waste Concepts, Inc.
CORPORATE STRUCTURE
         U.S. Plastic Lumber Corporation, a Nevada corporation, is a holding company for the Company's wholly owned subsidiaries, U.S. Plastic Lumber Ltd., has been formed to act as a holding company for all operating plastic lumber subsidiaries and Clean Earth, Inc., which owns all operating environmental recycling subsidiaries.

U.S. Plastic Lumber Ltd., A Delaware corporation:
Earth Care Products of the Midwest, Inc., a Florida corporation
Earth Care Products of Tennessee, Inc., a Florida corporation
RPI Acquisition Corp., a Wisconsin corporation
Environmental Specialty Products, Inc., a California corporation
EnviroPlastics Corp., a Massachusetts corporation

Clean Earch Inc., A Delaware corporation:
Clean Earth of New Castle, Inc., A Delaware Corporation
Advance Remediation and Disposal  Technologies,  Inc., a Pennsylvania
  corporation (eff. 12/31/97 merged into Integrated Technical Services, Inc.) Integrated Technical Services, Inc. a Delaware corporation
Carteret Biocycle Corp., a Delaware corporation
Waste Concepts, Inc., a Pennsylvania corporation
Green Horizon Environmental, Inc., a Pennsylvania corporation

PHYSICAL FACILITIES AND EMPLOYEES

         The Company's principal executive offices are located in Boca Raton, Florida. The Company leases approximately 3,265 square feet of office space in a four story office building for which it pays $4,600 per month. The Company has a total of ten employees at the corporate offices in administration and finance.

         One the Company's manufacturing facilities is located in Trenton, Tennessee. The Company leases, with an option to purchase, a 50,000 square foot building for $6,846 per month. The Company employs an average of 20 people at this facility.

         The Company also had a manufacturing facility in Lake Odessa, Michigan which it acquired as part of the DuraTech acquisition. In September, 1997 the manufacturing operations of the Tennessee and Michigan locations were consolidated into a larger facility in Tennessee. The Company still leases 16,000 square feet in Lake Odessa, Michigan, in a separate building at $3,333 per month for twelve months, which houses a fabrication shop and employs an average of 9 people.


         The Company also has a manufacturing facility in Green Bay, Wisconsin which it acquired as part of the RPI acquisition. The Company leases approximately 20,000 square feet of space at $4,432 per month on a five year lease which commenced January 27, 1997, and employs 13 people at this facility. The Company has required the Landlord to construct a 14,000 sq. ft. addition for purposes of expanding the capacity of the plant. Revised Lease terms are being renegotiated at the time of the writing of this document.

         The Company also has a non-hazardous waste processing in New Castle, Delaware which it acquired as part of the Clean Earth acquisition. The Company leases approximately 72 acres of ground on which it has erected the soil decontamination facilities, for a fee of $1 per ton of soil received for treatment, with an annual minimum of $50,000 and a put under which the landowner can require the Company to purchase the property for $750,000 at any time. The Company employs 26 people at this facility.


         The Company has a sales and distribution office located in Guasti, California as a result of the ESP acquisition. The company leases 6,120 square feet of building space as well as 17,427 square feet of outdoor space at a cost of $1,500 per month on a two year lease. The facilities are utilized as office and fabrication space as well as a warehouse. This facility employs an average of five people.


         The ITS subsidiary leases 7,000 square feet of office and utility space on a 3 acre parcel in Winslow, New Jersey at a cost of $ 1,000 per month on a month to month basis. Office space consisting of 3,000 square feet in construction trailers is complemented by a utility structure of 4,000 square feet which is used for light repairs and equipment storage. The Company employs an average of 31 employees of which seven are located at the premises and the remaining generally report directly to job sites.

         The EnviroPlastics Corp. subsidiary leases 33,494 square feet of manufacturing and office space that houses a recycled plastic regrind, washing and pelletizing operation of post consumer and post-industrial plastic waste. The Company leases the property at $18,143 per month on a five-year lease and employs an average of 47 people.

         The Waste Concepts facility leases a two story stand alone office building at $4,000 per month and employs 16 people.

PLASTIC LUMBER DIVISION -

 PRODUCTS

         During the past several years, the Company's plastic lumber division has positioned itself to be a leading manufacturer in the emerging recycled plastic lumber industry in North America. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and many custom engineered profiles and shapes.

         The Company's recycled plastic lumber products are made from 100% recycled, post-consumer and post-industrial plastics and are used for numerous municipal, commercial and residential applications. This non-toxic material is an environmentally friendly alternative to pressure treated lumber and rare woods and provides superior performance for most nonstructural, outdoor applications where traditional wood lumber is subject to moisture damage and rotting. Recycled plastic lumber products offer these unique advantages:

*  50 year limited warranty
*  Environmentally friendly and non-toxic
*  Virtually maintenance free
*  Saves trees and reduces use of exotic rain forest hardwoods
*  Can be worked with conventional tools
*  Aesthetically pleasing wood-like textured surface
*  Splinter proof - never rots
*  Not affected by termites, ants or other wood borers
*  No splitting, cracking or chipping
*  Holds nails and screws 40% better than wood
*  Non absorbent and waterproof
*  No leaching into soil or groundwater
*  Most graffiti easily washes off
*  Does not promote organic growth when wet


         Products built with the Company's recycled plastic lumber have the appearance of freshly stained or painted wood but the longevity and maintenance-free qualities of plastic. Recycled plastic products are an ideal replacement for wood, metal and concrete in numerous applications, including most non-structural exterior functions. Some of the potential applications are:

*  Decking for residential and commercial projects
* Commercial, municipal and residential applications such as park benches, picnic tables, trash receptacles, car stops, planters and ash urns
*  Fencing
* Highway spacer blocks, guardrail posts, sound attenuation barriers and speed bumps
*  Trailer, farm equipment and railroad box car flooring
* Industrial applications such as pallets, walkways in chemical plants, catwalks on factory roofs
*  Sanitary animal pen flooring
*  Railroad ties

* Engineered products such as pier piling cores
* Sea pilings and marine bulkheads



MANUFACTURING

         The Trenton, Tennessee manufacturing facility currently has four closed mold forming extruders and one continuous flow forming extruder. Most of the Company's large profiles are manufactured at this facility, including engineered products such as marine piling cores, retaining wall timbers and prototype products including the railroad cross tie, highway guardrail posts, and highway spacer blocks. This facility also produces lumber in assorted specialty shapes such as bench ends and table legs.

         The fabrication facility in Lake Odessa, Michigan houses the assembly line that fabricates most of the value added products sold by the Company. A regional sales office is also maintained at this location.

         The Green Bay, Wisconsin sales and manufacturing facility operates three extruders that utilize a vacuum calibration continuous flow forming line. This process allows for the manufacture of many special profiles, in any length, that are not able to be produced with conventional roll forming or closed mold systems. A regional sales office is also maintained in this location. The facility will also manufacture the Company's "Carefree Decking Systems", a specialty product used for decks and rail systems in commercial and residential applications.

         The Company's manufacturing process involves proprietary technologies and specialized manufacturing equipment custom built or modified to the company's specifications. The manufacturing process utilizes granulated and/or densified recycled plastic, which in certain cases, contains additives formulated for desired end use characteristics of the product. A key advantage of the process is the ability to utilize plentiful, recycled plastic waste to create a consistent material which can be extruded into a desired shape. While the end product maintains many of the desirable properties of traditional wood materials, it also has superior characteristics such as moisture resistance which give it an advantage over wood for many applications.

         The primary product of the Company's manufacturing process is molded plastic lumber in various sizes ranging from 3/8" x 1", to 10" diameter profiles in various lengths. The Company also markets and sells various engineered or value added products for specific applications, in which the plastic lumber is used to make the finished product.

         The manufacturing process uses 100% recycled plastic raw material and consists of three stages. First, the recycled plastic materials received at the plant are identified and categorized by resin type. These materials are processed through a series of grinding, densifying and other operations to a consistent particle size. The ground plastic resins are then blended with other ingredients such as colorant and UV stabilizers to prepare specific mixes for the products being produced by the plant. Second, the plastics are heated, mixed and compounded into a thick molten composite which is extruded through either closed mold, roll forming or vacuum calibration finishing lines into specified shapes or profiles using equipment specifically designed for processing recycled materials. Finally, the extruded products are cooled in a downstream process, and the resulting profiles are inspected and cut to specific lengths. The product is then ready to be shipped as plastic lumber in sizes and shapes corresponding to standard lumber dimensions. The Company utilizes only recycled polyethylenes and does not use plastics with PVC, toxic chemicals, insecticide or paint residues. The Company's manufacturing process produces no harmful environmental by-products or hazardous waste.

RAW MATERIALS SUPPLY


         The Company obtains approximately 80% of its mixed plastics feedstock through firms who obtain such materials from a large variety of materials recycling facilities, including municipal recycling programs as well as plastics discarded in various industrial and manufacturing processes. Management believes the raw materials feedstock is currently purchased from sources which it believes are dependable and adequate for at least short term manufacturing requirements. Generally the company attempts to maintain raw materials inventory sufficient to supply its manufacturing requirements for approximately two months, and management believes that suitable alternative sources are available in the event of disruption. In the past, the Company has not experienced any significant disruptions or other supply problems. However, the cost of recycled plastics has been subject to significant cyclical market fluctuations over the past several years based on supply and demand. The Company's long term strategy is to contract directly with Municipal Recycling Facilities and industrial plastic manufacturers for long term supply to mitigate the exaggerated fluctuation in pricing and supply that the distributors' influence in the market promotes. At present, the Company has no such contracts in place. Currently the Company purchases its raw material supply from a wide network of vendors, none of which constitute a key supplier or is under contract with the Company. However, no assurances can be given that raw materials will always be available at commercially reasonable prices. Management is generally of the belief that if significant increases in demand for recycled plastics of a lasting nature were to occur, the potential supply of recycled plastics could easily be expanded to meet any lasting increase in demand. Management believes that both supply and demand will continue to increase as public awareness of the need to recycle plastic waste increases. However, any disruption of supply arrangements or significant lasting increases in raw materials prices could have a material adverse effect on the Company's operations.


RESEARCH AND DEVELOPMENT
         Extensive testing of recycled plastic lumber has been performed for the past several years at Rutgers University's Center for Plastics Recycling Research. The Company has been an active participant along with others in the research and development process. Since its formation, the Company has also devoted significant efforts on its own, testing and refining its manufacturing processes, molds and recipes to improve its finished products.
         In May, 1996, after a long period of research and development with the Company, Rutgers University applied for U.S. Patent Protection for its recycled plastic composite railroad cross tie and its related manufacturing technology. These patents, if granted, would be held by Rutgers University, with the Company being the exclusive worldwide licensee for the sale of this and related products pursuant to an agreement the Company has with Rutgers University.

         A group of plastic lumber manufacturers founded the Plastic Lumber Trade Association (PLTA) to promote the benefits of plastic lumber and create proper testing standards. PLTA holds committee meetings three time a year in conjunction with the American Society of Testing & Materials (ASTM). Complete ASTM standards are being established for plastic lumber and preliminary test results are now available from the following institutions:

*        Rutgers University's Center for Plastics Recycling Research
*        University of Massachusetts at Lowell, Dept. of Engineering

*        Batelle, Engineering Mechanics Dept.
*        US Army Corps of Engineers Research Laboratories

        A full set of ASTM standards has been developed and approved for plastic lumber as of July of 1997. This will greatly expand the potential users who are required to meet specifications and standards known to the wood industry. A manual for use of residential decking material is anticipated to be approved as early as 1998.

PROPRIETARY TECHNOLOGY

         Management is generally of the belief that maintaining state of the art technology in its recipes, molds and manufacturing processes and maintaining the proprietary nature of that technology through trade secrecy is more important to maintaining a competitive position in the industry than seeking any legal protections that patents may provide. However, patent protection for technology related to railroad crossties and the process to manufacture them, is currently being sought by Rutgers University, but there is no assurance it will obtain any such protection. The Company has entered into an agreement with Rutgers pursuant to which it has exclusively licensed such technology.

COMPETITION

         There are an over 30 manufacturers of recycled plastic lumber in the United States, of which approximately 22 are members of the Plastic Lumber Trade Association (PLTA). The competition is broken down into two separate categories: plastic lumber manufacturers using strictly high density polyethylene, and manufacturers that use a mixture of high density and other polymers to produce a product that is less expensive.

         The Company primarily uses only high density polyethylene and additives at all of its plants. The major competitors in this segment of the market include Eaglebrook Products, Inc., Chicago, Illinois, Bedford Industries, Worthington, Minnesota; Cycle-Masters, Inc., Sweetster, Indiana and NEW Plastics Corp., Luxemburg, Wisconsin. Management intends to compete with these competitors on the basis of price, quality and service. The two major commingled manufacturers are The Plastic Lumber Company, Inc., Akron, Ohio and Hammer's Plastics Recycling, Iowa Falls, Iowa.

         In all its applications, the plastic lumber manufactured by the Company will also be in direct competition with conventional wood lumber. At present, the principal competitive disadvantage of plastic lumber compared to wood lumber is that it is generally more expensive to purchase. Plastic lumber is comparable in price to high grade cedar and redwood. Although plastic lumber can be more expensive to initially purchase than comparable wood lumber, plastic lumber can substantially outlast wood lumber, particularly in applications where the lumber is exposed to the elements, and can therefore be more cost effective in the long run. Furthermore, management believes that environmental restrictions are presently impeding forestry operations in United States forests. A second factor impeding the use of pressure treated lumber is the toxic leaching characteristics. Chemicals injected into pressure treated lumber contain hazardous constituents which are released into the soil and create potentially toxic and hazardous conditions. Such factors may reduce if not eliminate any price advantage that wood lumber presently has with respect to its initial acquisition cost.

POTENTIAL MARKETS

         By producing a suitable recycled plastic lumber product, the Company conserves natural resources, reduces the plastic waste streaming into landfills and provides a useful product that satisfies this growing market. One of the many major markets for recycled plastic lumber is as a substitute for pressure treated lumber. There are currently a number of states that have either passed laws or have on their legislative agenda, restrictions on the use and disposal of pressure treated lumber. The pressure treating process injects copper, chromium and arsenic (all carcinogens) into the wood to provide a defensive barrier against insect attack. Pressure treated wood has legislative restrictions in some states on its disposal methods which require disposal in toxic waste landfills. Plastic lumber is a safe alternative which is fully recyclable.

         Also, plastic lumber's increased resistance to weathering processes, particularly moisture, makes it an ideal substitute for lumber made from wood in any application in which the lumber is exposed to the elements. The resistance to moisture and other weathering processes gives plastic lumber the ability to outlast wood in such applications by several times.

         In July, 1994 the Company was selected to participate in a cooperative venture with Rutgers University, Norfolk & Southern Railroad, Conrail and the US Army Corps of Engineers Research Laboratories to develop a prototype railroad crosstie made from recycled commingled plastic. Rutgers University has performed extensive tests on many formulas and the Company has developed a prototype that is superior in many ways to the creosote wood crosstie. Norfolk & Southern and Conrail are currently track testing the new prototype. The Company believes it is the only plastic lumber manufacturer participating in this project.

         Presently there are approximately 180,000 miles of railroad track in the United States, with approximately 3,100 crossties per mile or a total of approximately 558,000,000 ties in place. In 1993, 11,300,000 crossties were replaced. The expected useful life of a creosote wood crosstie is 12 years, creating a tremendous demand for the more durable recycled plastic crossties that have an estimated useful life in excess of 50 years. Conditions which shorten tie life are moisture, location relative to curves and switches. Railroads know from extensive experience which locations require highest maintenance and these will be the initial target areas for longer lasting polymer crossties. Based on the replacement rate of 11 million crossties per year, the total potential market for this segment of the business is approximately $700 million annually.

         The Company is currently in the process of developing new products for a variety of uses. These new products include component center cores for a manufacturer of reinforced marine pilings and timbers, flooring for farm equipment and railroad ties. The Company is also working with a supplier to produce a recycled plastic highway guard rail spacer block. The project has received conditional approval from the Federal Department of Transportation
(DOT) and several state DOT approvals. The Company is working with Texas A & M University and the Southwest Research Institute to develop a highway guardrail post to be marketed to DOTs all over the country. The Company has been assigned national stock numbers from the U.S. Defense Construction Supply Center which controls purchasing for all of the U.S. armed forces.

         Although management believes that plastic lumber products are currently suitable for many non-load bearing purposes for which conventional wood lumber is used, the compressive and flexural strength characteristics of plastic lumber are not as suitable as conventional wood lumber for most load bearing applications without additional support; therefore the Company does not intend at present to market its products for structural, framing or general construction purposes.
                                       27

MARKETING STRATEGIES

         The recycled plastic lumber division of the Company is itself divided into four distinct classifications. These divisions are (i) fabricated products, including park and site amenities such as picnic tables, park benches, and trash receptacles; (ii) building products, including decking systems, golf course related products, and standard plastic lumber; (iii) engineered products, including marine piling center cores, highway guardrail spacer blocks, and other engineered products; and (iv) railroad ties.

         Each of these divisions contain a Division Head who reports to a senior corporate officer in charge of Sales and Marketing. This senior corporate officer is also in charge of managing and supporting existing Distributor relationships and developing new Distributor relationships.

         The Company employs Regional Sales Managers to market and sell its products utilizing traditional sources of sales including but not limited to attending trade shows, select advertising, cold calling, customer referrals, and the like. The Company also markets and sells through Distributor relationships; however, it is the Company's policy not to grant any exclusive territory arrangements. The Company is seeking to expand its distribution network nationwide.

         The focus of the Company's selling strategy is the high quality of its product along with superior customer service. The Company also focuses on the benefits of its products including such items as being maintenance free, 100% recycled, environmentally sensitive, aesthetically pleasing in appearance, free from rot and insect infestation, and durable.

         The Company has experienced a seasonal slow-down in the winter months during the past three years but expects to reduce the seasonality of its sales by increasing its marketing efforts in warmer climates of the U.S. during winter months and by adding contracts for custom items which are not as seasonal.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Although the plastic lumber operations do not and are not expected to generate significant quantities of waste materials nor any hazardous substances or result in hazardous emissions, operations are and will in the future be subject to numerous existing and proposed laws and regulations designed to protect the environment from waste materials generally and particularly hazardous wastes and emissions. Management does not believe that its waste disposal practices and manufacturing processes will be in violation of any existing or presently proposed law or regulation or require special handling permits or procedures or otherwise result in significant capital expenditures that would have a material adverse effect on operations. However, there can be no assurance that regulatory requirements will not in the future adversely affect operations or require the introduction of costly additional manufacturing or waste disposal practices.

ENVIRONMENTAL RECYCLING DIVISION -

PRODUCTS & SERVICES

The Company offers a wide array of services in this business line including soil decontamination through either thermal desorption or bioremediation, environmental construction services, upland disposal of dredge materials, environmental transportation services, beneficial re-use management of industrial wastes, and on-site recycling services.

Clean Earth of New Castle, Inc. was founded in 1991 to provide a safe, cost effective and final solution to the environmental problem of dealing with soils and construction debris contaminated with light distillate petroleum hydrocarbons such as diesel fuel, heating fuel, kerosene, jet fuel and gasoline, by decontaminating such soils so they can then be recycled as clean fill. The process essentially heats the contaminated soils in a controlled environment to a point that the contaminants are burned or evaporated out. In 1995, Clean Earth modified its plant to recycle products at higher temperatures (up to 1,100 degrees Fahrenheit), and is now capable of treating soils contaminated with heavier products such as #6 oil, refinery wastes, waste oils and coal distillates such as coal tar. The facility is currently seeking two permit modifications to help reduce costs. One permit modification is seeking to allow the facility to burn waste oil rather than natural gas to fuel the plant in winter months. Natural gas is at its highest cost in winter months and waste oil is at its lowest. The second permit modification has already been approved by the State of Delaware for accepting sewer sludge into the process. The impact of this material in the process will significantly reduce the volume of water consumed by the plant, and increase the volume of clean soil which can be sold.


Carteret Biocycle Corp. was founded in 1997 and anticipates opening its facility for business in February 1998. This facility serves a similar function as Clean Earth of New Castle, Inc., except that its remediates soil contaminated with petroleum hydrocarbons through a bio-organic process. The operational costs for this facility are substantially less than thermal desorption, yet the Company anticipates the "tipping fee" (the per ton fee charged to customers who dispose of their materials at the Company's site) for this facility will be similar to its tip fee at the Clean Earth of New Castle facility. In addition, Carteret Biocycle is strategically located to receive materials by truck, rail or barge. This location is also perfectly suited to receiving dredge materials from the New York harbor, treating the material and then handling and shipping the material for disposition in Pennsylvania strip mines. The Company has positioned itself to be one of very few companies able to take advantage of this new market.


In addition to its plants, the Company has subsidiaries which perform services in environmental construction, on site remediation, transportation services, beneficial re-use of industrial wastes, UST removals, landfill capping, stabilization and treatment of hazardous waste to non-hazardous waste materials, consulting services and other ancillary environmental services. One of the more exciting opportunities for the Company is the beneficial re-use of dredge materials. As of September 1997, the federal government has prohibited off-shore dumping of dredge material. The Company has positioned itself to take advantage of this new market opportunity by finding ways to re-use dredge material mixed with other products to create a grout like substance which can be used for cover material and clean fill. One example of this is the Company has disposal rights granted by the Pennsylvania DEP to utilize dredge material mixed with coal ash or incinerator ash to produce a grout like substance suitable to reclaim strip mines. Strip mines represent a very significant environmental issue for Pennsylvania.

REGULATION

The business of decontaminating or otherwise handling waste materials is highly regulated (Resource Conservation & Recovery-Act, "RCRA" & Comprehensive Environmental Responsibility, Compensation & Liability-Act, "CERCLA"). The generator of the waste is financially and legally responsible for that waste forever, and is strictly liable for the costs of clean up and disposal of such wastes. Placing it in a landfill or mixing it with other materials does not eliminate that liability. Therefore, proper control and tracking of all wastes materials handled by the Company is essential for the Company to avoid any liabilities with respect to such wastes. The Company takes great precaution not only to eliminate, if possible, the liability of its customers, who are the generators of the contaminated soil and debris, but also to maintain proper control and tracking of each waste stream brought which it handles. Once the waste has successfully been treated by one of its two plants, the contamination is destroyed and the liability is virtually eliminated. The product, once treated, is no longer classified as waste, but is a reusable material.

Landfills are a necessary solution for certain hard to treat wastes; but the Company has created an environmentally friendly way to recycle petroleum hydrocarbon contaminated soils, thus saving valuable landfill space for these other needs. Most "recycling" systems merely dilute the contaminated soil by mixing it with clean materials. Clean Earth's technology thoroughly cleans the soils before it is made available for reuse. The best illustration of this crucial point is that all production material to date has been sold as clean fill.

SALES AND MARKETING

As indicated, the environmental recycling Division is involved in a number of markets, including but not limited to remediation of contaminated soil, coal tar, upland disposal of dredge materials and the recycling of sewer sludge and municipal incinerator ash to productive use. Each of these markets is substantial and the markets are tied together via the contracting services arm of Clean Earth. These service companies can remove, provide on site clean-up, and transport these materials to other divisions of the Company for recycling and re-use of the products in an environmentally safe manner.

The Company has recently begun bidding on large contracts to receive dredge material. Previous to September 1997 dredge material from harbors was dumped in the oceans. New federal regulations require upland disposal of this material. Every harbor throughout the country will be faced how to deal with this issue and abide by these new federal regulations. This market is new, and the Company has the permits in place to provide for using the dredge spoils to reclaim abandoned strip mines as opposed to disposing of the material in landfills.

The Company is also expanding the capabilities of its facility in Delaware to process material such as sewer sludge, for which permitting has already been obtained, and municipal incinerator ash. These products are currently landfilled. The Company will process the sewer sludge and recover the nutrients which will be mixed with the clean soil to provide an improved product for resale.

The principal sales and marketing advantage that Clean Earth has over its competitors is a broad range of services allowing customers a one stop shopping concept- not only contracting services but also the facilities to process material. In addition, the Company has a distinct advantage built into its quality control system. Comprehensive disclosure and testing systems ensures proper tracking of material as well as on site testing confirming that only acceptable material is permitted onto its site. Rigorous quality control procedures are essential as they relate to the responsibility and liability in handling of material not only to the Company but also to its customers.

COMPETITION AND BARRIERS TO ENTRY


Clean Earth has several large competitors which provide similar services within the northeast and mid-Atlantic states. These competitors include R-3 Technologies in Bristol, Pennsylvania, TPST in Baltimore, Maryland and SRP in Philadelphia, Pennsylvania. Clean Earth has obtained a permit to clean coal tar materials from DNREC (Delaware Department of Natural Resources and Environmental Control) and believes that this provides a niche market. The nearest competitor with similar capabilities is R-3 Technologies which is approximately 50 miles from the facility.


There are significant barriers to entry for this line of business. First and foremost, the siting, permitting and licensing process is time consuming and costly. Second, there is a large capital investment required to build the plants and purchase the equipment necessary to operate the facility . Additionally, contracts must be awarded to obtain the incoming product as well as contracts to dispose of the material after it has been treated in order to operate an economically feasible facility. Finally, this type of operation requires technically trained individuals to operate and ensure that the facility remains in strict compliance with environmental laws.
PLANT OPERATIONS

         The plant operations facility is operated with a strict commitment to safety, health and environmental issues coupled with a rigorous system of controls, which lends credence to the "Certificate of Destruction and Recycling" issued to each generator.

         The Waste Tracking System process starts before the contaminated soil is accepted at the plant gate. A comprehensive disclosure testing and manifesting system ensures that the solids brought to the facility falls well within the limits of Clean Earth's permits and treatment capacities. This system mirrors the procedures of hazardous waste facilities. Furthermore, Clean Earth runs an EOX test (Extractable Organic Halogens) on every load of material before it is authorized for unloading in the storage buildings. In addition, management runs several spot checks with the comprehensive on-site laboratory:

         GC (Gas Chromatographer) for PCB's (Poly Chlorinated Biphenyls)
         GC for VOC identification (Volatile Organic Compounds)
         GC with a high temperature desorber for THC (Total Hydrocarbons) and Desorption Temperatures EOX analyzer and the screening equipment for fines content

         These tests enable Clean Earth to determine quickly and efficiently that the materials that are received are in accordance with their characterization by the generator. This sizable investment in equipment and personnel protects both the facility and the customers against the possibility of receiving undesirable wastes.

         The storage buildings are large, fully enclosed structures and are built on continuous concrete slabs. Runoffs from the buildings are collected and checked regularly. The buildings are divided into small compartments to maintain a rigorous separation and tracking of each waste stream that minimizes commingling. This mitigates the potential liability to a small quantity in the case an undesirable waste is detected after it has been accepted. This also ties into the sophisticated waste tracking system that mobilizes a network of eight micro-computers so as to monitor each load of material from the time of reception to the treatment test results. These computers function on-line and enables operators to view and analyze, at any time, all the information relative to a given shipment.

         In addition to this set of comprehensive control and recording devices that insure compliance with the various permit requirements, Clean Earth further guarantees the facility's performance by testing the production daily. As recommended in EPA publication #SW846, Clean Earth composites a sample for every 300 tons of production and tests it for BTEX with a GC and for TPH by the EPA 418 method, using an independent State certified laboratory. For coal tars, the treated materials are also tested for PAH's (Polynuclear Aromatic Hydrocarbons) by the EPA 8270 method. It is management's belief that this treatment plant is the first in the industry to control its emissions with a C.E.M. (Continuous Emissions Monitoring) system. Information is collected minute by minute and stored on computers for control purposes; this information is available to both customers and regulators. The property itself is monitored through several monitoring wells, that are tested quarterly. The test results are reported to DNREC.

LIABILITY INSURANCE

         Clean Earth has fully bonded the costs of a closure plan approved by the DNREC. In addition, Clean Earth has secured a total of $7 million of General Liability and of Environmental Impairment Liability insurance coverages. The waste generating companies recycled product is also protected with $1 million single/$2 million aggregate Products and Completed Operations coverage that includes a five year tail coverage.

                                   MANAGEMENT

             EXECUTIVE OFFICERS, DIRECTORS AND SIGNIFICANT EMPLOYEES

         The following table sets forth the directors, executive officers and other significant employees of the Company, their ages, terms of office and all positions. Directors are divided into classes which are elected for staggered terms of four years, and serve until the annual meeting of the year in which the terms expire, or until their successors are duly elected by the stockholders and qualify. Annual meetings are scheduled to be held the second Wednesday of April each year in Boca Raton, Florida. Officers and other employees serve at the will of the Board of Directors.

                                     Term served
Name of Director/Officer   Age      (Term expires)   Positions with the Company
------------------------   ---      --------------   --------------------------

Mark S. Alsentzer          41       May 1994 (2000)  Chairman, President & Chief Executive
                                                     Officer/Director
Bruce C. Rosetto           39                        Secretary/General Counsel
Michael Schmidt            48                        Treasurer/Chief Financial Officer
Raymond J. Kiernan         72       Dec 1994 (1999)  Director
Lester E. Moody            68       May 1996 (1997)  Director
James Blosser              58       Aug 1996 (1999)  Director
Roger Zitrin               49       Nov 1996 (1998)  Director
August C. Schultes III     50       Feb 1997 (2000)  Director
Gary J. Ziegler            49       Feb 1997 (2000)  Director
Stephen M. Groth           39       Feb 1997 (1999)  Director

MARK S. ALSENTZER, CHAIRMAN, PRESIDENT & CEO; Flourtown, Pennsylvania. Mr. Alsentzer has been a principal in the building of three successful businesses which have provided excellent returns to shareholders. As former President of Stout Environmental, Inc. Mr. Alsentzer developed that company from $2 million to $90 million in revenues and 46 to 700 employees. Stout merged with Republic Waste Industries, whose Chairman is Wayne Huizenga, and the net return to Stout's shareholders was $180 million. In addition, Mr. Alsentzer was Director of Cemtech, a company whch grew from $6 to $21 million and was sold to Waste Management for $17 million in 1991. Mr. Alsentzer founded Clean Earth, which is currently a wholly owned subsidiary of the Company and a leading recycler of contaminated soil and debris located in the northeast. Mr. Alsentzer is a Chemical Engineer and has an B.S. from Lehigh University and an MBA from Farleigh Dickenson.

BRUCE C. ROSETTO, SECRETARY AND GENERAL COUNSEL, Boca Raton, Florida. Mr. Rosetto was a partner in a New Jersey law firm; Paschon, Feurey, and Rosetto from 1982-86. In 1986, Mr. Rosetto became Chairman and CEO of Consolidated Waste Services of America, Inc., a fully integrated environmental company, building that company primarily through mergers and acquisitions into one of the largest privately owned environmental companies in New Jersey. In 1994, he became Chairman and CEO of Hemo Biologics International, Inc., a biologic products company. He joined the Company in January, 1997 and his primary responsibilities are acting as General Counsel to the Company, mergers and acquisitions, and providing sales management support. He graduated from LaSalle University in 1979 with a BA Degree in Political Science, and from Villanova University School of Law in 1982, with a JD Degree.

MICHAEL SCHMIDT, TREASURER AND CHIEF FINANCIAL OFFICER - Mr. Schmidt is responsible for the Company's overall financial direction and reporting, accounting operations and accounting controls. Mr. Schmidt has over 20 years of public and private accounting experience including 10 years in the environmental industry. Mr. Schmidt joined the Company on December 1, 1997. Prior to joining the Company, Mr. Schmidt served as Chief Financial Officer of Republic Environmental Systems, Inc., a publicly traded company and a leading environmental service provider, headquartered in Blue Bell, Pennsylvania from 1987-1997. Mr. Schmidt has a Bachelor of Science in Business Administration from Rowan College and is a Certified Public Accountant in the State of New Jersey.

RAYMOND J. KIERNAN, DIRECTOR; Bronxville, New York and Ocean Ridge, Florida. Mr. Kiernan was associated with Merrill Lynch and Co. in various capacities from 1951-1980, ultimately holding the office of Vice President. He was also on the board of directors of Merrill Lynch, Pierce Fenner & Smith, it=s predecessor. During his tenure with Merrill Lynch, Mr. Kiernan was an Allied Member of the NYSE, a Director of Security Traders Association of NY, and was on the Board of Governors of the National Association of Securities Dealers, chairing the trading, marketing, and development committees. In 1980 Mr. Kiernan formed R.J. Kiernan and Associates, a business consulting firm which he operates presently in the capacity of President. Mr. Kiernan presently holds Directorships on the boards of Fleet Bank of New York, Fleet Trust Company of Florida and BCT International. Mr. Kiernan attended Villanova and is a graduate of Iona College with a BA Degree in Finance.


LESTER E. MOODY, DIRECTOR; Fort Lauderdale, Florida, is a member of the Board of Directors, Miami Heart Institute, Board of Directors C&S Bank, President Committee of 100, Board of Directors 100 Club of Fort Lauderdale. He was an automobile dealer for approximately forty years, was on the General Motors President's Dealer Advisory Council, and owned 9 different dealerships, including Pontiac, Cadillac, Buick, Honda and Acura. Mr. Moody attended Christian Brothers College.

JAMES J. BLOSSER, DIRECTOR; Fort Lauderdale, Florida, was the former Executive Vice President and General Counsel of Huizenga Holdings, Inc. In addition, Mr. Blosser served as special counsel to the Miami Dolphins, Florida Panthers and the Florida Marlins. He was formerly a partner in Ruden, McClosky, Smith, Schuster & Russell, P.A., is currently a member of the Florida Bar, New York Bar and the American Bar Association, and is extremely active in community affairs. Mr. Blosser received his J.D. from the University of Miami.

ROGER N. ZITRIN, DIRECTOR; Boca Raton, Florida. Dr. Zitrin was the Founder and President of the Heart Association of Palm Beach County where he was a practicing physician specializing in Cardiology until he retired in 1992. He is presently acting as an independent investor and investment advisor. Dr. Zitrin is the Founder of Florida Medical Laser Corp. and Gold Coast Specialty Lab and Co-founder of Physicians Cardiac Imaging. He is presently acting as a Financial Advisor to Gold Coast Ventures, Inc., and serving as a Board Member of Associated Home Health. Dr. Zitrin is a graduate of Rutgers College of Medicine and Dentistry.

AUGUST C. SCHULTES III, DIRECTOR; Wenonah, New Jersey. Mr. Schultes is Chairman of the Board and CEO of A.C. Schultes, Inc., a contracting and service organization specializing in water well drilling, water and waste water treatment, and pump and motor repair services with offices in Maryland, Delaware and two (2) locations in New Jersey. He is also the Chairman of the Board and CEO of Life Care Institute, a medical diagnostic center with facilities to perform stress tests, CAT scans, MRI scans and physical therapy located in New Jersey. He was also the founder, Chairman of the Board and

CEO of Stout Environmental, Inc., a full service hazardous waste environmental company. Stout merged with Republic Waste Industries in 1992. Mr. Schultes is a graduate of Penn State University and has a BS in Civil Engineering.

GARY J. ZIEGLER, DIRECTOR; Turnersville, New Jersey. Mr. Ziegler is President of Consultants and Planners, Inc., which provides operating services to several water utility companies in New Jersey. Mr. Ziegler is a Professional Engineer and Professional Planner in New Jersey, a Professional Engineer in Maryland, Pennsylvania, Ohio and New York and a member of the American Society of Civil Engineers and the National Society of Professional Engineers. He was President of W.C. Services, Inc. and Vice President of Stout Environmental, Inc. Mr. Ziegler is a graduate of Clemson University with a BS degree in Civil Engineering.

STEPHEN M. GROTH, DIRECTOR, Green Bay, Wisconsin. In addition to his responsibilities as Treasurer of Recycled Plastics Industries, Inc., Mr. Groth is President of Outlet Mall Inc. and CST Investments, Inc., two commercial real estate development companies located in northeast Wisconsin. Mr. Groth has extensive background and experience in small business start up and was instrumental in the start up of Recycled Plastics Industries, Inc. Mr. Groth served as the Tax Director of Terex Corporation, a Fortune 500 company headquartered in Green Bay, Wisconsin, and was a Senior Tax Consultant for Price Waterhouse. Mr. Groth is a graduate of George Washington University with a BA in Accounting, a JD from Marquette University Law School and a MST from the University of Wisconsin - Milwaukee.



The Operations management of the Company is as follows:

MICHAEL A. LUPO - President - Plastic Lumber Division - Mr. Lupo has extensive domestic and international experience in sales, marketing, operations, finance, systems, and stockholders relations serving consumer, industrial and service-oriented businesses. For the past 15 years, he has served as Executive Vice President, Chief Financial Officer and a Director in the Building Products Industry. He has been responsible for directing and negotiating leverage buy outs, mergers and acquisitions, initial public offerings, secondary and follow on offerings. He has also directed listings to NASDAQ,

American and New York Stock Exchanges. Mr. Lupo is a graduate of St. John's University.

The Environmental Recycling Division of the Company is primarily led by the following three individuals.

Michael Goebner is President of two subsidiaries for the Company, Carteret Biocycle Corp., the bioremediation facility, and Clean Earth of New Castle Inc., the thermal desorption facility. He also has substantial experience in industrial waste management, uplands disposal, and regulatory permitting. He has 17 years experience in the environmental recycling business predominately in the New York, New Jersey marketplace. His former experience included work for subsidiaries of Republic Environmental Systems, Inc. as a Lab Technician, Supervisor, Process Control Manager, Hazardous Waste Coordinator/Government Contracts Administrator and Director of Business Development for Waste Conversions, Inc. He also served as the General Manager of Innovative Soil Technologies, Inc. and Vice President/General Manager of Republic Environmental Recycling, Inc.

Steven C. Sands is President of the Waste Concepts subsidiary and his expertise is industrial waste management with experience in all phases of construction and environmental management. Mr. Sands has a B.S. in engineering from Duke University and subsequently completed education at Exxon for environmental engineering for service stations and at Owens Corning for installation of UST systems. Mr. Sands is a pioneer in the beneficial re-use of industrial wastes and dredge materials and has significant experience in transporting waste material.

Theodore Budzynski is President of the Integrated Technical Services subsidiary. His expertise is in environmental construction management and consulting. This subsidiary specializes in environmental recycling and disposal, in situ and ex situ remediation, environmental transportation services, and the handling of many industrial waste products. His former experience was as a Project Manager with Waste Conversions, Inc., Operations Manager for Enroserv, Inc., Vice President and General Manager of Enroserv, Vice President and General Manager of Stout Environmental Company.

EXECUTIVE COMPENSATION

         The following table summarizes executive compensation paid or accrued during the past three fiscal years for the Company's Chief Executive Officer during that period and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during those years.

Summary Compensation Table

                                                                   Long Term Compensation

------------- ------- ------------------------------------- ------------------------ ------------ --------------
                               Annual Compensation                   Awards            Payouts
------------- ------- ------------ --------- -------------- ----------- ------------ ------------ --------------

Name and
Principal                                                               Securities
Position                                     Other Annual   Restricted  Underlying                All Other
                                             Compensation   Stock       Options/     LTIP         Compensation
              Year    Salary($)    Bonus($)  ($)            Awards      SARs (#)     Payouts ($)  ($)
------------- ------- ------------ --------- -------------- ----------- ------------ ------------ --------------
CEO -         1996    107,800                                            955,000(1)
Mark          1995         -0-                                             -0-
Alsentzer     1994         -0-                                             -0-

------------- ------- ------------ --------- -------------- ----------- ------------ ------------ --------------

------------- ------- ------------ --------- -------------- ----------- ------------ ------------ --------------

------------- ------- ------------ --------- -------------- ----------- ------------ ------------ --------------

============= ======= ============ ========= ============== =========== ============ ============ ==============

(1) In 1996 Mr. Alsentzer received 400,000 common stock warrants at the lower of $2.25 per share or a price equal to $1.75 below the market price per share and not less than $.01 based on gross sales exceeding $7,500,000 over any consecutive 12 month period or gross sales of $700,000 per month for three consecutive months whichever occurs first. Mr. Alsentzer also receives an additional 50,000 common stock warrants per year for three years at the lower of $3.50 or market price at date of exercise. Mr. Alsentzer also received an additional 400,000 common stock warrants as an incentive to induce Mr. Alsentzer to enter into an employment agreement with the Company at the lower of (i) $4.00 or (ii) the market price on each employment anniversary date over the next ten years. Mr. Alsentzer also received 5,000 shares of common stock options at $2.50 per share for converting a personal loan owed by the Company into preferred stock.


EMPLOYMENT AGREEMENTS

Mark S. Alsentzer - Chairman, Chief Executive Officer and President. See footnote 1 above.

Bruce C. Rosetto - Vice President and General Counsel/Secretary. Base salary of $100,000. Option to purchase 10,000 shares of common stock at the fair market value of the stock on the date of his employment.


Michael Schmidt - Chief Financial Officer/Treasurer. Base salary of $100,000. Option to purchase 25,000 shares of common stock at the fair market value of the stock on the date of his employment.


Michael Goebner - President of Carteret Biocylce Corp. and Clean Earth of New Castle, Inc. Base salary of $100,000 per annum. He is also provided with a company car. Option to purchase 15,000 shares of common stock at $4.50 per share with another option at the end of his first year of employment to purchase an additional 15,000 shares at the market price of the common stock at the end of the first year of employment. He was also provided an earn out for 5,000 shares of stock based upon meeting certain EBIT criteria,

Steven C. Sands - President of Waste Concepts, Inc. Base salary of $125,000 per annum. He receives $7,200 per year as an auto allowance. He has an option to purchase 10,000 shares of common stock at $6.00 per share. He also has an earn out of 25,000 shares based upon Waste Concepts meeting certain financial performance goals at the rate of 5,000 shares per year for each of the next five years.

DIRECTOR COMPENSATION

Beginning on May 15, 1996, the Board adopted a compensation package for outside directors at 100 shares of common stock for each meeting attended and 60 shares of common stock for each Committee meeting attended not held in conjunction with a regular board meeting.
STOCK OPTION PLAN

          The Board of Directors of the Company has adopted, with the approval of stockholders, a Stock Option Plan (the "Plan"). Under the Plan, the Company has granted options to acquire 120,000 shares of Common Stock to the Company's key employees and officers. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under
Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the Plan. The Plan is administered by the Board of Directors which has determined the persons to whom awards are granted, the number of awards granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

         In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the Plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the Common Stock on the date of grant.

         The Plan may also contain certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d), but excluding certain stockholders of the Company, became the beneficial owners of more than 25% of the Company's outstanding shares of Common Stock.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock by each person who is proposed to serve, currently serves or has served during the past year as a director of the Company, each person (or group of person whose shares are required to be aggregated) known to the Company to be the beneficial owner of more than five percent (5%) of said securities, and all such directors and executive officers of the Company as a group:

                                                  Title of                     Amount and Nature of       Percent
Name and Address                                   Class                       Beneficial Ownership       of Class
----------------                                  --------                    ----------------------      --------
Harold Gebert                                     Common                           461,904 shares           3.0%
David A. Farrow                                   Common                           464,232 shares(1)        3.0%
Mark Alsentzer                                    Common                         6,033,155 shares(2)       37.7%
Raymond F. Darling                                Common                           330,943 shares           2.1%
Robert W. Johnson                                 Common                           103,468 shares           0.7%
Christopher J. Walter                             Common                            68,885 shares           0.4%
Raymond J. Kiernan                                Common                           161,926 shares(3)        1.0%
Eugene Arnold, Jr.                                Common                            98,124 shares(4)        0.6%
Louis H. Jullien III                              Common                           238,781 shares           1.5%
Lester E. Moody                                   Common                           189,196 shares(5)        1.2%
James J. Blosser                                  Common                            99,800 shares(6)        0.6%
Roger Zitrin                                      Common                           336,240 shares(7)        2.2%
August C. Schultes III                            Common                         5,470,522 shares(8)       34.9%
Gary J. Ziegler                                   Common                         5,750,200 shares(9)       36.0%
Stephen M. Groth                                  Common                           291,777 shares           1.9%

All executive officers and directors as a group   Common                         9,309,153 shares          54.8%
(19 persons)

Stout Partnership                                 Common                         5,400,000 shares          34.5%
Lancer Partners, L.P.                             Common                           500,000 shares           3.2%
Michael Lauer                                     Common                            50,000 shares           0.3%
Lancer Voyager Fund                               Common                            50,000 shares           0.3%
Lancer Offshore, Inc.                             Common                           511,111 shares           3.2%
==================================================================================================================

(1) Includes 116,000 shares not presently outstanding which Mr. Farrow presently has the right to acquire through the exercise of outstanding earned options.
(2) Includes 955,000 shares not presently outstanding which Mr. Alsentzer presently has the right to acquire through the exercise of outstanding earned options, 42,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock, and 5,400,000 shares as to which Mr. Alsentzer has shared beneficial ownership, which are held of record by Stout Partnership, a partnership in which Mr. Alsentzer is a principal partner.
(3) Includes 5,000 shares not presently outstanding which Mr. Kiernan presently has the right to acquire through the exercise of outstanding earned options and 7,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.
(4) Includes 5,000 shares not presently outstanding which Mr. Arnold presently has the right to acquire through the exercise of outstanding earned options and 7,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.
(5) Includes 96,278 shares not presently outstanding which Mr. Moody or his wife presently has the right to acquire through conversion of outstanding preferred stock.
(6) Includes 5,000 shares not presently outstanding which Mr. Blosser presently has the right to acquire through the exercise of outstanding earned options and 94,500 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.
(7) Includes 23,170 shares not presently outstanding which Mr. Zitrin presently has the right to acquire through conversion of outstanding preferred stock.
(8) Includes 70,322 shares not presently outstanding which Mr. Schultes presently has the right to acquire through conversion of outstanding preferred stock and 5,400,000 shares as to which Mr. Schultes has shared beneficial ownership, which are held of record by Stout Partnership, a partnership in which Mr. Schultes is a principal partner.
(9) Includes 350,000 shares of common stock not presently outstanding which Mr. Ziegler presently has the right to acquire through the conversion of 50,000 shares of outstanding preferred stock and 5,400,000 shares as to which Mr. Ziegler has shared beneficial ownership, which are held of record by Stout Partnership, a partnership in which Mr. Ziegler is a principal partner.


         The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

         During the past two fiscal years, the Company has entered into several significant acquisitions and other transactions with affiliates. The terms of these transactions were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These are as follows:

On February 1, 1996 the Earth Care Global Holdings acquired certain assets of Earth Care Partners (ECP), a partnership controlled by certain former officers/stockholders (including the former Chairman of the Company) of the Company for a total purchase price of $200,000. In exchange therefore, the partners of ECP received 112,926 shares of the Company's common stock. At December 31, 1996, $113,535 of receivables due from certain partners of ECP was included in accounts and notes receivable. Certain partners of ECP have agreed to pledge 70,579 shares of their holdings in the Company's common stock as collateral for the repayment of such receivables, although such pledge has not been formally perfected. At such time as those shares are registered, such partners have agreed to sell such 70,759 shares and repay the Company. The Company has recorded an allowance equal to the receivable as there are no plans to register such shares at this time. Due to the fact that the then Chairman of the Company was also a partner of ECP, the transaction was negotiated between the Presidents of both companies, neither of whom had a direct interest in the other, although the President of ECP was the son of the former Chairman. In determining the purchase price, the Company considered the fair market value of assets acquired from ECP. In addition, the Company also considered the fact that ECP was the Company's largest distributor, had an established customer base, and would retain three of the partners to establish a national sales office for the parent company. All of these factors as well as the fact that there was no cash outlay required for the purchase of ECP were considered in determining the number of shares eventually issued. In August 1997, one of the former partners of ECP alleged that the Company wrongfully issued shares to certain of the other partners of ECP. The Company responded by appointing an independent board committee to examine the facts surrounding the ECP acquisition. Independent counsel was retained to thoroughly review the ECP transaction to insure that this related party transaction was in fact properly authorized and executed. Independent counsel has reported its findings and made certain recommendations to the independent board committee. Based upon these recommendations, the Company is reviewing its legal remedies and simultaneously therewith, ECP and the Company are currently involved in negotiations to resolve all issues arising out of the ECP acquisition.

         On or about November 5, 1997, Eugene Arnold, Jr. (a former director of the Company), Vernon C. Walker, and R. Wayne Raffety (collectively "Arnold") filed suit in the United States District Court for the Eastern District of Pennsylvania against the Company and former directors David Farrow and Harold Gebert. Arnold's claims arise out of a venture capital loan made by Arnold to the Company on January 12, 1995 (the "Loan"). On that date, Arnold loaned the Company $50,000.00 and, in return, received a Note in that amount executed by Gebert and Farrow, as well as warrants to purchase shares of the Company's stock for a designated period. Arnold subsequently agreed to extend the due date on the Note and forgive past interest and waive the previous grant of warrants from the Company in exchange for Gebert's and Farrow's personal grant of warrants to purchase shares of stock in the Company owned by Gebert and Farrow. The Company paid off the Note when it became due. Arnold contends that at the time that Gebert and Farrow agreed to the grant of warrants of their stock in the Company, Gebert and Farrow, on behalf of either the Company or themselves, also made assurances that Arnold would be protected against any anti-dilution of the shares of stock. The Company disputes Arnold's claim that the Company extended any anti-dilution protection; disagrees with Arnold's concept of "anti-dilution"; and contest Arnold's right to the number of shares sought. The Company is, however, engaging in negotiations with Arnold and is attempting to resolve the matter without protracted litigation. In the event settlement discussions are not successful, the Company shall vigorously defend this matter.

         In March, 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), a manufacturer and marketer of recycled plastic products and other recycling services. Pursuant to the Agreement, the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. The Company also granted to the former Earth Care shareholders earn-out rights with respect to an additional 2,000,000 shares of Common Stock, subject to fulfillment of certain conditions relating to production and net sales. As a condition precedent to the closing of the Acquisition, the Company raised $1,000,000 of capital through an offering of its securities. The offering was completed and the Acquisition closed on or about March 28, 1996. As part of the Acquisition, the Company completed a distribution to common stockholders of Series A and B Warrants. The Company has registered the Shares underlying the Series A Warrants by means of the registration statement of which this prospectus is part. If all the Series A Warrants registered hereby are exercised, of which there is no assurance, the Company would receive an additional $2,375,000 of capital. As a condition to closing the Acquisition of Earth Care, the Company was also required to retire an existing note payable which at March 15, 1996, had a balance due of $699,775 reflecting principal and accrued interest. The note was secured by all assets of Earth Care. The note was retired upon payment of approximately $200,000 (representing approximately $95,000 principal reduction) and by issuing a new note which is not convertible to stock, is not secured by Earth Care assets, was due on December 31, 1996, and was personally guaranteed by certain officers of Earth Care and their spouses. In consideration of becoming personal guarantors on the new note, Harold H. Gebert, David A. Farrow, Raymond F. Darling and Raymond J. Kiernan were issued an aggregate of 32,000 shares of Earth Care (representing 180,682 shares of the Company stock included in the 4,196,316 issued in the Acquisition).

         In April, 1996, the Company acquired all of the assets of DuraTech Industries. DuraTech Industries, in operation since 1986, is a manufacturer of recycled plastic lumber, recycled plastic shapes and value added products located in Lake Odessa , Michigan. The Company paid a total of $41,000 cash and issued 24,772 shares of common stock to the shareholders of DuraTech for a total purchase price of $65,772 which exceeded the fair value of the net assets of DuraTech by $125,423. There were a total of five shareholders of DuraTech who represented 100% ownership of the company none of whom had any relationship to U S Plastic Lumber prior to negotiations. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The fair market value of assets to be acquired was used as a basis for determining a range for negotiating the purchase price. In addition, the intangible value of the sales and operating skills of the officers eventually retained to manage the sales and operations of this facility, the suitablility of the business for vertical integration and the financial condition of DuraTech were also considered in determining the final purchase price. As part of the asset purchase, an earn-out incentive was granted which provides for the issuance of 150,000 additional shares of common stock if DuraTech meets certain production goals for plastic lumber by April 30, 1999. In June 1997, in exchange for reduction of future salary agreements with the retained officers to terms more favorable to the Company, the Company provided cash consideration equal to $30,000, and accelerated the 150,000 additional earn-out shares for total compensation of $123,750. The retained officers salaries were to be increased from a base salary of

$50,000 annually to $75,000 and $90,000 annually as certain earn-out targets were reached. Salaries for these officers were increased to $65,000 base compensation without pre-arranged future base salaries.

         In December, 1996 the Company acquired through a reverse triangular merger, Clean Earth Inc., and subsidiaries. For financial purposes, Clean Earth, Inc. is deemed to be the acquiring corporation and has accounted for the transaction as a reverse merger. The Company tendered 5,400,000 shares of U.S. Plastic Lumber Corp.'s (USPL) common stock for all outstanding shares of Clean Earth, Inc. (CEI). The value of USPL's shares in connection with the reverse merger was $2,538,000 as determined by market transactions. The purchase price exceeded the fair value of assets acquired by approximately $2,810,328 and will be amortized on a straight-line basis over a twenty year period. CEI has been in operation since 1991, and has treated over 600,000 tons of soil and construction debris that was contaminated with petroleum hydrocarbon wastes such as fuels, lubricating oil, tars and gasoline. Clean Earth owns and operates a low temperature thermal desorption plant that can treat and recycle up to 30,000 tons per month of petroleum contaminated soil. The Company issued 5,400,000 shares of common stock to Stout Partnership, the sole shareholder of Clean Earth, and also granted earn-out rights with respect to 2,573,686 shares of Company common stock. Gary Ziegler and August Schultes, two of the principals of Stout Partnership, then became directors of the Company. Mr. Alsentzer, the remaining principal of Stout Partnership, had already assumed the position of President and Chief Executive Officer of the Company prior to merging the two companies. Mr. Alsentzer and the Stout Partnership held a .45% interest in USPL prior to the acquisition. The acquisition was negotiated between Mr. Harold Gebert, former Chairman of the Board of the Company, and Mr. August Schultes, principal of Stout Partnership. The fair market value of the assets of Clean Earth, its financial stability, and the fact that the acquisition required no cash were all considered in the determination of the purchase price.


         On December 31, 1996 and simultaneous to the closing of the Clean Earth merger, the Stout Partnership (owners of Clean Earth, Inc.) extended a note to the Company in the amount of $500,824 at Federal prime rate plus 1%. The proceeds were used to pay off the note payable to Magellan Finance Co which matured on December 31, 1996.

         Clean Earth, Inc. incurred administration and service fees to its stockholders of $500,000 and $450,000 for the years ended December 31, 1996 and 1995, respectively.

         On January 23, 1997 Schultes, Inc., loaned the Company an additional $700,000 at Federal Reserve prime rate plus 1%, the proceeds of which some were used to partially fund the RPI acquisition. The Company has since borrowed additional cash from Schultes, Inc. and as of September 30, 1997 owed $1,200,000 on an unsecured line of credit from Schultes, Inc. at Federal Reserve prime rate plus 1% The total available facility from Schultes, Inc is $2,300,000 and is renewable on an annual basis.

         On January 27, 1997 the Company acquired Recycled Plastics, Inc. (RPI) which was merged into a newly formed wholly owned subsidiary of the Company. RPI is engaged in the manufacture and sale of recycled plastic lumber products with facilities located in Green Bay, WI. The stockholders of RPI received $1,200,000 and 1,000,000 shares of the Company's common stock for a purchase price of $1,675,000 which exceeded the estimated fair value of the net assets of RPI by approximately $1,410,000. The excess was recorded as goodwill and will be amortized on a straight-line basis over a twenty year period. The common stock tendered was valued at $475,000 based upon an independent appraisal. The four officers of RPI represented 100% ownership of the company none of which had any relationship to U S Plastic Lumber Corp. prior to negotiations. The purchase price was negotiated, at arms length, by the CEO of U S Plastic Lumber and the President and Treasurer of RPI. The discounted value of normalized historic net income was calculated to determine a purchase price range. In addition, factors such as the intangible value of "vacuum calibration technology" (not a proprietary technology) which supplemented the Company's product offering, expertise as well as the financial and operational skills of two of the officers to be retained were also considered in negotiating a final purchase price. Subsequent to the purchase of RPI, Steven Groth, the former Treasurer of the company was elected as a director of U S Plastic Lumber, Corp. In addition, Lee Anderson, the former President of RPI was retained by the Company to serve as a Vice President of Manufacturing for the USPL recycled plastic division and entered into a four-year employment agreement with USPL. RPI had sales of $1,395,322 and net income of $281,029 for the year ended December 31, 1996 and management is not aware of any events or conditions that would not allow this operating trend to continue.

         On February 24, 1997, Advanced Remediation and Disposal Technologies, Inc. (ARDT) of Coopersburg, Pennsylvania was acquired by the Company. ARDT is engaged in environmental consulting and construction clean-up of contaminated sites primarily involving water and soils. The stockholders of ARDT received 300,000 shares of the Company's common stock which was valued at $159,000 by an independent appraisal. The purchase price was less than the fair value of net assets by approximately $120,000 and this difference was used to reduce the basis of non-current assets. The shareholders of ARDT were also given a stock earn-out agreement based on pre-tax profits for 1997 and 1998. ARDT's shareholders may be awarded up to a range of 25,000 to a maximum of 75,000 shares of common stock per year based on attainment of pre-tax profit levels in the ARDT subsidiary in 1997 and 1998. The discounted value of normalized historic net income was calculated to determine a purchase price range. In addition, the intangible value of the sales and operating skills of the officers eventually retained as well as the fact that no cash consideration was required in the transaction were considered in the negotiation. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The six officers of ARDT represented 100% of the shareholders of the company and no relationship existed between ARDT or its officers and USPL prior to negotiation. Two key officers of ARDT, John O'Donnell, President and Kevin John, Vice President of ARDT have been retained by the Company to run sales and operations of the ARDT subsidiary and have entered into three-year employment contracts with the Company. Both officers were granted a total of 30,000 options of the Company's common stock for covenants-not-to-compete at the fair market value of the Company's shares as traded on the OTC Bulletin Board as of the close of business on February 24, 1997. ARDT had sales of $2,343,047 and a net income of $217,184 for the year ended December 31, 1996. Management expects improved performance from this unit due to increased sales volume, improved margins and elimination of certain general and administrative expenses during 1997. On December 31, 1997, ARDT was merged into its sister company, Integrated Technical Services, Inc. due to the similarity in services and proximity of operations.

         On March 28, 1997, the Company acquired Environmental Specialty Plastics (ESP), a marketing and distribution company of recycled plastic lumber products in Guasti, California. The shareholders of ESP received $110,000 in cash and 25,150 shares of the Company's common stock for a purchase price of $123,581 which exceeded the estimated fair value of the net assets of ESP by approximately $29,000. The excess was recorded as goodwill and will be amortized on a straight-line basis over a twenty year period. The common stock tendered was valued at $13,581 based upon an independent appraisal. As additional compensation, the Company shall pay shareholders of ESP 5% percent of the ESP subsidiary's gross profit margin each month for a period of 12 months provided net sales exceed $100,000 in each month. The two officers of ESP represented 100% of the shareholders of the company and no relationship existed between ESP or its officers and USPL prior to negotiation. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The fair market value of assets acquired was used to determine a price range for ESP. Factors such as the intangible value of sales and operations expertise of both officers to be retained, gaining a foothold in the California market and the amount of cash consideration required were also considered in negotiating a final purchase price. Both officers of ESP, Elizabeth Head, President and James Chew, Vice President of ESP have been retained by the Company to run sales and operations of the ESP subsidiary and have entered into three-year employment contracts with the Company. ESP had sales of $1,036,303 and net income of $8,332 for the fiscal year ended February 28, 1997. Management is not aware of any factors that would alter continuation of this operating trend in 1997.

         On March 31, 1997, the Company acquired Integrated Technical Services, Inc. (ITS) located in Winslow, New Jersey. ITS is an environmental consulting and construction company which cleans up contaminated sites primarily involving water and soils. The stockholders of ITS received $110,000 in cash, and 185,000 shares of the Company's common stock for a purchase price of $209,900 which exceeded the estimated fair value of the net assets of ITS by approximately $139,000 based upon an independent appraisal. The excess was recorded as goodwill and will be amortized on a straight-line basis over a twenty year period. The four officers of ITS represented 100% of the shareholders of the company and no relationship existed between ITS or its officers and USPL prior to negotiation. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. The discounted value of normalized historic net income was calculated to determine a purchase price range. In addition, the intangible value of the sales and operating skills of the officers eventually retained as well as the amount of cash consideration required in the transaction were considered in the negotiation. Two key officers of ITS, Theodore Budzynski, President and Martin Brubaker, Vice President of ITS have been retained by the Company to run sales and operations of the ITS subsidiary and have entered into five-year employment contracts with the Company. These officers received an additional 47,572 shares of common stock in exchange for two year non-compete agreements after their employment with the Company. The retained officers of ITS were also given a stock earn-out agreement based on pre-tax profits and sales volume for 1997 and 1998. The retained officers may be awarded up to a range of 8,600 to a maximum of 16,000 shares of common stock per year based on attainment of pre-tax profit levels and sales volume in the ITS subsidiary in 1997 and 1998. Both officers were granted a total of 20,000 options of the Company's common stock as an inducement to enter into employment contracts at the fair market value of the Company's shares as traded on the OTC Bulletin Board as of the close of business on April 8, 1997. ITS had sales of $3,905,783 and net loss of $93,751 for the year ended December 31, 1996. Management expects improved performance from this unit due to increased sales volume, improved margins and elimination of certain general and administrative expenses during 1997. ARDT was merged into ITS as of December 31, 1997.

         On June 9, 1997, the Company formed Carteret Biocycle Corporation, a wholly owned subsidiary of Clean Earth, Inc. This start-up company will construct a recycling facility in Carteret, New Jersey that will recycle contaminated soils utilizing a bio-organic recycling methodology. The Company has entered into a 30-year ground lease with two additional 10-year options on a 5-acre parcel of land in Carteret, New Jersey at a rental cost of $210,000 per year during the initial 30-year rental period. The Company will construct an 80,000 square foot recycling facility at an estimated cost of $2,000,000. The Company simultaneously entered into a License and Operating Agreement with S D& G Aggregates, Inc. who holds a license to operate a recycling operation on the subject rental property. The Company also has right of first refusal to lease the adjacent 17-acre parcel. The recycling facility is expected to be operational by first quarter of 1998 and will have the capacity to treat an estimated 240,000 tons annually. This is an estimate of the plant's potential capacity and there can be no assurances that these results may be achieved or that the plant will operate at full capacity year round.

         On June 30, 1997, the Company acquired EnviroPlastics Corp., (EPC) a recycled plastic raw material regrind operation in Auburn, MA. The stockholders of EPC received 280,000 shares of the Company's common stock which exceeded the estimated fair value of the net assets of EPC by approximately $1,455,000. The excess was recorded as goodwill and will be amortized on a straight-line basis over a twenty year period. The common stock tendered was valued at $630,000 based upon the most recent market transactions completed for the Company's common stock. The officers of EPC represent 100% of the shareholders of the company and no relationship exists between the company or its officers and USPL. The purchase price was negotiated, at arms-length, primarily between the Presidents of both companies. In addition, the intangible value of the sales and operating skills of the officers who were retained as well as the suitability of vertical integration of this business with the Company were considered in the negotiation. Two key officers of EPC, Bruce Fortin, President and Franco Previd, Vice President were retained by the Company to run sales and operations of the subsidiary and entered into five-year employment contracts with the Company. Both officers received 12,500 shares of the Company's commons stock each in exchange for non-compete agreements for two years after their employment with the Company. EPC had sales of $5,229,915 and net income of $1,502,010 for the year ended December 31, 1996 which included extraordinary income from the forgiveness of debt totaling $1,807,230. The Company purchased EPC understanding that a significant investment in relocation expenses to a larger facility of an estimated $500,000 as well as additional machinery and equipment of $300,000 will be required in order to achieve operating throughput in sufficient quantity to achieve potential future earnings.

         On July 17, 1997 the Company formed a joint venture partnership with Interstate Industrial Corp. of Secaucus, New Jersey. The Company, identified as Interstate Industrial Corp./USPL Joint Venture was formed to bid on dredge/upland disposal projects. The Company was recently low bidder on a $4,700,000 dredge/disposal contract over a one year period and is awaiting award of the contract.

         On July 23, 1997 the Company agreed, in principle, to purchase certain assets of Tri-Max Lumber, Inc. a manufacturer of recycled plastic lumber products in New York approved for certain structural uses. Consummation of the acquisition is subject to a number of conditions including, but not limited to, the renegotiation of the terms of certain liabilities and results of due diligence. Due to the contingencies involved, the Company cannot predict whether or when the acquisition will be consummated.

         On November 18, 1997 the Company acquired 100% of the outstanding shares of Waste Concepts, Inc Waste Concepts, Inc. is in the environmental recycling construction, service and consulting business. The stockholder of WCI received $175,000 in cash at Closing plus 400,000 shares of the Company's common stock. The common stock was valued based upon the most recent market transactions completed for the Company's common stock at $900,000 for a total purchase price of $1,075,000 which exceeded the estimated fair value of WCI by approximately $1,039,000. The excess was recorded as goodwill which will be amortized on a straight-line basis over a twenty year period. The purchase price was negotiated, at arms length, primarily between the Presidents of both companies. In addition, the intangible value of the sales and operating skills of the President of WCI who was retained, as well as the suitability of vertical integration of this business with the company and management's knowledge of the dredging business were considered in the negotiation. The stockholder, Steven C. Sands, has also received a five year employment agreement with the Company. The stockholder also received an earn-out compensation package which awards him with 5,000 shares of stock for each of the next five years in the event Waste Concepts, Inc. meets certain EBIT levels. Finally, the stockholder will receive royalty compensation, based upon certain events occurring, at a set fee based upon tonnage volumes of waste received at a facility to be operated by Browning Ferris Industries at the Company's property in Carteret, New Jersey. WCI had sales of $4,814,731 and net loss of $33,502 for the year ended December 31, 1996. Management expects improved performance from this unit due to increased sales volume and improved margins during 1997.

         In November 1997, the Company executed an agreement to acquire 25% of the outstanding shares of Consolidated Technologies, Inc. , "CTI", ( a start-up company) with an option to buy the remaining 75% interest in CTI. CTI is in the process of obtaining a final contract with the Pennsylvania Department of Environmental Protection to permit CTI to use dredge materials mixed with ash to create a grout like substance to reclaim strip mine property at a designated site in western Pennsylvania. This permit is an important link in the Company's ability to competitively bid on large contracts to receive dredge material. Steven C. Sands, the sole shareholder of Waste Concepts, Inc. at the time of the Closing of that acquisition by the Company, is a 20% shareholder of CTI. Michael Roscoe, an employee of Waste Concepts, Inc., owns 5% of CTI. The shareholders of Green Horizon Environmental, Inc., Timothy Fogerty and Al Silkroski, together own 25% of CTI.


         On January 2, 1998, the Company acquired Green Horizon Environmental, Inc. (GH) in a stock purchase transaction. The Company tendered 50,000 shares of common stock of the Company. The common stock was valued at a total purchase price of $112,500 which approximated the estimated fair value of the net assets acquired. GH had sales of $281,600 and a net loss of $17,942 for the year ended December 31, 1996. Management expects improved performance from this unit due to increased sales volume and improved margins during 1997.


         The Company also leases other office space and manufacturing facilities from entities controlled by individuals who are stockholders. The Company leased a small office in Blue Bell, Pennsylvania at a monthly rental of $1,173 on a month to month basis, which lease term is ending on December 31, 1997. Harold Gebert is a 21% owner of the building in which the office is located. The Company previously leased the manufacturing facility located in Tennessee from the entity from which the Company acquired the assets used in such manufacturing operation, and the owners of which became stockholders of the Company in such acquisition. The Company has terminated this lease and relocated its facility into a larger rented facility in a nearby Tennessee location. The Company's RPI subsidiary leases approximately 20,000 square feet of office and manufacturing space at a cost of $4,432 per month from Plastic Properties, LLC. The lease provides for minimum rentals of $265,945 through December 31, 2001 with an option to renew for an additional 5-year terms. Lee Anderson, Vice President of Operations of RPI and Steven Groth, Company Director are principal shareholders in Plastic Properties, LLC. This lease is being renegotiated as the Company has required the Landlord to expand the building by 14,000 square feet to allow the Company to expand its equipment capacity at that facility.

CONFLICTS OF INTEREST

         Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

         Management will attempt to resolve any conflicts of interest that may arise in favor of the Company.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

         The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

         The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Additional Information."

COMMON STOCK

         The Company is presently authorized to issue 50,000,000 shares of $.0001 par value common stock. The Company presently has 15,652,790 shares of common stock outstanding. The Company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the Shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

         The holders of common stock, including the Shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable, except as set forth relative to the Earth Care Partners transaction discussed in the Certain Transactions section. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.


PREFERRED STOCK

         The Company is also presently authorized to issue 5,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

         The Board of Directors of the Company has designated 250,000 shares as Series A Preferred Stock, with a 10% cumulative stock dividend, payable semiannually on March 31 and September 30 of each year, commencing on September 30, 1996, at a rate of 10% per annum. The Company has issued 209,207 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible:
(i) at the option of the holder into Common Stock of the Company at the rate of seven (7) shares of Common Stock for each share of Series A Preferred Stock, and
(ii) mandatorily converted into Common Stock on the date on which a Registration Statement, which is filed with the U.S. Securities and Exchange Commission and would yield proceeds to the Company in excess of $10 million, is declared effective by the SEC. The Series A Preferred Stock is subject to redemption by the Company at its option at any time commencing from the date of issue of such Series A Preferred Stock at a price of $25.00 per share. In the event of any liquidation, after payment of debts and other liabilities, the stockholders of Series A Preferred Stock will be entitled to receive, before the stockholders of any Common Stock, the stated value of $20 per share. None of the Series A Preferred Stock issued has been converted into Common Stock of the Company or redeemed by the Company as of the date hereof.

SERIES A AND SERIES B WARRANTS

     At the same time that the Company distributed the Series A Warrants, it also distributed Series B Warrants, so the Company now has 950,000 Series A and 950,000 Series B common stock purchase warrants (the "Warrants") outstanding. The Warrants are exercisable at $2.50 per share for the Series A Warrants and $4.50 per share for the Series B Warrants, at any time prior to June 30, 1998, subject to effectiveness of registration of the Warrants and underlying shares.

                  (a) The Company may redeem all or a portion of the Warrants, in each case at $.01 per warrant upon 30 days' prior written notice to the warrant holders in the event the Closing bid price of the Company's common stock exceeds or equals $4.00 per share for 20 consecutive trading days, then the Series A Warrants can be redeemed and if the price equals or exceeds $6.00 then the Series B Warrants may be redeemed. The warrants may only be redeemed if a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his Warrants prior to the Redemption Date, as set forth on the Company's Notice of

         Redemption, will forfeit his right to purchase the shares of Common Stock underlying such Warrants, and after such Redemption Date any outstanding Warrants referred to in such Notice will become void and be canceled. If the Company does not redeem such Warrants, such warrants will expire at the conclusion of the exercise period unless extended by the Company.

                  (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. The Company does not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

                  (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, warrant holders will not be entitled to participate in the assets of the Company. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

                  (d) The Warrants may be exercised by surrendering to the Company, a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

                  (e) The Warrants are not exercisable until the Warrants and the shares of Common Stock underlying the Warrants are registered. The Company has agreed to file with the Commission a registration statement with respect to the issuance of such shares underlying the Warrants. The effective date of such registration will be the "Commencement Date" for determining the exercise period of such Warrants. The Company will also seek to register or qualify the Common Stock issuable upon the exercise of the Warrants under the Blue Sky laws of all states in which holders of the Warrants may reside.

                  (f) The Warrants are deemed to be "restricted securities" in a manner similar to the definition of that term used in Rule 144 and will only be transferable, prior to registration, upon a showing to the satisfaction of the Company that the transfer is exempt from the registration provisions of the Securities Act of 1933. The Warrants are stamped with a restrictive legend.

TRANSFER AGENT

         The transfer agent for the Company is Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

ANNUAL REPORTS

         The Company intends to furnish annual reports to shareholders which will contain financial statements audited by independent certified public accountants and such other interim reports as the Company may determine.

DIVIDEND POLICY

         The Company has not paid any cash dividends on common stock to date and does not anticipate paying cash dividends on common stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. The Company does intend to pay stock dividends on its preferred stock in accordance with the terms thereof.

EARN-OUT SHARES AND OPTIONS

         Pursuant to various agreements entered into between the Company and the former shareholders of Earth Care, Clean Earth, ARDT, ITS and EPC as part of the acquisitions of those companies, up to a total of 4,842,186 shares of the Company's Common Stock is subject to the right of such shareholders to receive such stock under certain conditions relating to earnings, sales or production levels reached by the Company or by the entities which these person were formerly shareholders of.

         The Earth Care Historical Shareholders are entitled to receive on a pro rata basis an aggregate of 2,000,000 additional shares of the Company's common stock at any time prior to December 31, 2000, in the event that Earth Care, on a consolidated basis, reaches production or sales of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months.

         The Clean Earth Historical Shareholders are entitled to receive on a pro rata basis an aggregate of 2,573,686 additional shares of the Company's common stock at any time prior to December 31, 2000, in the event that the Company, on a consolidated basis, reaches production or net sales of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months.

         The ARDT Historical Shareholders are entitled to receive on a pro rata basis an aggregate of up to 87,500 additional shares of the Company's common stock during 1997 and 1998 in the event that ARDT reaches certain specified levels of profits as defined in the agreement during each of those years. Upon issuance the Company will record compensation expense equal to the current market value of the shares.

         Two key operating officers at ITS are entitled to receive an aggregate of up to 16,000 additional shares of the Company's stock during 1997 and 1998 in the event that ITS reaches certain specified levels of sales and profits, as defined in the acquisition agreement, during each of those years. Upon issuance the Company will record compensation expense equal to the excess of the then current market value over the $5.00 per share exercise price.

         Two key operating officers of EnviroPlastics Corp. have been granted options to purchase an aggregate of up to 90,000 shares on a pro rata basis of the Company's common stock at an exercise price of $5.00 per share during 1997, 1998 and 1999 provided certain specified levels profits as defined in the agreement during each of those years.

         The stockholder of Waste Concepts, Inc. has been provided with the right to earn additional shares of the Company's stock equal to 25,000 shares over the next five years in the event Waste Concepts, Inc. meets certain EBIT levels during each of those years.

         The stockholders of Green Horizon Environmental, Inc. have been provided with the right to earn additional shares, not to exceed 12,500 shares per year for each of the next four years, based upon EBIT for each of those years.

OTHER OUTSTANDING OPTIONS

         The Company has reserved 353,684 shares of the Company's common stock for issuance upon exercise of an option held by a former creditor of Earth Care (the "Magellan Option"). The option is exercisable at an aggregate amount of $626,021 for all 353,684 shares, with the option expiring as to 117,895 shares on December 31, 1997 (these shares have been exercised by shareholder and consideration has been paid to the Company), 117,895 shares on December 31, 1998 and 117,894 shares on June 30, 1999. In the event the Magellan Option is not exercised in whole or in part, then those shares reserved for the Option shall be issued on a pro rata basis to the persons who formerly were shareholders of Earth Care at no cost, in proportion to the Earth Care shares they owned immediately prior to closing the Acquisition.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 15,652,790 shares of the Company's common stock outstanding prior to the exercise of any Warrants, 1,808,506 shares are freely tradeable or eligible to be sold in the public market that exists for the Common Stock. In addition, the 950,000 shares of Common Stock underlying the Series A Warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market prices of the Common Stock in any such market.

                              PLAN OF DISTRIBUTION

         This Prospectus and the registration statement of which it is part relate to the offer and sale of 950,000 shares of Common Stock of the Company underlying Series A Warrants. The securities registered hereby include 950,000 shares of Common Stock issuable upon the exercise of the Series A Warrants at an exercise price of $2.50 per share. The Series A Warrants were recently distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of March 18, 1996. By their terms, the Warrants were not exerciseable and did not constitute an offer by the Company to sell the Shares prior to the date of this prospectus. The Warrants are now exerciseable until June 30, 1998.

         The offering will be managed by the Company without an underwriter, and the Shares will be offered and sold by the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

         There is no assurance that all or any of the Shares will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of Warrants will be exercised. All funds received upon the exercise of any Warrants will be immediately available to the Company for its use.

EXERCISE PROCEDURES

         Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America by wire transfer or check payable to the order of "U.S. Plastic Lumber Corp."

         All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying Common Stock. It is presently estimated that certificates for the shares of Common Stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                                  LEGAL MATTERS

         To the knowledge of management, there is no material litigation pending against the Company except as disclosed the Certain Transactions section of this registration document. The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                                     EXPERTS


         The consolidated financial statements as of December 31, 1996 and for the years ended December 31, 1996 and 1995 of the Company, the consolidated financial statements as of and for the years ended December 31, 1996 and 1995 of Clean Earth, Inc. and subsidiaries, Advanced Remediation and Disposal Technologies, Inc. and Recycled Plastic Industries, Inc., and the financial statements as of and for the year ended December 31,1996 of Waste Concepts, Inc. and Integrated Technical Services, Inc. included in this Prospectus have been audited by Kuntz Lesher Siegrist & Martini, LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance on such reports given upon the authority of that firm as experts in accounting and auditing.


         The December 31, 1996 and 1995 financial statements of EPC included in this Prospectus have been audited by Love, Bollus, Lynch & Rogers, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS




U.S. Plastic Lumber Corp. and Subsidiaries
         Audited Financial Statements as of December 31, 1996 and for the years ended December 31, 1996 and 1995

         Unaudited Financial Statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996

         Pro Forma Balance Sheet as of September 30, 1997 (unaudited) and Pro Forma Statements of Operations for the nine months ended September 30, 1997 (unaudited) and for the year ended December 31, 1996 (unaudited)

Clean Earth, Inc. and Subsidiaries
         Audited Financial Statements as of and for the years ended December 31, 1996 and 1995

Recycled Plastics Industries, Inc.
         Audited Financial Statements as of and for the years ended December 31, 1996 and 1995

Advanced Remediation and Disposal Technology, Inc.
         Audited Financial Statements as of and for the years ended December 31, 1996 and 1995

Integrated Technical Services, Inc.
         Audited Financial Statements as of and for the year ended December 31, 1996

Waste Concepts, Inc.
         Audited Financial Statements as of and for the year ended December 31, 1996

EnviroPlastics Corporation
         Audited Financial Statements as of and for the years ended December 31, 1996 and 1995

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                       -----------------------------------
                       KUNTZ LESHER SIEGRIST & MARTINI LLP
                       -----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                             215 S. CENTERVILLE ROAD
                                 P. O. BOX 8408
                               LANCASTER, PA 17604
                                  (717)394-5666
                                FAX (717)394-0693


                         INDEPENDENT ACCOUNTANTS' REPORT



To the Stockholders
U.S. Plastic Lumber Corp. and Subsidiaries
Boca Raton, Florida


        We have audited the accompanying consolidated balance sheet of U.S. Plastic Lumber Corp. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31,1996 and 1995. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Plastic Lumber Corp. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.




                                    /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                    KUNTZ LESHER SIEGRIST & MARTINI LLP
                                    CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
December 18, 1997

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1996



             ASSETS

CURRENT ASSETS
       Cash and cash equivalents                                                   $  854,290
       Receivables:
         Trade, net of allowance for doubtful accounts of $148,744                  1,559,463
         Affiliate, net of allowance for doubtful accounts of $113,535                     --
         Insurance settlement                                                         455,000
       Inventories                                                                    486,978
       Prepaid expenses and other current assets                                       99,462
                                                                                   ----------
             TOTAL CURRENT ASSETS                                                   3,455,193

Property and equipment, net                                                           935,718
Intangible assets                                                                   2,810,328
Other assets                                                                            9,655
                                                                                   ----------
             TOTAL ASSETS                                                          $7,210,894
                                                                                   ==========

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Notes payable, current portion                                              $  707,582
       Payables:
         Trade                                                                      1,065,081
         Stockholder                                                                  200,000
       Accrued expenses                                                               701,257
       Deferred revenue                                                               162,819
       Other liabilities                                                               27,654
                                                                                   ----------

             TOTAL CURRENT LIABILITIES                                              2,864,393

Notes payable, net of current portion                                                   6,730
                                                                                   ----------

             TOTAL LIABILITIES                                                      2,871,123
                                                                                   ----------

STOCKHOLDERS' EQUITY
       10% Convertible preferred stock, par value $.001; authorized 5,000,000 shares; issued and outstanding 74,970 shares at December 31, 1996
         (aggregate liquidation
         preference of $1,499,400)                                                         75
       Common stock par value $.0001, authorized 50,000,000
         shares; issued and outstanding 11,672,349 shares                               1,167
       Additional paid-in capital                                                   4,436,758
       Accumulated deficit                                                            (98,229)
                                                                                   ----------

             TOTAL STOCKHOLDERS' EQUITY                                             4,339,771
                                                                                   ----------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $7,210,894
                                                                                   ==========



-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                   Year Ended
                                                                  December 31,
                                                           ----------------------------
                                                               1996             1995
                                                           -----------       ----------
Net sales                                                  $ 4,741,939       $6,043,963

Cost of goods sold                                           3,721,508        4,116,721
                                                           -----------       ----------

             GROSS PROFIT                                    1,020,431        1,927,242

General and administrative expenses                          1,311,155        1,103,018
                                                           -----------       ----------

             OPERATING INCOME (LOSS)                          (290,724)         824,224

Interest income                                                 53,156               --
Interest expense                                                (8,397)              --
                                                           -----------       ----------

             INCOME (LOSS) BEFORE PROVISION FOR
               (BENEFIT FROM) INCOME TAXES AND
               EXTRAORDINARY ITEM                             (245,965)         824,224

Provision for (benefit from) income taxes                      (65,691)         310,000
                                                           -----------       ----------

             INCOME (LOSS) BEFORE EXTRAORDINARY  ITEM         (180,274)         514,224

Extraordinary item - gain on involuntary conversion
  (net of income taxes of $44,500 for the year ended
  December 31, 1996)                                            66,859               --
                                                           -----------       ----------

             NET INCOME (LOSS)                             $  (113,415)      $  514,224
                                                           ===========       ==========

Primary earnings (loss) per share:
       Income (loss) before extraordinary item             $      (.03)      $      .06
       Extraordinary item                                          .01               --
                                                           -----------       ----------

             NET INCOME (LOSS)                             $      (.02)      $      .06
                                                           ===========       ==========

Weighted-average number of shares outstanding                6,696,805        7,714,286
                                                           ===========       ==========


-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                                         CONVERTIBLE
                                                       PREFERRED STOCK            COMMON STOCK
                                                       ----------------    -----------------------
                                                       SHARES    AMOUNT       SHARES        AMOUNT
                                                       ------    ------    ----------      -------
Balance, December 31, 1994, as originally reported         --     $--             100      $   100
Restatement for new capital structure acquired
  with the merger of U. S. Plastic Lumber Corp.
  (see Note 2)                                             --      --       7,714,186          671
                                                       ------     ---      ----------      -------

Balance, December 31, 1994, as restated                    --      --       7,714,286          771

Cash dividends paid                                        --      --              --           --
Net income                                                 --      --              --           --
                                                       ------     ---      ----------      -------

Balance, December 31, 1995                                 --      --       7,714,286          771

Purchase and retirement of treasury stock                  --      --      (2,314,286)        (231)
Cash dividends paid                                        --      --              --           --
Merger with U.S. Plastic Lumber Corp.
  (see Note 2)                                         74,970      75       6,272,349          627
Net loss                                                   --      --              --           --
                                                       ------     ---      ----------      -------
Balance, December 31, 1996                             74,970     $75      11,672,349      $ 1,167
                                                       ======     ===      ==========      =======

                                                          ADDITIONAL         ACCUMULATED
                                                        PAID-IN CAPITAL   EARNINGS (DEFICIT)       TOTAL
                                                        ---------------   ------------------    -----------
Balance, December 31, 1994, as originally reported        $ 2,999,900         $ 848,962         $ 3,848,962
Restatement for new capital structure acquired
  with the merger of U. S. Plastic Lumber Corp.
  (see Note 2)                                                   (671)               --                  --
                                                          -----------         ---------         -----------

Balance, December 31, 1994, as restated                     2,999,229           848,962           3,848,962

Cash dividends paid                                                --          (400,000)           (400,000)
Net income                                                         --           514,224             514,224
                                                          -----------         ---------         -----------

Balance, December 31, 1995                                  2,999,229           963,186           3,963,186

Purchase and retirement of treasury stock                  (1,099,769)               --          (1,100,000)
Cash dividends paid                                                --          (948,000)           (948,000)
Merger with U.S. Plastic Lumber Corp.
  (see Note 2)                                              2,537,298                --           2,538,000
Net loss                                                           --          (113,415)           (113,415)
                                                          -----------         ---------         -----------
Balance, December 31, 1996                                $ 4,436,758         $ (98,229)        $ 4,339,771
                                                          ===========         =========         ===========



-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           Year Ended
                                                                                          December 31,
                                                                                 -----------------------------
                                                                                     1996              1995
                                                                                 -----------       -----------
Cash flows from operating activities:
     Net income (loss)                                                           $  (113,415)      $   514,224
                                                                                 -----------       -----------
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
         Depreciation and amortization                                               629,697           912,905
         Provision for losses on accounts and notes receivable                        21,704            (5,000)
         Write-off of abandoned and fire damaged property and equipment               68,085                --
         Gain on sale of assets                                                           --           (84,500)
         Deferred income taxes                                                       121,300          (120,000)
         Increase (decrease) in cash due to changes in operating assets and liabilities, net of effects of acquisition:
             Accounts receivable                                                     646,996        (1,129,648)
             Inventories                                                             (39,630)           (6,074)
             Prepaid expenses and other current assets                                72,767            40,914
             Accounts payable                                                        243,363          (217,385)
             Accrued expenses                                                        193,020           179,248
             Deferred revenue                                                        (26,236)          189,055
                                                                                 -----------       -----------
                  Total adjustments                                                1,931,066          (240,485)
                                                                                 -----------       -----------

                  NET CASH PROVIDED BY OPERATING ACTIVITIES                        1,817,651           273,739
                                                                                 -----------       -----------

Cash flows from investing activities:
     Capital expenditures                                                           (251,035)           (7,602)
     Proceeds from sale of property and equipment                                         --           200,000
     Cash received in acquisition                                                    225,468                --
                                                                                 -----------       -----------

                  NET CASH PROVIDED BY (USED IN)
                    INVESTING ACTIVITIES                                             (25,567)          192,398
                                                                                 -----------       -----------

Cash flows from financing activities:
     Dividends paid                                                                 (948,000)         (400,000)
     Payment for purchase of treasury stock                                       (1,100,000)               --
                                                                                 -----------       -----------

                  NET CASH USED IN FINANCING  ACTIVITIES                          (2,048,000)         (400,000)
                                                                                 -----------       -----------

                  NET INCREASE (DECREASE) IN CASH AND
                    CASH EQUIVALENTS                                                (255,916)           66,137

Cash and cash equivalent - beginning of year                                       1,110,206         1,044,069
                                                                                 -----------       -----------

                  CASH AND CASH EQUIVALENTS - END OF YEAR                        $   854,290       $ 1,110,206
                                                                                 ===========       ===========


-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS


                  U.S. Plastic Lumber Corp. and its subsidiaries are engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste and the recycling of soils which have been exposed to hydrocarbons. The Company's plastic lumber customers are located throughout the United States. The Company's soil recycling customers are located primarily in the Northeastern United States.

         PRINCIPLES OF CONSOLIDATION

                  The accompanying consolidated financial statements include the accounts of U.S. Plastic Lumber Corp. and its wholly-owned subsidiaries Earth Care Products of America, Inc., Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Earth Care Products of New Jersey, Inc., Clean Earth, Inc., Clean Earth of New Castle, Inc., Clean Earth In-Situ, and Delaware Improvement Corp., (collectively the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

         USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH EQUIVALENTS

                  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

         INVENTORIES

                  Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method.

         PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.

         INTANGIBLE ASSETS

                  Intangible assets consist of goodwill, which represents the excess cost of a company acquired over the fair value of its net assets at the date of acquisition and is amortized on a straight-line basis over a period of twenty years. Goodwill is reviewed for impairment annually or whenever events or circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount, a loss is recognized for the difference between the fair value and the carrying value of the goodwill.

         LONG-LIVED ASSETS

                  Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS No. 121 did not have an impact on the Company's financial position or results of operations.

         DEFERRED REVENUE

                  Revenue from soil recycling is recognized upon treatment and certification. Billings for untreated soils are recorded as deferred revenue.

         STOCK-BASED COMPENSATION

                  Effective January 1, 1996, the Company adopted SFAS No. 123 - "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company will continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and will disclose the additional information relative to issued stock options and proforma net income and earnings per share, as if the options granted were expensed at their estimated fair value at the time of grant. The adoption of SFAS No. 123 did not have an impact on the Company's financial position or results of operations.

         INCOME TAXES

                  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

         ADVERTISING COSTS

                  Advertising costs are charged to operations as incurred and were approximately $18,500 and $17,600 in 1996 and 1995, respectively.

         CONCENTRATIONS OF CREDIT RISK


                  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with various financial institutions which are primarily located in the Eastern United States. At December 31, 1996, the Company had bank balances of approximately $774,000 in excess of amounts insured by federal deposit insurance. Trade receivables are concentrated primarily in the Northeastern United States. The Company generally does not require collateral from its customers.


         FAIR VALUE OF FINANCIAL INSTRUMENTS

                  Financial instruments include cash, cash equivalents, accounts and notes receivable, accounts payable, and notes payable. The carrying amounts reported in the consolidated balance sheet for these financial instruments approximate their fair value due to their short-term nature.

         EARNINGS (LOSS) PER SHARE

                  Primary earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares actually outstanding in 1996 and 1995. Common stock equivalents have been excluded as they are anti-dilutive. Fully diluted loss per share amounts are not presented as they are anti-dilutive. There were no common stock equivalents or other potentially dilutive securities outstanding during 1995.

         RECLASSIFICATION

                  The 1995 consolidated financial statements have been reclassified to conform to the current year presentation.

NOTE 2 - ACQUISITIONS

                  Effective December 30, 1996, Clean Earth, Inc. and Subsidiaries (CEI) were acquired as a wholly-owned subsidiary of U.S. Plastic Lumber Corp. and Subsidiaries (USPLC), a publicly-held corporation, trading on the NASD Electronic Bulletin Board, through the exchange of 77,142.86 shares of USPLC for each outstanding share of CEI for a total of 5,400,000 shares. For financial reporting purposes, CEI is deemed to be the acquiring corporation and has accounted for the transaction as a reverse merger with the historical financial statements prior to December 30, 1996 being those of CEI. The determination of CEI as the acquirer for financial reporting purposes was based upon the following factors: (i) former shareholders of CEI held the right to control a majority of board seats immediately subsequent to the acquisition, (ii) the chief executive officer and certain board of directors of the merged companies were individuals who were holding such positions at CEI, (iii) the assets and revenues of CEI substantially exceeded those of USPLC, and (iv) although the former shareholders did not receive a majority share of USPLC common stock after the acquisition, when taking into account the number of preferred shares and stock options held by these individuals, if such preferred shares were converted and stock options were exercised, a majority ownership position would be obtained. All references in the consolidated financial statements referring to shares, share prices, per share amounts and stock prices have been retroactively adjusted to reflect the capital structure of USPLC. The merger agreement provides for the issuance of an additional 2,573,686 shares of common stock to the former shareholders of CEI upon the ultimate resolution of the contingency related to the issuance of shares to certain USPLC stockholders as discussed in Note 11 to the consolidated financial statements. Upon final resolution of this contingency, the additional shares issued, if any, will be issued at their then current fair value as an additional cost of the acquisition and allocated to goodwill.

                  The purchase price allocation to USPLC assets and liabilities are based on preliminary estimates of the fair value of the assets and liabilities acquired and are subject to adjustment as additional information becomes available. The value of the USPLC shares issued in connection with the reverse acquisition was $2,538,000, or $.47 per share, which approximated the per share price paid with respect to the 1996 Treasury Stock Transactions (see Note 6) and the appraised price per share with respect to the Recycled Plastics Industries, Inc. acquisition (see Note 13). The purchase price exceeded the fair value of the net assets acquired by approximately $2,810,000. Accordingly, the excess is being amortized on a straight-line basis over a period of twenty years.

                  The following unaudited pro forma information presents a summary of consolidated results of operations of the USPLC and CEI as if the acquisition had occurred January 1, 1996:

                  Net sales                                 $ 6,627,000
                                                            ===========

                  Loss before extraordinary item            $(2,303,000)
                                                            ===========

                  Net loss                                  $(2,236,000)
                                                            ===========

                  Primary loss per share:
                        Loss before extraordinary item      $      (.18)
                        Extraordinary item                          .01
                                                            -----------

                             Net loss                       $      (.17)
                                                            ===========

                  These unaudited pro forma results have been prepared for comparison purposes only and include adjustments for depreciation on revalued property and equipment, amortization of goodwill, and to reflect the provision for income taxes at an effective statutory rate of 40%.. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1996, or of future results of operations of the consolidated entities.

         NOTE 3 - INVENTORIES

                  Inventories consist of the following at December 31, 1996:

         Supplies                             $ 71,143
         Raw materials                          83,887
         Finished goods                        331,948
                                              --------
                                              $486,978
                                              ========

NOTE 4 - PROPERTY AND EQUIPMENT

                  Property and equipment consist of the following at December 31, 1996:

         Machinery and equipment            $ 3,779,540
         Leasehold improvements                 409,470
         Furniture and fixtures                  23,822
                                            -----------
                                              4,212,832
         Less accumulated depreciation       (3,277,114)
                                            -----------
                                            $   935,718
                                            ===========

                  Depreciation expense was $621,452 and $903,199 for the years ended December 31, 1996 and 1995, respectively.


NOTE 5 - NOTES PAYABLE

                  Notes payable consist of the following at December 31, 1996:

Note payable to stockholder, bearing interest at prime plus 1% (9.25% at
  December 31, 1996) due December 31, 1997
  retired in January 1997                                                       $500,824

Promissory bank note, payable in monthly installments of $3,263, including interest at the bank's basic rate (10.25%
  at December 31, 1996), balloon payment due in April 1997                       134,724

Note payable to stockholder/director, non interest bearing,
  due September 1997.  (A)                                                        50,000

Other notes payable                                                               28,764
                                                                                --------
                                                                                 714,312
Current portion                                                                  707,582
                                                                                --------
                                                                                $  6,730
                                                                                ========

         (A) The $50,000 note payable provides an option for the holder to purchase up to 84,695 shares of the Company's common stock at $1.77 per share. The option expires September 15, 1997. This option was exercised by the holder prior to its expiration.

                  The Company's subsidiary, Clean Earth, Inc., had available a $500,000 line of credit and a $1,000,000 commitment for a term loan both bearing interest at the bank's prime rate (8.25% at December 31, 1996). Effective with the merger these agreements terminated. In June 1997, the Company obtained a new revolving discretionary line of credit with availability of $1,500,000, bearing interest at the bank's prime rate plus .50%. Advances under the line of credit will be made at the sole discretion of the lender.


NOTE 6 - CAPITAL STOCK

         SERIES A CONVERTIBLE PREFERRED STOCK

                  During the year ended December 31, 1996, the Company initiated an offering of up to 250,000 shares of the Company's Series A Preferred Stock. The shares are nonvoting and have a 10% cumulative stock dividend payable semiannually and will be paid in Series A Preferred Stock. No cash dividends will be paid. Each share is convertible into seven shares of the Company's common stock at the option of the stockholder or mandatorily on the date a registration statement which would yield the Company $10,000,000 in proceeds is declared effective by the Securities and Exchange Commission. In the event of any liquidation, after payment of debts and other liabilities, the stockholders of Series A Preferred Stock will be entitled to receive, before the stockholder of any of the Common stock, the stated value of $20.00 per share. The Series A Preferred Stock can be redeemed at any time at the sole option of the Company for $25.00 per share.

         TREASURY STOCK

                  Prior to the merger, Clean Earth, Inc. acquired 2,314,286 shares of its common stock from its sole stockholder for $1,100,000 during June and September 1996. Effective with the merger, those treasury shares were cancelled and retired.

         STOCK WARRANTS

                  At December 31, 1996, the Company had outstanding 950,000 Series A and 950,000 Series B Warrants to purchase the Company common stock at $2.50 and $4.50 per share, respectively. Such warrants are exercisable at any time prior to June 30, 1998 provided that a registration statement is in effect for the underlying common shares. The warrants are redeemable by the Company for .01 per warrant upon 30 days notice if the closing bid price for the Company's stock equals or exceeds $4.00 and $6.00 per share for the Series A and Series B Warrants, respectively, at any time for twenty consecutive trading days. As of December 18, 1997, the Company has not registered the underlying common stock for the Series A and Series B Warrants.

         STOCK OPTIONS

                  During 1996, the Company granted stock options to key employees and directors. The option price at the date of grant is determined by the Board of Directors and is generally tied to the market price of the Company's freely trading shares. The term for exercising the stock options is generally ten years. Stock options granted under the Company's stock option incentive plan vest ratably over a period of three years. Stock option activity is as follows:

                                                          WEIGHTED - AVERAGE
                                                            EXERCISE PRICE
                                                          ------------------
Outstanding, December 31, 1995              --                 $  --
Granted                              1,300,000                  3.44
Exercised                               (5,000)                 2.50
Cancelled                              (13,000)                 4.75
                                     ---------                 -----

Outstanding, December 31, 1996       1,282,000                 $3.43
                                     =========                 =====

Stock options exercisable              625,000                 $3.94
                                     =========                 =====

         The Company granted 550,000 stock options to a key employee which will be earned upon the achievement of the following:

                  200,000 options will be earned at the time the Company reaches gross sales of $5,000,000 over a consecutive twelve month period or if gross sales reach a monthly average of $500,000 over a consecutive three month period prior to January 2002;

                  An additional 200,000 options will be earned at the time the Company reaches gross sales of $7,500,000 over a consecutive twelve month period or if gross sales reach a monthly average of $700,000 over a consecutive three month period prior to January 2002.

                  The initial exercise price for the options will be $2.25 per share and will be adjusted every ninety days to be the lower of $2.25 per share or a price equal to $1.75 below the market value of the Company's freely trading shares. The options have a term of ten years.

                  Upon the achievement of the above sales goal or no later than January, 1999, the employee will earn an additional 50,000 options for each of the next three years. The initial exercise price for the options will be $3.50 per share and will be adjusted every ninety days to be the lower of $3.50, or the price per share from the previous quarter, or the market value of the Company's freely trading shares. The options have a term of ten years.

                  When earned, the Company will recognize compensation expense equal to the difference between the then fair market value of the underlying shares and the exercise price of the options earned.

                  The Company accounts for its stock-based compensation plans under APB No 25. Accordingly, compensation expense is only recognized when the exercise price is less than the estimated fair market value of the stock at the time of grant. Had compensation cost for the Company's plans been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss and primary loss per share would not have been materially different from that as determined in accordance with APB No. 25.


                  The fair value is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used were as follows: dividend yield of 0%, expected volatility of 75%, risk-free interest rate of 6.2%, and expected lives of approximately 10 years.

         STOCK RESERVATIONS

                  At December 31, 1996, common stock was reserved for the following reasons:

                  Contingently issuable under earn-out provisions      4,723,686
                  Exercise of Series A and Series B Warrants           1,900,000
                  Conversion of Preferred Stock                          524,790
                  Exercise of options related to notes payable           438,379
                  Exercise of stock options                              732,000
                  Exercise of stock options contingency issuable
                    under performance goals                              550,000
                                                                       ---------
                                                                       8,868,855
                                                                       =========


NOTE 7 - EMPLOYEE BENEFIT PLANS

                  The Company's Clean Earth, Inc. subsidiary has defined contribution 401(k) and profit sharing plans which cover substantially all employees who have met the eligibility requirements. Employees may contribute up to the maximum allowable under current regulations to the 401(k). There are no employee contributions to the profit sharing plan. The Company's contribution to each plan is at the discretion of the Company. There were no Company contributions to either plan during 1996 and 1995.


NOTE 8 - INCOME TAXES

                  The provision for income taxes includes federal and state taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The components of the provision for income taxes for the years ended December 31, 1996 and 1995 are as follows:

                      1996            1995
                   ---------       ---------
Current:
      Federal      $(144,812)      $ 357,800
      State          (42,179)         72,200
                   ---------       ---------
                    (186,991)        430,000
                   ---------       ---------
Deferred:
      Federal         94,918         (93,800)
      State           26,382         (26,200)
                   ---------       ---------
                     121,300        (120,000)
                   ---------       ---------

                   $ (65,691)      $ 310,000
                   =========       =========

                  The following is a summary of the significant components of the Company's deferred tax assets and liabilities at December 31, 1996:

       Deferred tax assets:
             Operating loss carryforwards       $ 2,271,000
             Property and equipment                 303,000
             Inventory                               35,000
             Accounts and notes receivable          105,000
             Accrued expenses                        81,000
             Intangibles                             91,000
                                                -----------
                                                  2,886,000
       Valuation allowance                       (2,820,000)
                                                -----------

       Net deferred tax assets                  $    66,000

Deferred tax liabilities:
       Insurance settlement receivable               66,000
                                                -----------
             NET DEFERRED TAXES                 $        --
                                                ===========

                  For federal tax purposes, the Company has net operating loss carryforwards of approximately $5,678,000 at December 31, 1996. These losses expire in the years 2008 through 2011. The Company is subject to Internal Revenue Code regulations section 382 which limit the annual utilization of net operating loss carryforwards after a change in control, as defined, occurs. The Company estimates that, after such limitations, approximately $500,000 of net operating loss carryforwards will be available to offset future taxable income.


NOTE 9 - GAIN ON INVOLUNTARY CONVERSION

                  During March 1996, fire damaged equipment at the Company's Clean Earth, Inc. subsidiary. The extraordinary gain represents the excess of insurance proceeds received over the loss incurred. The Company and the insurance carrier have reached a final settlement in February 1997 for an additional $455,000. This amount is reflected in the December 31, 1996 balance sheet as a receivable. Total insurance proceeds amounted to $805,000 for the year ended December 31, 1996.


NOTE 10 - RELATED PARTY TRANSACTIONS

                  The Company incurred administrative and service fees to various stockholders and directors for the years ended December 31, 1996 and 1995 totalling $500,000 and $450,000, respectively.

                  During the year ended December 31, 1996, certain stockholders and directors loaned the Company $120,000 which was later converted into Series A Preferred Stock. Each participating stockholder/director also received 5,000 stock options to purchase Company common stock at $2.50 per share.

                  At December 31, 1996, $113,415 of notes receivable are due from certain partners of Earth Care Partners (ECP). ECP was a partnership controlled by an officer/stockholder of USPLC. USPLC acquired ECP in February 1996. Shares issued in connection with the acquisition were to be pledged as collateral and subsequently sold when registered to repay the notes. As there were no plans to register such shares, an allowance equal to the notes receivable was recorded. In August 1997, a former partner of ECP alleged that the Company had wrongfully issued shares to the other partners of ECP in connection with acquisition. The Company, through an outside counsel, reviewed the transaction and concluded that the stock issued to certain ECP partners was not properly authorized. The affected ECP partners have disputed this conclusion. The Company and the affected ECP partners are in negotiations to resolve these issues. The Company believes that the ultimate outcome will not have a material effect on the financial position or results of operations of the Company.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

                  The Company leases office space, equipment, manufacturing facilities, and land under non-cancelable operating leases which expire at various dates through 1999.

                  Future minimum payments are as follows for the years ending December 31:

                  1997                       $191,000
                  1998                        191,000
                  1999                         70,000

                  The Company leases land at its soil recycling facility at a rental of $1.00 per ton of soil received with a minimum rental of $50,000 per year. Rent expense under this lease was $144,915 and $159,762 for the years ended December 31, 1996 and 1995, respectively. The lease currently expires in 1998 and contains three five year renewal options. The lessor has the right and option at the time of renewal to require the Company to purchase the property at a purchase price of $100,000 per acre subject to annual escalations based on the Consumer Price Index from inception of the lease. The Company currently leases 7.5 acres of land.

                  The Company leases certain office space and manufacturing facilities from entities controlled by individuals who are stockholders. These leases provide for minimum annual rentals of $96,000 through 1999. The manufacturing facility lease provides the Company the option to purchase the facility at any time during the term of the lease. The purchase price is based on a decreasing sliding scale and was approximately $338,000 and $394,000 at December 31, 1996 and 1995, respectively. The manufacturing facility lease was terminated in December 1997.

                  Rent expense for all operating leases for the years ended December 31, 1996 and 1995 was approximately $300,000 and $213,000, respectively.

         COVENANT NOT TO COMPETE

                  The Company has a covenant not to compete agreement for which the Company pays $2.00 per ton of soil received for processing. These payments expire August, 1997. The expense for the covenant not to compete for 1996 and 1995 amounted to $336,546 and $503,980, respectively.

         MAGELLAN FINANCE CORPORATION OPTIONS

                  Magellan Finance Corporation (Magellan), a stockholder, holds an option to purchase up to 353,684 shares of the Company's common stock at $1.77 per share. The option expires on December 31, 1997. If Magellan does not exercise its option to purchase the shares, then the Company is obligated to issue the 353,684 shares to certain USPLC stockholders, as defined, at no cost. In July 1997 the Company extended the expiration date of the option as follows, 117,895 shares expire on December 31, 1997, 117,895 options expire on September 30, 1998, and 117,894 options expire on June 30, 1999.

         EARNOUT AGREEMENT


                  The Company has an earnout agreement which provides for 2,000,000 shares of the Company's common stock to be reserved for certain USPLC stockholders, as defined, to be issued upon the Company meeting certain production or sales goals for plastic lumber product prior to December 31, 2000. The additional shares, if any, will be issued at their then current fair value as an additional cost of the acquisition of Earth Care Global Holdings, Inc. and subsidiaries by USPLC and allocated to goodwill.


         LEGAL PROCEEDINGS

                  The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

NOTE 12 - SUPPLEMENTAL CASH FLOW INFORMATION

                  Supplemental disclosures of cash flow information:

                                                        1996         1995
                                                      -------      --------
                  Cash paid during the year for:
                         Interest                     $ 8,397      $     --
                                                      =======      ========
                         Income taxes                 $50,000      $210,000
                                                      =======      ========

                  The Company acquired the net assets of USPLC in a transaction accounted for as a reverse merger during the year ended December 31, 1996. The details the transaction is as follows:


                  Fair value of assets acquired                $ 4,210,617
                  Liabilities assumed                           (1,672,617)
                  Common stock issued                           (2,538,000)
                  Cash Paid                                             --
                  Less cash acquired                              (225,468)
                                                               -----------

                         Net cash acquired in acquisition      $  (225,458)
                                                               ===========



NOTE 13 - SUBSEQUENT EVENTS

         ACQUISITIONS

                  On January 27, 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI) a recycled plastic lumber manufacturer for $1,200,000 in cash and 1,000,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $475,000. The total purchase price of $1,675,000 exceeded the estimated fair value of the net assets of RPI by approximately $1,410,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a period of twenty years.

                  On February 24, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT) an environmental consulting and remediation company for 300,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $159,000 which was less than the estimated fair value of the net assets of ARDT by approximately $120,000. The difference will be used to reduce the basis of noncurrent assets. The purchase agreement also provides for the issuance of up to an additional 150,000 shares of the Company's common stock if ARDT meets certain profitability levels during the years ending December 31, 1997 and 1998. The additional shares will be issued at their then current fair value and reflected as compensation expense when earned.

                  On March 28, 1997, the Company acquired Environmental Specialty Products, Inc. (ESP) a sales and marketing company of recycled plastic lumber products for $110,000 in cash and 25,150 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $13,581. The total purchase price of $123,581 exceeded the estimated fair value of the net assets of ESP by approximately $29,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a period of twenty years.

                  On March 31, 1997, the Company acquired Integrated Technical Services, Inc. (ITS) an environmental consulting and remediation company for $110,000 in cash and 185,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $99,900. The total purchase price of $209,900 exceeded the estimated fair value of the net assets of ITS by approximately $139,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 16,000 shares of the Company's common stock to certain former stockholders if ITS meets certain profitability levels during the years ending December 31, 1997 and 1998. The additional shares will be issued at their then current fair value and reflected as compensation expense when earned.


                  On June 30, 1997, the Company acquired EnviroPlastics Corporation (EPC) a recycler of post consumer plastic for 280,000 shares of the Company's common stock. The common stock was valued based on contemporaneous stock transactions for cash at $630,000 which exceeded the estimated fair value of the net assets of EPC by approximately $1,455,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a period of twenty years. The Company has the right to rescind the acquisition at any time prior to December 31, 1997. The purchase agreement also provides for the issuance of up to 90,000 stock options for shares of the Company's common stock, at an exercise price of $5.00 per share, if EPC meets certain profitability levels during the years ending December 31, 1997, 1998, and 1999. When earned, the Company will recognize compensation expense equal to the difference between the then fair value of the underlying shares and the exercise price of the options earned.

                  On November 18, 1997, the Company acquired Waste Concepts, Inc. (WCI) an environmental consulting and remediation company for $175,000 in cash and 400,000 shares of the Company's common stock. The common stock was valued based on contemporaneous stock transactions for cash at $900,000. The total purchase price of $1,075,000 exceeded the estimated fair value of the net assets of WCI by approximately $1,039,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 25,000 shares of the Company's common stock if WCI meets certain profitability levels during the five year period ending December 31, 2002. The additional shares will be issued at their then current fair value and reflected as compensation expense when earned.


                  The acquisitions will be accounted for as a purchase and, accordingly, the results of operations of the acquired companies will be included with those of the Company for periods subsequent to the date of acquisition. The purchase price allocations are based on preliminary estimates of the fair value of the net assets acquired and are subject to adjustment as additional information becomes available.

                  The unaudited pro forma combined results of operations of the Company, RPI, ARDT, ESP, ITS, EPC, and WCI for the year ended December 31, 1996 after giving effect to certain pro forma adjustments are as follows:


Net sales                                     $   23,042,000
                                              ==============

Loss before extraordinary items               $      (88,000)
                                              ==============

Net income                                    $    1,063,000
                                              ==============

Primary earnings per share:
       Loss before extraordinary items        $         (.01)
       Extraordinary items                               .13
                                              --------------

            Net income                        $          .12
                                              ==============


                  The foregoing unaudited pro forma results of operations reflect adjustments for interest on notes issued to fund the purchase price, amortization of goodwill, depreciation on revalued property and equipment, and to reflect income taxes at an effective statutory rate of 40%. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1996, or of future results of operations of the consolidated entities.

         BUSINESS FORMATIONS

                  In June 1997, the Company formed Carteret Biocycle Corporation
         (CBC), as a wholly-owned subsidiary of Clean Earth, Inc. CBC will operate a bio-organic recycling facility for contaminated soils. In connection with the formation of CBC, the Company anticipates constructing a recycling facility for approximately $2,000,000. The Company entered into a thirty year lease for land at a lease rate of $210,000 annually. The lease provides for two ten year renewal options. Additionally the Company entered into a license and operating agreement with SD&G Aggregates, Inc. (SD&G) to conduct remediation of contaminated soils. The Company will pay SD&G a royalty of 2% of sales.

                  In July 1997, the Company and Interstate Industrial Corp. formed a joint venture to operate a dredging company. The Company will account for its investment on the equity method.

         STOCK TRANSACTIONS

                  Through December 18, 1997, the Company issued 119,000 shares of its 10% convertible preferred stock for net proceeds of $2,380,000.

                  On June 20, 1997, the Company issued 1,111,111 shares of its common stock for net proceeds of $2,500,000.

         LEGAL PROCEEDINGS

                  In November 1997, a suit was filed against the Company and certain former directors by a former director and other affected individuals alleging that options granted to them were protected from any dilution and that they are entitled to additional options. The Company has disputed the claim and is negotiating with the affected parties to resolve this issue. The Company believes that the ultimate outcome will not have a material effect of the financial position or results of operations of the Company.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1997 AND 1996

                                    UNAUDITED

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               September 30, 1997

                                   (UNAUDITED)


             ASSETS

CURRENT ASSETS
       Cash and cash equivalents                                   $ 1,611,603
       Accounts and notes receivable, net of allowance for
         doubtful accounts of $377,001                               5,578,503
       Inventories                                                   1,387,656
       Prepaid expenses and other current assets                       401,860
                                                                   -----------

             TOTAL CURRENT ASSETS                                    8,979,622

Property and equipment, net                                          5,020,173
Intangible and other assets, net                                     5,885,316
                                                                   -----------

             TOTAL ASSETS                                          $19,885,111
                                                                   ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Notes payable, current portion                              $ 2,108,258
       Accounts payable                                              2,927,409
       Accrued expenses and other liabilities                        1,207,419
       Deferred revenue                                                212,183
       Deferred income taxes                                           312,137
                                                                   -----------

             TOTAL CURRENT LIABILITIES                               6,767,406

Deferred income taxes                                                  400,000
Notes payable, net of current portion                                1,567,232
                                                                   -----------

             TOTAL LIABILITIES                                       8,734,638
                                                                   -----------

STOCKHOLDERS' EQUITY
       Preferred stock, par value $.001; authorized 5,000,000
         shares; issued and outstanding 209,207 shares
         (aggregate liquidation value of $4,184,140)                       210
       Common stock par value $.0001, authorized 50,000,000
         shares; issued and outstanding 15,000,200 shares                1,500
       Additional paid-in capital                                   11,126,944
       Retained earnings                                                21,819
                                                                   -----------

             TOTAL STOCKHOLDERS' EQUITY                             11,150,473
                                                                   -----------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $19,885,111
                                                                   ===========


-------------------------------------------
See accompanying selective notes to consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              For the Nine Months Ended September 30, 1997 and 1996

                                   (UNAUDITED)



                                                              1997               1996
                                                          ------------       -----------
Net sales                                                 $ 15,432,537       $ 3,732,544

Cost of goods sold                                          11,379,219         3,288,338
                                                          ------------       -----------

             GROSS PROFIT                                    4,053,318           444,206

General and administrative expenses                          3,523,331           681,096
                                                          ------------       -----------

             OPERATING INCOME (LOSS)                           529,987          (236,890)

Other income (expense):
       Interest income                                          36,942            30,003
       Interest expense                                       (140,572)              (30)
                                                          ------------       -----------

             INCOME  (LOSS) BEFORE PROVISION FOR
               INCOME TAXES AND EXTRAORDINARY ITEM             426,357          (206,917)

Provision for income taxes                                       1,569                --
                                                          ------------       -----------

             INCOME (LOSS) BEFORE EXTRAORDINARY ITEM           424,788          (206,917)

Extraordinary item - loss on involuntary conversion                 --          (220,000)
                                                          ------------       -----------

             NET INCOME (LOSS)                                 424,788          (426,917)

Preferred stock dividends                                     (304,740)               --
                                                          ------------       -----------

             NET INCOME (LOSS) ATTRIBUTABLE TO
               COMMON STOCKHOLDERS                        $    120,048       $  (426,917)
                                                          ============       ===========

Primary earnings (loss) per share:
       Income (loss) before extraordinary item            $        .01       $      (.03)
       Extraordinary item                                           --              (.03)
                                                          ------------       -----------

             NET INCOME (LOSS) ATTRIBUTABLE TO
               COMMON STOCKHOLDERS                        $        .01       $      (.06)
                                                          ============       ===========

Weighted-average number of shares outstanding               13,660,767         7,084,145
                                                          ============       ===========



-------------------------------------------
See accompanying selective notes to consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Nine Months Ended September 30, 1997 and 1996

                                   (UNAUDITED)


                                                                            1997              1996
                                                                        -----------       -----------
Cash flows from operating activities:
     Net income (loss)                                                  $   424,788       $  (426,917)
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
         Depreciation and amortization                                      506,568           526,899
         Issuance of common stock for services                                1,264                --
         Provision for bad debts                                             59,192                --
         Increase (decrease) in cash due to changes in operating
           assets and liabilities, net of effects of acquisitions:
             Accounts receivable                                         (1,625,137)          926,114
             Inventories                                                     14,611           (18,560)
             Prepaid expenses and other current assets                     (220,096)          256,883
             Accounts payable                                              (360,605)          409,388
             Accrued expenses                                              (960,101)           82,260
             Deferred revenue                                                  (555)          (49,630)
                                                                        -----------       -----------

                  NET CASH PROVIDED BY (USED IN)
                    OPERATING ACTIVITIES                                 (2,160,071)        1,706,437
                                                                        -----------       -----------

Cash flows from investing activities:
     Capital expenditures                                                (1,886,701)         (232,380)
     Payment for acquisitions, net of cash received                      (1,492,186)               --
     Payments for deferred expenses                                         482,444                --
                                                                        -----------       -----------

                  NET CASH (USED IN) INVESTING ACTIVITIES                (2,896,443)         (232,380)
                                                                        -----------       -----------

Cash flows from financing activities:
     Proceeds from the issuance of capital stock                          4,880,000                --
     Dividends paid                                                              --          (948,000)
     Proceeds from issuance of notes payable                              2,015,469           625,000
     Purchase of treasury stock                                                  --        (1,100,000)
     Payments on notes payable                                           (1,081,642)               --
                                                                        -----------       -----------

                  NET CASH PROVIDED BY (USED IN)
                    FINANCING ACTIVITIES                                  5,813,827        (1,423,000)
                                                                        -----------       -----------

                  NET INCREASE IN CASH                                      757,313            51,057

Cash at beginning of period                                                 854,290         1,110,206
                                                                        -----------       -----------

                  CASH AT END OF PERIOD                                 $ 1,611,603       $ 1,161,263
                                                                        ===========       ===========




-------------------------------------------
See accompanying selective notes to consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

              SELECTIVE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

                  In the opinion of management, the accompanying consolidated financial statements of U.S. Plastic Lumber Corp. and Subsidiaries (the "Company") includes all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. These consolidated financial statements should be read in connection with the consolidated financial statements and notes thereto included in the December 31, 1996 consolidated financial statements of the Company. The results of the operations for the nine months ended September 30, 1997 are not necessarily indicative of the results expected for the year.

NOTE 2 - ACQUISITIONS

                  On January 27, 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI), a recycled plastic lumber manufacturer for $1,200,000 in cash and 1,000,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $475,000. The total purchase price of $1,675,000 exceeded the estimated fair value of the net assets of RPI by approximately $1,410,000. The excess was recorded as goodwill and is being amortized on a straight-line basis over a period of twenty years.

                  On February 24, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT), an environmental consulting and remediation company. The common stock was valued based on an independent appraisal at $159,000 which was less than the estimated fair value of the net assets of ARDT by approximately $120,000. The difference will be used to reduce the basis of noncurrent assets. The purchase agreement also provides for the issuance of up to an additional 150,000 shares of the Company's common stock if ARDT meets certain profitability levels during the years ending December 31, 1997 and 1998. The additional shares will be issued at their current fair value and reflected as compensation expense when earned.

                  On March 28, 1997, the Company acquired Environmental Specialty Products, Inc. (ESP). a sales and marketing company of recycled plastic lumber products for $110,000 in cash and 25,150 in shares of the Company's common stock. The common stock was valued based on an independent appraisal at $13,581. The total purchase price of $123,581 exceeded the estimated fair value of the net assets of ESP by approximately $29,000. The excess was recorded as goodwill and is being amortized on a straight-line basis over a period of twenty years.

                  On March 31,1997, the Company acquired Integrated Technical Services, Inc. (ITS), an environmental consulting and remediation company for $110,000 in cash and 185,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $99,900. The total purchase price of $209,900 exceeded the estimated fair value of the net assets of ITS by approximately $139,000. The excess was recorded as goodwill and is being amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 16,000 shares of the Company's common stock to certain former stockholders if ITS meets certain profitability levels during the years ending December 31, 1997 and 1998. The additional shares will be issued at their then current fair value and reflected as compensation expense when earned.

                  On June 30,1997, the Company acquired EnviroPlastics Corporation (EPC), a recycler of post consumer plastic for 280,000 shares of the Company's common stock. The common stock was valued based on contemporaneous stock transactions for cash at $630,000 which exceeded the estimated fair value of the net assets of EPC by approximately $1,455,000. The excess was recorded as goodwill and is being amortized on a straight-line basis over a period of twenty years. The Company has the right to rescind the acquisition at any time prior to December 31, 1997. The purchase agreement also provides for the issuance of up to 90,000 stock options for shares of the Company's common stock, at an exercise price of $5.00 per share, if EPC meets certain profitability levels during the years ending December 31, 1997, 1998, and 1999. When earned, the Company will recognize compensation expense equal to the difference between the then fair market value of the underlying shares and the exercise price of the options earned.


         ACQUISITIONS UNDER AGREEMENT

                  In July 1997, the Company agreed in principle to acquire certain net assets of Tri-Max Lumber, Inc. a manufacturer of recycled plastic lumber. Consummation of the acquisition is subject to a number of conditions including, but not limited to, the results of the Company's due diligence. Due to the contingencies involved, the Company cannot predict whether or when the acquisition will be consummated.

         FORMATION OF BUSINESS PARTNERSHIP

                  In July 1997, the Company and Interstate Industrial Corp. formed a joint venture to operate a dredging operation. The Company will account for its investment on the equity method.


NOTE 3 - CAPITAL STOCK

         STOCK ISSUANCES

                  Through September 30, 1997, the Company issued 119,000 shares of 10% convertible preferred stock for net proceeds of $2,380,000.

                  On June 20, 1997, the Company issued 1,111,111 shares of common stock for proceeds of $2,500,000.

         CONVERTIBLE PREFERRED STOCK DIVIDEND

                  During the nine months ended September 30, 1997, the Company declared and paid a preferred stock dividend of $304,740. The dividend was paid in the form of 15,237 shares of convertible preferred stock.

         PRIMARY EARNINGS (LOSS) PER SHARE

                  Primary earnings (loss) per share is computed by dividing net income (loss), adjusted for dividends on convertible preferred stock, by the weighted-average number of shares outstanding during the nine months ended September 30, 1997 and 1996. Common stock equivalents have been excluded as they are not materially dilutive for the nine months ended September 30,1997. Fully diluted earnings per share amounts are not presented as they are not materially dilutive for the nine months ended September 30, 1997. There were no common stock equivalents or other potentially dilutive securities outstanding during the nine month period ended September 30, 1996.

NOTE 4 - NOTES PAYABLE

                  During the nine months ended September 30, 1997, the Company borrowed $1,200,000 from an affiliate of a director/stockholder of the Company. The note payable is due on demand, bears interest at prime plus 1% (9.5% as of September 30, 1997), and is uncollateralized. The Company may borrow up to $2,300,000 under the note.

                  In June 1997, the Company obtained a new revolving discretionary line of credit with availability of $1,500,000, bearing interest at the bank's prime rate plus .50%. Advances under the line of credit will be made at the sole discretion of the lender.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

         FORMATION OF NEW SUBSIDIARY

                  In September 1997, the Company formed Carteret Biocycle Corporation (Carteret), as a wholly-owned subsidiary of Clean Earth, Inc. Carteret will operate a bio-organic recycling facility for contaminated soils. In connection with the formation of Carteret, the Company anticipates constructing a recycling facility for approximately $1,500,000. The Company also entered into a 30 year lease for land at a lease rate of $210,000 per year. The lease contains two ten year renewal options. Additionally, the Company entered into a license and operating agreement with SD&G Aggregates, Inc. (SD&G) to conduct remediation of contaminated soils. The Company will pay SD&G a royalty of 2% of sales.

         LICENSE AND RESEARCH AGREEMENT

                  In March 1997, the Company entered into a license agreement with Rutgers University (Rutgers) for an exclusive worldwide license related to the recycled plastic composite railroad tie technology. The Company paid Rutgers initial consideration of $10,000 in cash and 187,500 shares of the Company's common stock valued by an independent appraisal at $101,250 and has committed to pay Rutgers annual maintenance fees of $5,000 beginning in 1998 and increasing to $10,000 per year thereafter. The initial consideration of $110,250 will be amortized on a straight-line basis over the life of the agreement. In addition, the Company will pay a royalty of 3% of product sales with minimum royalties of $60,000 per year after the initial two year period.

                  In March 1997, the Company entered into a research agreement with Rutgers for a one year period to conclude certain research issues relating to the marketability of the recycled plastic composite railroad tie technology. The Company will pay Rutgers approximately $100,000 for the research.

         LEGAL PROCEEDINGS

                  In August 1997, a former partner of ECP alleged that the Company had wrongfully issued shares to the other partners of ECP in connection with acquisition. The Company, through an outside counsel, reviewed the transaction and concluded that the stock issued to certain ECP partners was not properly authorized. The affected ECP partners have disputed this conclusion. The Company and the affected ECP partners are in negotiations to resolve these issues. The Company believes that the ultimate outcome will not have a material effect of the financial position or results of operations of the Company.

NOTE 6 - RECENT PRONOUNCEMENTS

                  In 1997, Financial Accounting Standards No. 128 (FAS 128), "Earnings per Share," was issued and is effective for both interim and annual periods ending after December 15, 1997. The Company will adopt the requirements of FAS 128 when it reports its operating results for the year ended December 31, 1997. The adoption of FAS 128 is not expected to have a material effect on the Company's reported earnings per share.

                  In 1997 Financial Accounting Standards No. 130 (FAS 130), "Reporting Comprehensive Income," was issued and is effective for periods beginning after December 15, 1997. The Company will adopt the requirements of FAS 130 in 1998. The adoption of FAS 130 is not expected to have a material effect on the Company's results of operations.

                  In 1997 Financial Accounting Standards No. 131 (FAS 131), "Disclosures About Segments of an Enterprise and Related Information," was issued and is effective for annual periods beginning after December 15, 1997. The Company will adopt the requirements of FAS 131 in 1998.


NOTE 7 - SUBSEQUENT EVENTS

         ACQUISITIONS

                  On November 18, 1997, the company acquired Waste Concepts, Inc. (WCI) an environmental consulting and remediation company for $175,000 in cash and 400,000 shares of the Company's common stock. The common stock was valued based on contemporaneous stock transactions for cash at $900,000. The total purchase price of $1,075,000 exceeded the estimated fair value of the net assets of WCI by approximately $1,039,000. The excess will be recorded as goodwill and amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 25,000 shares of the Company's common stock if WCI meets certain profitability levels during the five year period ending December 31, 2002. The additional shares will be issued at their then current fair value and reflected as compensation expense when earned.

                  On January 2, 1998, the Company acquired Green Horizon Environmental, Inc. (GHE), an environmental recycling services company for 50,000 shares of the Company's common stock. The common stock was valued based on contemporaneous stock transactions for cash at $112,500 which approximated the estimated fair value of the net assets of GHE. The purchase agreement also provides for the issuance of up to an 50,000 stock options for shares of the Company's common stock if GHE meets certain profitability levels during the four year ending December 31, 2001. When earned, the Company will recognize compensation expense equal to the difference between the then fair value of the underlying shares and the exercise price of the options earned.


                  The acquisitions will be accounted for as a purchase and, accordingly, the results of operations will be included with those of the Company for periods subsequent to the date of acquisition. The purchase price allocations are based on preliminary estimates of the fair value of the net assets acquired and are subject to adjustment as additional information becomes available.

         LEGAL PROCEEDING

                  In November 1997, a suit was filed against the Company and certain former directors by a former director and other affected individuals alleging that options granted to them were protected from any dilution and that they are entitled to additional options. The Company has disputed the claim and is negotiating with the affected parties to resolve this issue. The Company believes that the ultimate outcome will not have a material effect of the financial position or results of operations of the Company.

         OPTIONS

                  In December 1997, the Company received proceeds of $208,675 when Magellen Finance Corporation exercised 117,895 of its options.

                   U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                    UNAUDITED

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (Unaudited)


       The following unaudited pro forma consolidated financial information gives effect to the combination of Clean Earth, Inc., (USPLC) the acquiror for financial reporting purposes with the following:


         U.S. Plastic Lumber Corp., the legal acquiror and parent (Parent), acquired December 30,  1996
         Recycled Plastics Industries, Inc. (RPI), acquired January 27, 1997 Advanced Remediation and Disposal Technologies, Inc. (ARDT), acquired
                  February 24, 1997
         Environmental Speciality Products, Inc. (ESP), acquired March 28, 1997 Integrated Technical Services, Inc. (ITS), acquired March 31, 1997 EnviroPlastics Corporation (EPC), acquired June 30, 1997
         Waste Concepts, Inc. (WCI), acquired November 18, 1997

       The pro forma consolidated financial information is based in the historical financial statements of the Parent, USPLC, RPI, ARDT, ESP, ITS, EPC, and WCI, estimates and assumptions set forth below and in the notes to the pro forma consolidated financial information.

       The pro forma consolidated balance sheet gives effect to the combination of USPLC and WCI as if the acquisition had occurred on the latest balance sheet date, September 30, 1997. As of September 30, 1997 the balance sheets of the Parent, RPI, ARDT, ITS, ESP, and EPC are included in the USPLC consolidated balance sheet.

       The pro forma consolidated statements of operations present pro forma results from operations for the year ended December 31, 1996 and the nine months ended September 30, 1997. For purposes of the pro forma consolidated statements of operations, the acquisitions of the Parent, RPI, ARDT, ESP, EPC, and WCI are included as if the acquisitions had occurred on January 1, 1996.

       The pro forma consolidated statements of operations for the nine months ended September 30, 1997 includes: (i) the unaudited financial information of USPLC for the nine months ended September 30, 1997 (which includes the Parent for the nine months ended September 30, 1997, RPI for the eight months ended September 30, 1997, ARDT for the seven months ended September 30, 1997, ESP and ITS for the six months ended September 30, 1997, and EPC for the three months ended September 30, 1997; (ii) the unaudited financial information of RPI for the one month period ended January 31, 1997; (iii) the unaudited financial information of ARDT for the two months ended February 28,1997; (iv) the unaudited financial information of ESP and ITS for the three months ended March 31, 1997; (v) the unaudited financial information of EPC for the six months ended June 30, 1997; and (vi) the unaudited financial information of WCI for the nine months ended September 30, 1997.

       The pro forma consolidated statements of operations for the year ended December 31, 1996 includes: (i) the audited financial information of the Parent, RPI, ARDT, EPC, and WCI for the year ended December 31, 1996, and (ii) the unaudited financial information of ESP for the year ended December 31, 1996.

       Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial information presented herein is not necessarily indicative of the results the companies would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the companies. The pro forma consolidated financial information should be read in conjunction with the other financial statements and notes thereto included elsewhere in the Prospectus.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997

                                   (Unaudited)

                                                                                                    PRO FORMA
                                                                                  PRO FORMA       CONSOLIDATED
                                                  USPLC             WCI          ADJUSTMENTS      BALANCE SHEET
                                               -----------      -----------      -----------      -------------
              ASSETS

CURRENT ASSETS
       Cash and cash equivalents               $ 1,611,603      $    17,961  a    $(175,000)      $  1,454,564
       Accounts and notes receivable, net        5,578,503        1,738,463              --          7,316,966
       Inventories                               1,387,656               --              --          1,387,656
       Prepaid expenses and other
         current assets                            401,860           61,527              --            463,387
                                               -----------      -----------       ---------       ------------

              TOTAL CURRENT ASSETS               8,979,622        1,817,951        (175,000)        10,622,573

Property and equipment, net                      5,020,173          169,970  c       95,000          5,285,143
Intangible and other assets, net                 5,885,316           47,916  c      925,069          6,858,301
                                               -----------      -----------       ---------       ------------

              TOTAL ASSETS                     $19,885,111      $ 2,035,837       $ 845,069       $ 22,766,017
                                               ===========      ===========       =========       ============

              LIABILITIES AND
                STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Notes payable, current portion          $ 2,108,258      $    20,000       $      --       $  2,128,258
       Line of credit                                   --          224,643              --            224,643
       Loan from stockholder                            --           95,100              --             95,100
       Accounts payable                          2,927,409        1,611,630  c      (81,000)         4,458,039
       Accrued expenses and other
         liabilities                             1,207,419            2,878              --          1,210,297
       Deferred revenue                            212,183               --              --            212,183
       Deferred income taxes                       312,137               --  c       26,000            338,137
                                               -----------      -----------       ---------       ------------

              TOTAL CURRENT LIABILITIES          6,767,406        1,954,251         (55,000)         8,666,657

Deferred income taxes                              400,000               --              --            400,000
Notes payable, net of current portion            1,567,232           81,655              --          1,648,887
                                               -----------      -----------       ---------       ------------

              TOTAL LIABILITIES                  8,734,638        2,035,906         (55,000)        10,715,544
                                               -----------      -----------       ---------       ------------

STOCKHOLDERS' EQUITY
       Preferred stock                                 210               --              --                210
       Common stock                                  1,500            1,000  a           40              1,540
                                                                             b       (1,000)
       Additional paid-in capital               11,126,944           40,683  a      899,960         12,026,904
                                                                             b      (40,683)
       Retained earnings                            21,819          (41,752) b       41,752             21,819
                                               -----------      -----------       ---------       ------------

              TOTAL STOCKHOLDERS'
                EQUITY                          11,150,473              (69)        900,069         12,050,473
                                               -----------      -----------       ---------       ------------

              TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY           $19,885,111      $ 2,035,837       $ 845,069       $ 22,766,017
                                               ===========      ===========       =========       ============


---------------------------------------
See accompanying notes to the pro forma
 consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (Unaudited)


                                                    USPLC            RPI         ARDT          ESP            ITS
                                                 ------------     --------     --------     ---------     -----------

Net sales                                        $ 15,432,537     $ 82,868     $ 38,276     $ 147,145     $ 1,785,026

Cost of goods sold                                 11,379,219       62,604       59,984       137,434       1,483,824

                                                 ------------     --------     --------     ---------     -----------


       GROSS PROFIT (LOSS)                          4,053,318       20,264      (21,708)        9,711         301,202

General and administrative expenses                 3,523,331       13,032       38,432       131,545         188,586

                                                 ------------     --------     --------     ---------     -----------


       OPERATING INCOME
          (LOSS)                                      529,987        7,232      (60,140)     (121,834)        112,616

Interest income                                        36,942          189           --            --              --
Interest expense                                     (140,572)      (2,055)      (1,911)       (1,693)         (4,638)

Other  income (expense)                                    --           --           --            --              --
                                                 ------------     --------     --------     ---------     -----------

       INCOME (LOSS) BEFORE
         PROVISION FOR
         INCOME  TAXES                                426,357        5,366      (62,051)     (123,527)        107,978

Provision for (benefit from)
   income taxes                                         1,569           --           --       (29,918)         18,738
                                                 ------------     --------     --------     ---------     -----------


       NET INCOME (LOSS)                              424,788        5,366      (62,051)      (93,609)         89,240

Preferred stock dividends                            (304,740)          --           --            --              --
                                                 ------------     --------     --------     ---------     -----------

       NET INCOME (LOSS)
         ATTRIBUTABLE TO
         COMMON
         STOCKHOLDERS                            $    120,048     $  5,366     $(62,051)    $ (93,609)    $    89,240
                                                 ============     ========     ========     =========     ===========

Primary loss per share:
       Net loss attributable to
         common stockholders


Weighted-average number of shares outstanding



                                                                                                 PRO FORMA
                                                                                                CONSOLIDATED
                                                                                 PRO FORMA       STATEMENT
                                                     EPC             WCI        ADJUSTMENTS    OF OPERATIONS
                                                 -----------     -----------    -----------    -------------
Net sales                                        $ 2,891,508     $ 4,791,242  a  $(981,000)    $ 24,187,602

Cost of goods sold                                 3,125,953       3,903,960  a   (981,000)      19,087,978
                                                                              d    (84,000)
                                                 -----------     -----------     ---------     ------------


       GROSS PROFIT (LOSS)                          (234,445)        887,282        84,000        5,099,624

General and administrative expenses                  285,019         953,229  b    (23,000)       5,193,174
                                                                              c     83,000
                                                 -----------     -----------     ---------     ------------

       OPERATING INCOME
          (LOSS)                                    (519,464)        (65,947)       24,000          (93,550)

Interest income                                           --              --            --           37,131
Interest expense                                     (51,639)        (24,823) e     (4,800)        (230,231)

                                                                              f      1,900
Other  income (expense)                               97,822         (16,665)           --           81,157
                                                 -----------     -----------     ---------     ------------


       INCOME (LOSS) BEFORE
         PROVISION FOR
         INCOME  TAXES                              (473,281)       (107,435)       21,100         (205,493)

Provision for (benefit from)
   income taxes                                           --              --  g    (72,586)         (82,197)
                                                 -----------     -----------     ---------     ------------


       NET INCOME (LOSS)                            (473,281)       (107,435)       93,686         (123,296)

Preferred stock dividends                                 --              --            --         (304,740)
                                                 -----------     -----------     ---------     ------------


       NET INCOME (LOSS)
         ATTRIBUTABLE TO
         COMMON
         STOCKHOLDERS                            $  (473,281)    $  (107,435)    $  93,686     $   (428,036)
                                                 ===========     ===========     =========     ============

Primary loss per share:
       Net loss attributable to
         common stockholders                                                                   $       (.03)
                                                                                               ============

Weighted-average number of shares outstanding                                 h                  13,862,499
                                                                                               ============



---------------------------------------
See accompanying notes to the pro forma
 consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (Unaudited)




                                                PARENT           USPLC            RPI             ARDT            ESP
                                             ------------     -----------     -----------     -----------     -----------
Net sales                                    $  1,885,303     $ 4,741,939     $ 1,395,322     $ 2,343,047     $ 1,036,303

Cost of goods sold                              2,568,433       3,721,508         857,056       1,646,099         737,979

                                             ------------     -----------     -----------     -----------     -----------

       GROSS PROFIT (LOSS)                       (683,130)      1,020,431         538,266         696,948         298,324

General and administrative expenses             2,603,948       1,311,155         235,553         468,826         286,539

                                             ------------     -----------     -----------     -----------     -----------

       OPERATING INCOME (LOSS)                 (3,287,078)       (290,724)        302,713         228,122          11,785

Interest income                                     3,115          53,156           2,060              --              --
Interest expense                                  (75,441)         (8,397)        (23,744)        (14,007)         (1,524)

Other income (expense)                           (199,087)             --              --           3,069              --
                                             ------------     -----------     -----------     -----------     -----------

       INCOME (LOSS) BEFORE
         PROVISION FOR INCOME
         TAXES                                 (3,558,491)       (245,965)        281,029         217,184          10,261

Provision for (benefit from) income taxes              --         (65,691)             --              --           1,929
                                             ------------     -----------     -----------     -----------     -----------

       INCOME (LOSS) FROM
         CONTINUING OPERATIONS               $ (3,558,491)    $  (180,274)    $   281,029     $   217,184     $     8,332
                                             ============     ===========     ===========     ===========     ===========


Primary loss per share:
       Loss from continuing
         operations


Weighted-average number of
  shares outstanding



                                                                                                               PRO FORMA
                                                                                                             CONSOLIDATED
                                                                                              PRO FORMA       STATEMENTS
                                                 ITS            ENVIRO           WCI         ADJUSTMENTS     OF OPERATIONS
                                             -----------     -----------     -----------     -----------     -------------
Net sales                                    $ 3,905,783     $ 5,229,915     $ 4,814,731  a  $  (425,000)    $ 24,927,343

Cost of goods sold                             3,225,836       4,529,969       4,133,973  d     (299,000)      20,696,853
                                                                                          a     (425,000)
                                             -----------     -----------     -----------     -----------     ------------

       GROSS PROFIT (LOSS)                       679,947         699,946         680,758         299,000        4,230,490

General and administrative expenses              735,236         478,220         690,204  b      (53,000)       7,100,681
                                                                                          c      344,000
                                             -----------     -----------     -----------     -----------     ------------

       OPERATING INCOME (LOSS)                   (55,289)        221,726          (9,446)          8,000       (2,870,191)

Interest income                                       --              --              --              --           58,331
Interest expense                                 (25,914)       (161,543)        (24,835) e      (58,000)        (379,405)

                                                                                          f       14,000
Other income (expense)                                --        (352,152)            779              --         (547,391)
                                             -----------     -----------     -----------     -----------     ------------

       INCOME (LOSS) BEFORE
         PROVISION FOR INCOME
         TAXES                                   (81,203)       (291,969)        (33,502)        (36,000)      (3,738,656)

Provision for (benefit from) income taxes         12,548          13,251              --  g   (1,457,499)      (1,495,462)
                                             -----------     -----------     -----------     -----------     ------------

       INCOME (LOSS) FROM
         CONTINUING OPERATIONS               $   (93,751)    $  (305,220)    $   (33,502)    $ 1,421,499     $ (2,243,194)
                                             ===========     ===========     ===========     ===========     ============


Primary loss per share:
       Loss from continuing
         operations
                                                                                                             $       (.15)
                                                                                                             ============

Weighted-average number of
  shares outstanding                                                                      h                    15,125,028
                                                                                                             ============




---------------------------------------
See accompanying notes to the pro forma
 consolidated financial statements.

                   U. S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (Unaudited)





1.       Unaudited Pro Forma Consolidated Balance Sheet Adjustments

         a Adjustment to reflect the payment of cash and issuance of stock to effect the acquisition of Waste Concepts, Inc.

         b Adjustment to eliminate the common stock, additional paid-in capital and retained earnings of Waste Concepts, Inc.

         c Adjustment to reflect the purchase price allocation of acquired assets and liabilities to estimated fair value

2.       Unaudited Pro Forma Consolidated Statements of Operations


         a        Adjustment to reflect the elimination of intercompany sales

         b Adjustment to reflect the reduction in amortization expense related to the amortization of goodwill which was recorded on the historical financial statements of the Parent and WCI

         c Adjustment to reflect increase in amortization expense on the goodwill recorded related to the acquisitions of the Parent, RPI, ARDT, ESP, ITS, EPC, and WCI

         d Adjustment to reflect the net decrease in depreciation expense on property and equipment recorded at the estimated fair value

         e Adjustment to reflect increase in interest expense for the notes payable incurred to partially fund the RPI acquisition

         f Adjustment to reflect the decrease in interest expense for notes payable not assumed in the acquisition of ARDT

         g Adjustment to calculate the provision for income taxes on the consolidated pro forma results at the effective statutory tax rates of 40%

         h The weighted average shares outstanding used to calculate pro forma loss per share is based on the historical average number of shares of common stock outstanding during the period adjusted for the acquisitions as if they had occurred on January 1, 1996. For the year ended December 31, 1996 and the nine months ended September 30, 1997, common stock equivalents have been excluded and fully diluted loss per share amounts are not presented as they are both anti-dilutive.

                       CLEAN EARTH, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                    CONTENTS



FINANCIAL STATEMENTS

         Independent Accountants' Report                                Page     1

         Consolidated Balance Sheets                                             2

         Consolidated Statements of Operations                                   3

         Consolidated Statements of Changes in Stockholders' Equity              4

         Consolidated Statements of Cash Flows                                   5

         Notes to Consolidated Financial Statements                         6 to 9

                       -----------------------------------
                       KUNTZ LESHER SIEGRIST & MARTINI LLP
                       -----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                             215 S. CENTERVILLE ROAD
                                 P. O. BOX 8408
                               LANCASTER, PA 17604
                                  (717)394-5666
                                FAX (717)394-0693


                         INDEPENDENT ACCOUNTANTS' REPORT



To the Stockholder
Clean Earth, Inc. and Subsidiaries
Boca Raton, Florida


        We have audited the accompanying consolidated balance sheets of Clean Earth, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clean Earth, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





                                    /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                    KUNTZ LESHER SIEGRIST & MARTINI LLP
                                    CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
December 18, 1997

                       CLEAN EARTH, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995


                                                                                      1996              1995
                                                                                   -----------       ----------
              ASSETS

CURRENT ASSETS
        Cash and cash equivalents                                                  $   628,822       $1,110,206
        Receivables:
          Accounts, net of allowance for doubtful accounts
            of $61,704 and $40,000 in 1996 and 1995, respectively                    1,319,471        2,443,171
          Insurance settlement                                                         455,000               --
        Inventories                                                                     71,143           31,513
        Prepaid expenses and other current assets                                       80,468          153,235
                                                                                   -----------       ----------

              TOTAL CURRENT ASSETS                                                   2,554,904        3,738,125

Property and equipment, net                                                            435,718          874,220
Deferred income taxes                                                                       --          121,300
Deferred expenses                                                                        9,655           17,900
                                                                                   -----------       ----------

              TOTAL ASSETS                                                         $ 3,000,277       $4,751,545
                                                                                   ===========       ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
        Accounts payable                                                           $   652,576       $  409,213
        Accrued expenses                                                               383,111          190,091
        Deferred revenue                                                               162,819          189,055
                                                                                   -----------       ----------

              TOTAL LIABILITIES                                                      1,198,506          788,359

STOCKHOLDERS' EQUITY
        Common stock par value $1.00, authorized 700 shares; issued and outstanding 70 shares and 100 shares at December 31, 1996 and 1995,
          respectively                                                                      70              100
        Additional paid-in capital                                                   1,899,930        2,999,900
        Retained earnings (deficit)                                                    (98,229)         963,186
                                                                                   -----------       ----------

              TOTAL STOCKHOLDERS' EQUITY                                             1,801,771        3,963,186
                                                                                   -----------       ----------

              TOTAL LIABILITIES AND STOCKHOLDERS'
                EQUITY                                                             $ 3,000,277       $4,751,545
                                                                                   ===========       ==========


-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                       CLEAN EARTH, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                     1996             1995
                                                                 -----------       ----------
Net sales                                                        $ 4,741,939       $6,043,963

Cost of goods sold                                                 3,721,508        4,116,721
                                                                 -----------       ----------

        GROSS PROFIT                                               1,020,431        1,927,242

General and administrative expenses                                1,311,155        1,103,018
                                                                 -----------       ----------

        OPERATING INCOME (LOSS)                                     (290,724)         824,224

Interest income                                                       53,156               --
Interest expense                                                      (8,397)              --
                                                                 -----------       ----------

        INCOME (LOSS) BEFORE PROVISION FOR
           (BENEFIT FROM) INCOME TAXES                              (245,965)         824,224

Provision for (benefit from) income taxes                            (65,691)         310,000
                                                                 -----------       ----------

        INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     (180,274)         514,224

Extraordinary item - gain on involuntary conversion (net of
  income taxes of $44,500)                                            66,859               --
                                                                 -----------       ----------

        NET INCOME (LOSS)                                        $  (113,415)      $  514,224
                                                                 ===========       ==========



-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                       CLEAN EARTH, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                       RETAINED
                                         COMMON       ADDITIONAL       EARNINGS
                                         STOCK     PAID-IN CAPITAL     (DEFICIT)          TOTAL
                                         -----     ---------------     ---------       -----------
Balance January 1, 1995                  $ 100       $ 2,999,900       $ 848,962       $ 3,848,962

Net income                                  --                --         514,224           514,224

Cash dividend paid                          --                --        (400,000)         (400,000)
                                         -----       -----------       ---------       -----------

Balance December 31, 1995                  100         2,999,900         963,186         3,963,186

Purchase and retirement of treasury
  stock                                    (30)       (1,099,970)             --        (1,100,000)

Net loss                                    --                --        (113,415)         (113,415)

Cash dividend paid                          --                --        (948,000)         (948,000)
                                         -----       -----------       ---------       -----------

Balance December 31, 1996                $  70       $ 1,899,930       $ (98,229)      $ 1,801,771
                                         =====       ===========       =========       ===========



-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                       CLEAN EARTH, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                          1996              1995
                                                                      -----------       -----------
Cash flows from operating activities:
     Net income (loss)                                                $  (113,415)      $   514,224
                                                                      -----------       -----------
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
         Depreciation and amortization                                    629,697           912,905
         Provision for losses on accounts receivable                       21,704            (5,000)
         Gain on sale of property and equipment                                --           (84,500)
         Write-off of fire damaged equipment                               68,085                --
         Deferred income taxes                                            121,300          (120,000)
         Increase (decrease) in cash due to changes in operating
           assets and liabilities:
              Accounts receivable                                         646,996        (1,129,648)
              Inventories                                                 (39,630)           (6,074)
              Prepaid expenses and other assets                            72,767            40,914
              Accounts payable                                            243,363          (217,385)
              Accrued expenses                                            193,020           179,248
              Deferred revenue                                            (26,236)          189,055
                                                                      -----------       -----------
                  Total adjustments                                     1,931,066          (240,485)
                                                                      -----------       -----------
                  NET CASH PROVIDED BY OPERATING ACTIVITIES             1,817,651           273,739
                                                                      -----------       -----------

Cash flows from investing activities:
     Proceeds from sale of property and equipment                              --           200,000
     Capital expenditures                                                (251,035)           (7,602)
                                                                      -----------       -----------
                  NET CASH PROVIDED BY (USED IN) INVESTING
                    ACTIVITIES                                           (251,035)          192,398
                                                                      -----------       -----------

Cash flows from financing activities:
     Payment for purchase of treasury stock                            (1,100,000)               --
     Dividends paid                                                      (948,000)         (400,000)
                                                                      -----------       -----------
                  NET CASH USED IN FINANCING ACTIVITIES                (2,048,000)         (400,000)
                                                                      -----------       -----------

                  NET INCREASE (DECREASE) IN CASH
                    AND CASH EQUIVALENTS                                 (481,384)           66,137

Cash and cash equivalent - beginning of year                            1,110,206         1,044,069
                                                                      -----------       -----------

                  CASH AND CASH EQUIVALENTS - END OF YEAR             $   628,822       $ 1,110,206
                                                                      ===========       ===========

 SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures of cash flow information:
       Cash paid during the year for:
              Interest                                                $     8,397       $        --
                                                                      ===========       ===========
              Income taxes                                            $    50,000       $   210,000
                                                                      ===========       ===========


-------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                       CLEAN EARTH, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

                  Clean Earth, Inc. and its subsidiaries are engaged in the recycling of soils which have been exposed to hydrocarbons. The Company's soil recycling customers are located primarily in the Northeastern United States.

                  On December 30, 1996, Clean Earth, Inc. and its wholly-owned subsidiaries were acquired by U.S. Plastic Lumber corp. (USPLC) in an exchange of 5,400,000 shares of USPLC for all of the outstanding shares of Clean Earth, Inc. The acquisition will be accounted for as a reverse merger, and accordingly, Clean Earth, Inc. and Subsidiaries will be considered the acquiror for financial reporting purposes.

         PRINCIPLES OF CONSOLIDATION

                  The accompanying consolidated financial statements include the accounts of Clean Earth, Inc. and its wholly-owned subsidiaries, Clean Earth of New Castle, Inc., Clean Earth In-Situ and Delaware Improvement Corp., (collectively the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

         USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CASH EQUIVALENTS

                  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

         INVENTORIES

                  Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method. Inventories consist primarily of supplies.

         PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.

                  Depreciation expense was $621,452 and $903,199 for the years ended December 31, 1996 and 1995, respectively.

         DEFERRED EXPENSES

                  Deferred expenses consist primarily of covenants not to compete and organization costs. These expenses are amortized over their estimated useful lives.

         DEFERRED REVENUE

                  Revenue from soil recycling is recognized upon treatment and certification. Billings for untreated soils are recorded as deferred revenue.

         INCOME TAXES

                  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

         ADVERTISING COSTS

                  Advertising costs are charged to operations as incurred and were approximately $18,500 and $17,600 in 1996 and 1995, respectively.

         CONCENTRATIONS OF CREDIT RISK

                  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with two financial institutions which are located in the Northeastern United States. At December 31, 1996 and 1995, the Company had bank balances of approximately $548,000 and $968,000, respectively, in excess of amount insured by federal deposit insurance. Trade receivables are concentrated primarily in the Northeastern United States. The Company generally does not require collateral from its customers.

         RECLASSIFICATION

                  The 1995 consolidated financial statements have been reclassified to conform to the current year presentation.

         NOTE 2 - TREASURY STOCK

                  In March 1996, Clean Earth, Inc. acquired 30 shares of its common stock from its sole stockholder for $1,100,000. Effective with the reverse merger, those treasury shares were cancelled and retired.

         NOTE 3 - EMPLOYEE BENEFIT PLANS

                  The Company has defined contribution 401(k) and profit sharing plans which cover substantially all employees who have met the eligibility requirements. Employees may contribute up to the maximum allowable under current regulations to the 401(k). There are no employee contributions to the profit sharing plan. The Company's contribution to each plan is at the discretion of the Company. There were no Company contributions to either plan during 1996 and 1995.

NOTE 4 - PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:

                                           DECEMBER 31,
                                   -----------------------------
                                       1996              1995
                                   -----------       -----------
Machinery and equipment            $ 3,301,111       $ 3,194,235
Leasehold improvements                 409,470           406,971
Furniture and fixtures                   2,250             2,250
                                   -----------       -----------
                                     3,712,831         3,603,456
Less accumulated depreciation       (3,277,113)       (2,729,236)
                                   -----------       -----------

                                   $   435,718       $   874,220
                                   ===========       ===========

NOTE 5 - INCOME TAXES (Continued)

       The provision for income taxes includes federal and state taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The components of the provision for income taxes for the years ended December 31, 1996 and 1995 are as follows:

                      1996            1995
                   ---------       ---------
Current:
      Federal      $(144,812)      $ 357,800
      State          (42,179)         72,200
                   ---------       ---------
                    (186,991)        430,000
                   ---------       ---------
Deferred:
      Federal         94,918         (93,800)
      State           26,382         (26,200)
                   ---------       ---------
                     121,300        (120,000)
                   ---------       ---------

                   $ (65,691)      $ 310,000
                   =========       =========





       The following is a summary of the significant components of the Company's deferred tax assets and liabilities at December 31, 1996 and 1995:

                                              1996            1995
                                           ---------       ---------
Deferred tax assets:
      Accounts receivable                  $  25,000       $  16,000
      Property and equipment                 241,000         192,000
      Accrued expenses                        30,600              --
                                           ---------       ---------
                                             296,600         208,000

Valuation allowance                         (230,600)        (86,700)
                                           ---------       ---------

Net deferred tax assets                    $  66,000       $ 121,300

Deferred tax liabilities:
      Insurance settlement receivable      $  66,000       $      --
                                           ---------       ---------

               NET DEFERRED TAXES          $      --       $ 121,300
                                           =========       =========

NOTE 6 - GAIN ON INVOLUNTARY CONVERSION

                  During March 1996, fire damaged equipment at one of the Company's subsidiaries. The extraordinary gain represents the excess of insurance proceeds received over the loss incurred. The Company and the insurance carrier reached a final settlement in February, 1997, for an additional $455,000. This amount is reflected in the December 31, 1996 balance sheet as a receivable. Total insurance proceeds amounted to $805,000 for the year ended December 31, 1996.


NOTE 7 - RELATED PARTY TRANSACTIONS

                  The Company incurred administration and services fees to its stockholders of $500,000 and $450,000 for the years ended December 31, 1996 and 1995, respectively.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

                  The Company leases land at its soil recycling facility at a rental of $1.00 per ton of soil received with a minimum rental of $50,000 per year. Rent expense under this lease was $144,915 and $159,762 for the years ended December 31, 1996 and 1995, respectively. The lease currently expires in 1998 and contains three five year renewal options. The lessor has the right and option at the time of renewal to require the Company to purchase the property at a purchase price of $100,000 per acre subject to annual escalations based on the Consumer Price Index from inception of the lease. The Company currently leases 7.5 acres of land. Rent expense was approximately $300,000 and $213,000 for the years ended December 31, 1996 and 1995, respectively.

         COVENANT NOT TO COMPETE

                  The Company has a covenant not to compete agreement for which the Company pays $2.00 per ton of soil received for processing. These payments expire July, 1998. The expense for the covenant not to compete for 1996 and 1995 amounted to $336,546 and $503,980, respectively.

         LEGAL PROCEEDINGS

                  The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

                       RECYCLED PLASTICS INDUSTRIES, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                       -----------------------------------
                       KUNTZ LESHER SIEGRIST & MARTINI LLP
                       -----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                             215 S. CENTERVILLE ROAD
                                 P. O. BOX 8408
                               LANCASTER, PA 17604
                                  (717)394-5666
                                FAX (717)394-0693


                         INDEPENDENT ACCOUNTANTS' REPORT






To the Stockholders
Recycled Plastics Industries, Inc.
Boca Raton, Florida


        We have audited the accompanying balance sheets of Recycled Plastics Industries, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recycled Plastics Industries, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                         /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                         KUNTZ LESHER SIEGRIST & MARTINI LLP
                                         CERTIFIED PUBLIC ACCOUNTANTS



Lancaster, Pennsylvania
November 24, 1997

                       RECYCLED PLASTICS INDUSTRIES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995




                                                                      1996                 1995
                                                                    --------             --------
             ASSETS

Cash                                                                $ 11,532             $ 39,586
Accounts receivable, net of allowance for
  doubtful accounts of $22,463 and $23,730                            89,283              100,295
Inventories                                                          300,774              194,366
                                                                    --------             --------

             TOTAL CURRENT ASSETS                                    401,589              334,247

Property and equipment, net                                          132,094              144,316
Other assets                                                           5,373                9,125
                                                                    --------             --------

             TOTAL ASSETS                                           $539,056             $487,688
                                                                    ========             ========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt                                   $ 57,875             $ 68,498
Accounts payable                                                      47,144               35,092
Accrued expenses                                                      30,916               36,784
                                                                    --------             --------

             TOTAL CURRENT LIABILITIES                               135,935              140,374

Long-term debt, net of current portion                               231,305                   --
Loans from shareholders                                                   --               60,000
                                                                    --------             --------

             TOTAL LIABILITIES                                       367,240              200,374
                                                                    --------             --------

STOCKHOLDERS' EQUITY
       Common stock par value $.01, authorized 10,000
         shares; issued and outstanding 4,000 shares                      40                   40
       Additional paid-in capital                                     64,960               64,960
       Retained earnings                                             106,816              222,314
                                                                    --------             --------

             TOTAL STOCKHOLDERS' EQUITY                              171,816              287,314
                                                                    --------             --------

             TOTAL LIABILITIES AND
               STOCKHOLDERS' EQUITY                                 $539,056             $487,688
                                                                    ========             ========





----------------------
The accompanying notes are an integral part of the financial statements.

                       RECYCLED PLASTICS INDUSTRIES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                    1996             1995
                                                 -----------      -----------

Net sales                                        $ 1,395,322      $ 1,133,335

Cost of goods sold                                   857,056          716,551
                                                 -----------      -----------

             GROSS PROFIT                            538,266          416,784

General and administrative expenses                  235,553          272,427
                                                 -----------      -----------

             OPERATING INCOME                        302,713          144,357

Other income (expense)
       Interest income                                 2,060            4,358
       Interest expense                              (23,744)         (16,382)
                                                 -----------      -----------

             NET INCOME                              281,029          132,333

Retained earnings, beginning of year:                222,314          161,981

Distributions to stockholders                       (396,527)         (72,000)
                                                 -----------      -----------

             RETAINED EARNINGS, END OF YEAR:     $   106,816      $   222,314
                                                 ===========      ===========






---------------------
The accompanying notes are an integral part of the financial statements.

                       RECYCLED PLASTICS INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                             1996                1995
                                                                          ---------           ---------
Cash flows from operating activities:
     Net income                                                           $ 281,029           $ 132,333
                                                                          ---------           ---------
     Adjustments to reconcile net income to
       cash provided by operating activities:
         Depreciation and amortization                                       49,793              58,514
         Increase (decrease) in cash due to changes in operating
           assets and liabilities:
             Accounts receivable                                             11,013              12,704
             Inventories                                                   (106,408)            (51,443)
             Accounts payable                                                12,052             (41,504)
             Accrued expense                                                 (5,868)            (17,262)
             Other assets                                                     2,295               5,795
                                                                          ---------           ---------
                  Total adjustments                                         (37,123)            (33,196)
                                                                          ---------           ---------

                  NET CASH PROVIDED BY
                    OPERATING ACTIVITIES                                    243,906              99,137
                                                                          ---------           ---------

Cash flows from investing activities:
     Capital expenditures                                                   (36,115)            (33,706)
                                                                          ---------           ---------

                  NET CASH USED IN INVESTING ACTIVITIES                     (36,115)            (33,706)
                                                                          ---------           ---------

Cash flows from financing activities:
     Principal payments on stockholders' loans                              (60,000)            (25,000)
     Principal payments on long-term debt                                  (104,318)            (65,044)
     Proceeds from issuance of long-term debt                               325,000                  --
     Distributions to stockholders                                         (396,527)            (72,000)
                                                                          ---------           ---------

                  NET CASH USED IN FINANCING  ACTIVITIES                   (235,845)           (162,044)
                                                                          ---------           ---------

                  NET DECREASE IN CASH AND
                    CASH EQUIVALENTS                                        (28,054)            (96,613)

Cash and cash equivalents, beginning of year                                 39,586             136,199
                                                                          ---------           ---------

                  CASH AND CASH EQUIVALENTS,
                    END OF YEAR                                           $  11,532           $  39,586
                                                                          =========           =========

Supplemental disclosures of cash flow information:
     Cash paid during the year for interest                               $  23,744           $  16,382
                                                                          =========           =========


----------------------
The accompanying notes are an integral part of the financial statements.

                       RECYCLED PLASTICS INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS

         Recycled Plastics Industries, Inc. (the Company) is engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste. The Company's customers are primarily located throughout the North Central United States.

  USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

  INVENTORIES

         Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method.

  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.

  LONG-LIVED ASSETS

         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS No. 121 did not have an impact on the Company's financial position or results of operations.

INCOME TAXES

         The Company has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal and state income taxes has been included in these financial statements.

ADVERTISING COSTS

         Advertising costs are charged to operations as incurred and were approximately $7,200 and $2,500 during the years ended December 31, 1996 and 1995, respectively.

CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with one financial institution which is located in Wisconsin. Trade receivables generally are concentrated in the North Central United States. However, one customer accounted for 15.4% and 14.0% of net sales during the years ended December 31, 1996 and 1995, respectively. The Company generally does not require collateral from its customers.

NOTE 2 - INVENTORIES

       Inventories consist of the following at December 31, 1996 and 1995:

                                               1996                  1995
                                            ---------             ---------
Raw materials                               $  70,622             $  68,232
Finished goods                                230,152               126,134
                                            ---------             ---------

                                            $ 300,774             $ 194,366
                                            =========             =========

NOTE 3 - PROPERTY AND EQUIPMENT

       Property and equipment consist of the following at December 31, 1996 and 1995:


                                              1996                   1995
                                            --------              ---------
Machinery and equipment                     $348,000              $ 317,211
Leasehold improvements                         8,831                  8,831
Furniture and fixtures                        18,783                 13,456
                                            --------              --------
                                             375,614                339,498
Less accumulated depreciation               (243,520)              (195,182)
                                             -------              ---------

                                            $132,094              $ 144,316
                                            ========              =========

         Depreciation expense was $48,338 and $56,621 for the years ended December 31, 1996 and 1995, respectively.

NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 1996 and 1995:

                                                                            1996                1995
                                                                          --------            --------
Promissory bank note, payable in monthly installments
  of $6,630, including interest at a fixed rate of 8.25%,
  balloon payment due in April 1999.                                      $289,180            $      --

Promissory bank note, payable in monthly installments
  of $6,190, including interest at a fixed rate of 8.75%,
  balloon payment due in December 1996.                                         --               68,498
                                                                          --------            ---------
                                                                           289,180               68,498

Less current portion                                                        57,875               68,498
                                                                          --------            ---------

                                                                          $231,305            $      --
                                                                          ========            =========


       The Company had available a $125,000 line of credit bearing interest at the bank's prime rate plus .25% (8.50% at December 31, 1996). At December 31, 1995 the Company had available a $65,000 line of credit bearing interest at the bank's prime rate plus 1.00% (9.50% at December 31, 1995).

       Future maturities of long-term debt are as follows:

             1997                              $  57,875
             1998                                 62,835
             1999                                168,470

NOTE 5 - RELATED PARTY TRANSACTIONS

       As of December 31, 1995, a loan payable of $60,000 was payable to the shareholders of the Company. Interest is payable at 10% annually. Interest expense was $2,000 and $7,146 for the years ended December 31, 1996 and 1995. This loan was repaid in 1996.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

RELATED PARTY OPERATING LEASE

       The Company leases office space and manufacturing facilities under a non-cancelable operating lease from an entity controlled by individuals who are also stockholders of the Company. The lease expires in December 1999 and may be extended by the Company for a period of five years.

       Future minimum payments are as follows for the years ending December 31:

             1997                              $  53,189
             1998                                 53,189
             1999                                 53,189

         Rent expense for all operating leases for the year ended December 31, 1996 and 1995 was $53,189 in each year.

LEGAL PROCEEDINGS

         The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.


NOTE 7 - SUBSEQUENT EVENT

         Effective January 27, 1997, all of the Company's issued and outstanding shares of common stock was sold to U.S. Plastic Lumber Corporation (USPLC). The accompanying financial statements do not reflect any adjustments related to USPLC's acquisition of the Company.

              ADVANCED REMEDIATION AND DISPOSAL TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                       -----------------------------------
                       KUNTZ LESHER SIEGRIST & MARTINI LLP
                       -----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                             215 S. CENTERVILLE ROAD
                                 P. O. BOX 8408
                               LANCASTER, PA 17604
                                  (717)394-5666
                                FAX (717)394-0693


                         INDEPENDENT ACCOUNTANTS' REPORT



To the Stockholders
Advanced Remediation and Disposal
  Technologies, Inc.
Boca Raton, Florida


         We have audited the accompanying balance sheets of Advanced Remediation and Disposal Technologies, Inc. as of December 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Remediation and Disposal Technologies, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






                                      /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                      KUNTZ LESHER SIEGRIST & MARTINI LLP
                                      CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
December 29, 1997

              ADVANCED REMEDIATION AND DISPOSAL TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995


                                                                             1996                1995
                                                                          ---------           ---------
             ASSETS
Cash                                                                      $  18,335           $ 109,090
Accounts receivable, net of allowance for
  doubtful accounts of $132,848 and $0                                      726,669             240,379
Prepaid expenses                                                             24,726              16,919
Investments                                                                      --              31,500
                                                                          ---------           ---------

             TOTAL CURRENT ASSETS                                           769,730             397,888

Property and equipment, net                                                  90,729             138,345
Other assets                                                                    972               1,420
                                                                          ---------           ---------

             TOTAL ASSETS                                                 $ 861,431           $ 537,653
                                                                          =========           =========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt                                         $  33,015           $  67,083
Line of credit                                                              120,000             150,000
Accounts payable                                                            252,131              30,579
Accrued expenses                                                             27,184              45,059
                                                                          ---------           ---------

             TOTAL CURRENT LIABILITIES                                      432,330             292,721

Long-term debt, net of current portion                                           --              33,015
                                                                          ---------           ---------

             TOTAL LIABILITIES                                              432,330             325,736
                                                                          ---------           ---------

STOCKHOLDERS' EQUITY
       Common stock par value $1, authorized 10,000 shares;
         issued and outstanding 1,200 shares                                  1,200               1,200
       Additional paid-in capital                                             4,300               4,300
       Retained earnings                                                    423,601             206,417
                                                                          ---------           ---------

             TOTAL STOCKHOLDERS' EQUITY                                     429,101             211,917
                                                                          ---------           ---------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 861,431           $ 537,653
                                                                          =========           =========







---------------------
The accompanying notes are an integral part of the financial statements.

              ADVANCED REMEDIATION AND DISPOSAL TECHNOLOGIES, INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                             1996               1995
                                                                          ---------           ---------
Net sales                                                                $2,343,047          $1,865,194

Cost of goods sold                                                        1,646,099           1,426,582
                                                                         ----------          ----------

             GROSS PROFIT                                                   696,948             438,612

General and administrative expenses                                         468,826             252,971
                                                                         ----------          ----------

             OPERATING INCOME                                               228,122             185,641

Other income (expense)
       Gain on sale of assets                                                 3,069                  --
       Interest expense                                                     (14,007)             (9,413)
                                                                         ----------          ----------

             NET INCOME                                                     217,184             176,228

Retained earnings, beginning of year:                                       206,417              90,189

Distributions to shareholders                                                    --              60,000
                                                                         ----------          ----------

             RETAINED EARNINGS, END OF YEAR:                             $  423,601          $  206,417
                                                                         ==========          ==========
















----------------------
The accompanying notes are an integral part of the financial statements.

              ADVANCED REMEDIATION AND DISPOSAL TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                             1996                1995
                                                                          ---------           ---------
Cash flows from operating activities:
     Net income                                                           $ 217,184           $ 176,228
     Adjustments to reconcile net income to
       cash provided by (used in) operating activities:
         Depreciation and amortization                                       43,854              29,713
         Gain on sale of asset                                               (3,069)                 --
         Increase (decrease) in cash due to changes in operating
          assets and liabilities:
             Accounts receivable                                           (486,290)            (50,606)
             Prepaid expenses                                                (7,807)             (4,099)
             Accounts payable                                               221,552             (49,222)
             Accrued expenses                                               (12,375)             32,423
                                                                          ---------           ---------
                  Total adjustments                                        (244,135)            (41,791)
                                                                          ---------           ---------

                  NET CASH PROVIDED BY (USED IN)
                    OPERATING ACTIVITIES                                    (26,951)            134,437

Cash flows from investing activities:
     Purchase of capital equipment                                          (13,727)           (157,118)
     Purchase of securities                                                      --             (31,500)
     Proceeds from sale of assets                                            47,006                  --
                                                                          ---------           ---------

                  NET CASH PROVIDED BY (USED IN)
                    INVESTING ACTIVITIES                                     33,279            (188,618)
                                                                          ---------           ---------

Cash flows from financing activities:
     Proceeds from line of credit borrowings                                     --             130,000
     Proceeds from issuance of long-term debt                                    --             108,637
     Principal payments on notes payable                                    (67,083)             (8,539)
     Payments on line of credit                                             (30,000)                 --
     Principal payments on shareholders' loans                                   --             (11,644)
     Distributions to shareholders                                               --             (60,000)
                                                                          ---------           ---------

                  NET CASH PROVIDED BY (USED IN)
                    FINANCING  ACTIVITIES                                   (97,083)            158,454
                                                                          ---------           ---------

                  NET INCREASE (DECREASE) IN CASH
                    AND CASH EQUIVALENTS                                    (90,755)            104,273

Cash and cash equivalents, beginning of year                                109,090               4,817
                                                                          ---------           ---------

                  CASH AND CASH EQUIVALENTS, END OF YEAR                  $  18,335           $ 109,090
                                                                          =========           =========

Supplemental disclosures of cash flow information:
     Cash paid during the year for interest                               $  14,662           $   7,423
                                                                          =========           =========

----------------------
The accompanying notes are an integral part of the financial statements.

              ADVANCED REMEDIATION AND DISPOSAL TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF OPERATIONS

         The Company provides remediation, waste handling and disposal services in the Philadelphia area environmental market.

        USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for maintenance, repairs and renewals of a minor nature are charged against earnings as incurred. Major improvements and betterments are capitalized. Depreciation is provided by the use of the straight-line and accelerated methods over the estimated useful lives of the related assets.

        INCOME TAXES

         The Company has elected S corporation status for federal and state income tax purposes. Under such election, federal and state income taxes are the responsibility of the shareholders personally and are included on their individual income tax returns. Accordingly, the financial statements do not contain a provision for income taxes.


NOTE B - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 1996 and 1995:


                                                         1996               1995
                                                      ---------          ----------
        Office fixtures and equipment                 $  13,062          $    8,823
        Field equipment                                  31,186              21,698
        Transportation equipment                        115,473             138,920
                                                      ---------          ----------
                                                        159,721             169,441
        Less accumulated depreciation                   (68,992)            (31,096)
                                                      ---------          ----------

                                                      $  90,729          $  138,345
                                                      =========          ==========


         Depreciation expense was $43,406 and $29,265 for the years ended December 31, 1996 and 1995, respectively.

NOTE C - LONG-TERM DEBT

       Long-term debt consists of the following at December 31, 1996 and 1995:

                                                                                      1996        1995
                                                                                    --------    -------

Promissory bank note, payable in monthly installments of $1,427, including interest at the Wall Street Journal's prime rate plus 1.5% (9.75% and 10.0% at
  December 31, 1996 and 1995, respectively) collateralized by equipment and
  guaranteed by the stockholders. The note was retired in February 1997.            $ 33,015    $ 65,646


Installment note payable, due in 60 monthly installments of $405 including
  interest at 12% through January 2000, collateralized by transportation equipment.       --      15,611


Installment note payable, due in 60 monthly installments of $488 including
  interest at 12% through January 2000, collateralized by transportation equipment.       --      18,841

                                                                                    --------    --------
                                                                                    $ 33,015    $100,098
Less current portion                                                                  33,015      67,083
                                                                                    --------    --------
                                                                                    $     --    $ 33,015
                                                                                    ========    ========

       The Company had available a $500,000 line of credit bearing interest at the Wall Street Journal's prime rate plus 1.5% (9.75% and 10.0% at December 31, 1996 and 1995, respectively). The outstanding balance was $120,000 and $150,000 at December 31, 1996 and 1995, respectively.


NOTE D - RETIREMENT PLAN

       The Company started a Simplified Employee Pension for all employees not covered under a collective bargaining agreement in 1995. To be eligible the employee must be 21 years of age and have three years of employment. Contributions under this plan were $15,000 for the years ended December 31, 1996 and 1995, respectively.


NOTE E - RELATED PARTY TRANSACTIONS

       Three minority shareholders of the Company are also shareholders of Corrosion Control Corporation. The Company and Corrosion Control Corporation have entered into several transactions. The following is a summary of such transactions with Corrosion Control Corporation for the years ended December 31, 1996 and 1995:

         Aggregate sales during the years ended December 31, 1996 and 1995 were approximately $75,000 and $0, respectively.

         Aggregate services purchased during the years ended December 31, 1996 and 1995 were approximately $400 and $91,000, respectively.

NOTE F - SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

        The Company had substantial contracts with various entities. During the years ended December 31, 1996 and 1995, approximate sales to these entities were as follows:

                               1996                  1995
                             --------              --------
        Entity A                28%                   --
        Entity B                14%                   --
        Entity C                --                    36%
        Entity D                --                    29%
        Entity E                --                    14%
        Entity F                --                    11%

       The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash with high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit.

       Credit risk with respect to trade receivables generally are concentrated in the Northeastern United States. The Company's top five customers accounted for approximately 69% and 93% of sales in 1996 and 1995, respectively, and 59% and 76% of accounts receivable at December 31, 1996 and 1995, respectively. One customer accounted for 28% of the Company's account receivable at December 31, 1996. Another customer accounted for 48% of accounts receivable at December 31, 1995. The Company generally does not require collateral from its customers.


NOTE G - SUBSEQUENT EVENT

       Effective February 24, 1997, all of the Company's issued and outstanding shares of common stock were sold to U.S. Plastic Lumber Corporation (USPLC). The accompanying financial statements do not reflect any adjustments related to USPLC's acquisition of the Company.

                       INTEGRATED TECHNICAL SERVICES, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

                       -----------------------------------
                       KUNTZ LESHER SIEGRIST & MARTINI LLP
                       -----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                             215 S. CENTERVILLE ROAD
                                 P. O. BOX 8408
                               LANCASTER, PA 17604
                                  (717)394-5666
                                FAX (717)394-0693


                         INDEPENDENT ACCOUNTANTS' REPORT



To the Stockholders
Integrated Technical Services, Inc.
Boca Raton, Florida


        We have audited the accompanying balance sheet of Integrated Technical Services, Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Technical Services, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                        /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP

                                        KUNTZ LESHER SIEGRIST & MARTINI LLP
                                        CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
August 7, 1997

                       INTEGRATED TECHNICAL SERVICES, INC.

                                 BALANCE SHEETS




                                                                                DECEMBER 31,       MARCH 31,
                                                                                   1996              1997
                                                                                ------------     ------------
                                                                                                  (unaudited)
             ASSETS
CURRENT ASSETS
       Cash and cash equivalents                                                $    61,626      $    94,550
       Accounts receivable, net of allowance for
         doubtful accounts of $45,000 in 1996 and 1997                              760,614        1,023,887
       Cost and estimated earnings in excess of billings
         on uncompleted contracts                                                     7,467          368,424
       Prepaid expenses                                                              62,997           42,701
                                                                                -----------      -----------

             TOTAL CURRENT ASSETS                                                   892,704        1,529,562

Property and equipment, net                                                         206,519          189,168
Deferred expenses, net                                                                1,200              900
                                                                                -----------      -----------

             TOTAL ASSETS                                                       $ 1,100,423      $ 1,719,630
                                                                                ===========      ===========
             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Current portion of long-term debt                                        $   116,698      $    86,343
       Notes payable, stockholders                                                  115,000          115,000
       Accounts payable                                                             391,431        1,015,113
       Accrued expenses                                                             107,893           98,960
       Billings in excess of costs and estimated earnings on
         uncompleted contracts                                                       95,745           28,246
       Deferred income taxes                                                         91,447          104,460
                                                                                -----------      -----------

             TOTAL CURRENT LIABILITIES                                              918,214        1,448,122

Long-term debt, net of current portion                                               79,984           80,043
                                                                                -----------      -----------

             TOTAL LIABILITIES                                                      998,198        1,528,165
                                                                                -----------      -----------
STOCKHOLDERS' EQUITY
       Common stock par value $1, authorized 1,000 shares;
         issued and outstanding 1,000 shares                                          1,000            1,000
       Additional paid-in capital                                                     3,000            3,000
       Retained earnings                                                             98,225          187,465
                                                                                -----------      -----------

             TOTAL STOCKHOLDERS' EQUITY                                             102,225          191,465
                                                                                -----------      -----------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 1,100,423      $ 1,719,630
                                                                                ===========      ===========


----------------------
The accompanying notes are an integral part of the financial statements.

                       INTEGRATED TECHNICAL SERVICES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                                      FOR THE THREE
                                                                              FOR THE YEAR             MONTHS ENDED
                                                                          ENDED DECEMBER 31, 1996     MARCH 31, 1997
                                                                          -----------------------     --------------
                                                                                                       (unaudited)
Revenue                                                                         $  3,905,783           $  1,785,026

Cost of goods sold                                                                 3,225,836              1,483,824
                                                                                ------------           ------------
       GROSS PROFIT                                                                  679,947                301,202

Selling, general and administrative expenses                                         735,236                188,586
                                                                                ------------           ------------
       INCOME (LOSS) FROM OPERATIONS                                                 (55,289)               112,616

Interest expense                                                                      25,914                  4,638
                                                                                ------------           ------------
       INCOME (LOSS) BEFORE PROVISION FOR
         INCOME TAXES                                                                (81,203)               107,978

Provision for income taxes                                                            12,548                 18,738
                                                                                ------------           ------------
       NET INCOME (LOSS)                                                             (93,751)                89,240

Retained earnings - beginning of period                                              191,976                 98,225
                                                                                ------------           ------------

       RETAINED EARNINGS - END OF PERIOD                                        $     98,225           $    187,465
                                                                                ============           ============



----------------------
The accompanying notes are an integral part of the financial statements.

                       INTEGRATED TECHNICAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             FOR THE YEAR              FOR THE THREE
                                                                           ENDED DECEMBER 31,           MONTHS ENDED
                                                                                  1996                 MARCH 31, 1997
                                                                           ------------------      ---------------------
                                                                                                          (unaudited)
Cash flows from operating activities:
     Net income (loss)                                                         $ (93,751)              $   89,240
     Adjustments to reconcile net income (loss) to net                         ---------               ----------
       cash provided by operating activities:
          Depreciation and amortization                                           71,638                   20,925
          Deferred income taxes                                                  (36,855)                  13,013
          Increase (decrease) in cash due to changes in operating assets and liabilities:
              Accounts receivable                                                 (7,157)                (263,273)
              Cost and estimated earnings in excess of billings
                on uncompleted contracts                                          53,754                 (360,957)
              Prepaid expenses                                                    48,485                   20,296
              Accounts payable                                                   (35,602)                 623,682
              Accrued expenses                                                    51,488                   (8,933)
              Billings in excess of costs and estimated earnings
                on uncompleted contracts                                          59,220                  (67,499)
                                                                               ---------               ----------

                  Total adjustments                                              204,971                  (22,746)
                                                                               ---------               ----------
                  NET CASH PROVIDED BY OPERATING
                    ACTIVITIES                                                   111,220                   66,494
                                                                               ---------               ----------

Cash flows from investing activities:
     Capital expenditures                                                        (58,190)                  (3,274)
                                                                               ---------               ----------
                  NET CASH USED IN INVESTING
                    ACTIVITIES                                                   (58,190)                  (3,274)
                                                                               ---------               ----------

Cash flows from financing activities:
     Principal payments on notes payable - stockholders                          (10,000)                      --
     Principal payments on long-term debt                                       (102,602)                 (30,296)
     Proceeds from issuance of long-term debt                                     15,000                       --
                                                                               ---------               ----------

                  NET CASH USED IN FINANCING
                    ACTIVITIES                                                   (97,602)                 (30,296)
                                                                               ---------               ----------
                  NET INCREASE (DECREASE) IN CASH
                    AND CASH EQUIVALENTS                                         (44,572)                  32,924

Cash and cash equivalent - beginning of the period                               106,198                   61,626
                                                                               ---------               ----------

                  CASH AND CASH EQUIVALENTS -
                    END OF PERIOD                                              $  61,626               $   94,550
                                                                               =========               ==========




----------------------
The accompanying notes are an integral part of the financial statements.

                       INTEGRATED TECHNICAL SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   NATURE OF OPERATIONS

       Integrated Technical Services, Inc. is engaged in environmental remediation and consulting services. The Company's customers are located primarily in the state of New Jersey.

   USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

   PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.

       Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS No. 121 did not have an impact on the Company's financial position or results of operations.

   REVENUE AND COST RECOGNITION

       Revenues are recognized for fixed-price contracts on the percentage-of-completion method measured by the total costs incurred to date to estimated total costs for each contract. Revenues from time-and-material contracts are recognized currently as the work is performed.

       Contract costs include all direct material, labor and other costs and those indirect costs related to contract performance, such as indirect labor, fringe benefits, general insurance, repairs and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. No losses were anticipated on any jobs in process at December 31, 1996. Changes in job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which such revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and can be reliably estimated.

       The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

INCOME TAXES

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

ADVERTISING COSTS

       Advertising costs are charged to operations as incurred and were approximately $2,200 in 1996.

CONCENTRATIONS OF CREDIT RISK

       Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with various financial institutions which are located in the state of New Jersey. At December 31, 1996, the Company had bank balances of approximately $113,000 in excess of amount insured by federal deposit insurance. Trade receivables are concentrated primarily in the state of New Jersey. The Company generally does not require collateral from its customers.

UNAUDITED INTERIM FINANCIAL STATEMENTS

       In the opinion of management, the Company has made all adjustments necessary for a fair presentation of financial position as of March 31, 1997, and of the results of operations, and cash flows for the three months ended March 31, 1997, as presented in the accompanying unaudited interim financial statements. The results of operations for the three month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

         Costs incurred on uncompleted contracts                 $ 284,136
         Estimated earnings on uncompleted contracts               139,399
                                                                 ---------
                                                                   423,535
         Less billings on uncompleted contracts                    511,813
                                                                ----------
                                                                 $ (88,278)
                                                                 =========

       Included in the accompanying balance sheet under the following captions:

         Costs and estimated earnings in excess of
           billings on uncompleted contracts                     $   7,467
         Billings in excess of costs and estimated
           earnings on uncompleted contracts                       (95,745)
                                                                 ---------

                                                                 $ (88,278)
                                                                 =========

NOTE 3 - PROPERTY AND EQUIPMENT


       Property and equipment consist of the following at December 31, 1996:

         Machinery and equipment                               $180,162
         Vehicles                                               145,448
                                                               --------
                                                                325,610
         Less accumulated depreciation                         (119,091)
                                                               --------

                                                               $206,519
                                                               ========

       Depreciation expense was $70,438 for the year ended December 31, 1996.


NOTE 4 - NOTES PAYABLE - STOCKHOLDERS

       The Company has notes payable from its stockholders, bearing interest ranging from 7.5% to 10%. The notes are payable on demand and are uncollateralized.


NOTE 5 - LONG-TERM DEBT

       Long-term debt consists of the following as of December 31, 1996:

Notes payable, monthly principal and interest payments of
  $5,560, bearing interest at 9.0% to 10.45%, collateralized by
  related equipment.                                                $135,227

Note payable, monthly principal and interest payments
  of $1,798, bearing interest at 10.75%, uncollateralized.            10,457

Note payable, monthly principal and interest payments
  of $4,165, bearing interest at 9.81%, uncollateralized.             35,998

Bank line of credit, bearing interest at prime plus 1.25%
  (9.50% as of December 31, 1996), maximum availability of
  $100,000.                                                           15,000
                                                                    --------
                                                                     196,682
Less current portion                                                 116,698
                                                                    --------

                                                                    $ 79,984
                                                                    ========

       Future maturities of long-term debt are as follows:

             1997                                                   $116,698
             1998                                                     58,996
             1999                                                     17,848
             2000                                                      3,140
                                                                    --------

                                                                    $196,682
                                                                    ========

NOTE 6 - INCOME TAXES


       The provision for income taxes includes federal and state taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The components of the provision for income taxes for the year ended December 31, 1996 are as follows:

       Current:
             Federal                                        $  36,849
             State                                             12,554
                                                            ---------
                                                               49,403
                                                            ---------
       Deferred:
             Federal                                          (28,735)
             State                                             (8,120)
                                                            ---------
                                                              (36,855)
                                                            ---------

                                                            $  12,548
                                                            =========

       The following is a summary of the significant components of the Company's deferred tax assets and liabilities at December 31, 1996:

       Deferred tax assets:
             Accounts payable                               $ 159,900
             Accrued expenses                                  23,302
             Billings in excess of costs and estimated
               earnings on uncompleted contracts               36,062
                                                            ---------

                   Gross deferred tax assets                  219,264

       Deferred tax liabilities:
             Accounts receivable                              310,711
                                                            ---------

                   Net deferred tax liabilities             $  91,447
                                                            =========


NOTE 7 - RELATED PARTY TRANSACTIONS

       The Company routinely subcontracts services to one of its stockholders. During the year ended December 31, 1996, such subcontracts amounted to approximately $277,000. As of December 31, 1996, $21,358 was included in accounts payable to the stockholder.

NOTE 8 - COMMITMENTS AND CONTINGENCIES


OPERATING LEASE

       The Company leases a vehicle under a non-cancelable operating lease which expires in November 2000.

       Future minimum payments are as follows for the years ending December 31:

                           1997                               $    5,256
                           1998                                    5,256
                           1999                                    5,256
                           2000                                    4,818

       Rent expense for the year ended December 31, 1996 was approximately $15,200.

LEGAL PROCEEDINGS

       The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.


NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

       Supplemental disclosures of cash flow information for the year ended December 31, 1996:

             Cash paid during the year for:
                    Interest                                       $  16,584
                    Income taxes                                   $      --

       Supplemental schedule of noncash investing and financing activities for the year ended December 31, 1996:

             Long-term debt issued for capital expenditures        $152,744
             Long-term debt issued for prepaid expenses            $ 51,477

NOTE 10 - SUBSEQUENT EVENTS

       Effective March 31, 1997, all of the Company=s issued and outstanding shares of common stock were sold to U.S. Plastic Lumber Corp. (USPLC). The accompanying financial statements do not reflect any adjustments related to USPLC=s acquisition of the Company.

                              WASTE CONCEPTS, INC.

                              FINANCIAL STATEMENTS

                       -----------------------------------
                       KUNTZ LESHER SIEGRIST & MARTINI LLP
                       -----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                             215 S. CENTERVILLE ROAD
                                 P. O. BOX 8408
                               LANCASTER, PA 17604
                                  (717)394-5666
                                FAX (717)394-0693


                         INDEPENDENT ACCOUNTANTS' REPORT






To the Stockholders
Waste Concepts, Inc.


        We have audited the accompanying balance sheet of Waste Concepts, Inc. as of December 31, 1996, and the related statements of operations and retained earnings (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waste Concepts, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






                                         /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                         KUNTZ LESHER SIEGRIST & MARTINI LLP
                                         CERTIFIED PUBLIC ACCOUNTANTS


Lancaster, Pennsylvania
December 8, 1997

                              WASTE CONCEPTS, INC.

                                  BALANCE SHEET


                                                             December 31,    September 30,
                                                                 1996           1997
                                                             ------------    -------------
                                                                              (Unaudited)

     ASSETS
Cash                                                          $    24,435    $    17,961
Accounts receivable, net of allowance for doubtful
  accounts of $253,735 at December 31, 1996 and
  $691,786 at September 30, 1997                                1,453,357      1,686,337
Loan receivable                                                    13,642         52,126
Prepaid expenses                                                  171,496         61,527
                                                              -----------    -----------

         TOTAL CURRENT ASSETS                                   1,662,930      1,817,951
                                                              -----------    -----------

Property and equipment, net                                       164,439        169,970
Intangible assets                                                  65,166         47,916
                                                              -----------    -----------

         TOTAL ASSETS                                         $ 1,892,535    $ 2,035,837
                                                              ===========    ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current portion of long-term debt                             $    31,895    $    20,000
Loan from shareholder                                              95,100         95,100
Line of credit                                                    362,500        224,643
Accounts payable                                                1,099,071      1,611,630
Accrued expenses                                                  119,997          2,878
                                                              -----------    -----------

     TOTAL CURRENT LIABILITIES                                  1,708,563      1,954,251

Long-term debt, net of current portion                             76,606         81,655
                                                              -----------    -----------

     TOTAL LIABILITIES                                          1,785,169      2,035,906
                                                              -----------    -----------

STOCKHOLDERS' EQUITY (DEFICIENCY)
     Common stock par value $1, authorized 100,000 shares;
       issued and outstanding 1,000 shares                          1,000          1,000
     Additional paid-in capital                                    40,683         40,683
     Retained earnings (deficit)                                   65,683        (41,752)
                                                              -----------    -----------

     TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                      107,366            (69)
                                                              -----------    -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 1,892,535    $ 2,035,837
                                                              ===========    ===========





----------------------
The accompanying notes are an integral part of the financial statements.

                              WASTE CONCEPTS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                  FOR THE YEAR ENDED        FOR THE NINE MONTHS
                                                   DECEMBER 31, 1996      ENDED SEPTEMBER 30, 1997
                                                  ------------------      ------------------------
                                                                                (UNAUDITED)

Net sales                                             $ 4,814,731         $ 4,791,242

Cost of goods sold                                      4,133,973           3,903,960
                                                      -----------         -----------

             GROSS PROFIT                                 680,758             887,282

General and administrative expenses                       690,204             953,229
                                                      -----------         -----------

             OPERATING LOSS                                (9,446)            (65,947)

Other income and (expenses)
       Gain (loss) on sale of equipment                       779             (16,665)
       Interest expense                                   (24,835)            (24,823)
                                                      -----------         -----------

             NET LOSS                                     (33,502)           (107,435)

Retained earnings, beginning of period:                    99,185              65,683
                                                      -----------         -----------

             RETAINED EARNINGS (DEFICIT),
               END OF PERIOD:                         $    65,683         $   (41,752)
                                                      ===========         ===========





----------------------
The accompanying notes are an integral part of the financial statements.

                              WASTE CONCEPTS, INC.

                            STATEMENTS OF CASH FLOWS



                                                           FOR THE YEAR ENDED   FOR THE NINE MONTHS
                                                            DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                                            -----------------   ------------------
                                                                                    (UNAUDITED)

Cash flows from operating activities:
     Net loss                                                   $ (33,502)          $(107,435)
                                                                ---------           ---------
     Adjustments to reconcile net loss to cash
       provided by (used in) operating activities:
         Depreciation and amortization                             71,292              55,350
         (Gain) loss on sale of asset                                (779)             16,665
         Increase (decrease) in cash due to changes
          in operating assets and
           liabilities:
             Accounts receivable                                 (762,050)           (232,980)
             Loans receivable                                     (36,702)            (38,484)
             Prepaid expenses                                      (7,332)            109,969
             Accounts payable                                     477,838             512,559
             Accrued expenses                                      25,317            (117,119)
                                                                ---------           ---------
               Total adjustments                                 (232,416)            305,960
                                                                ---------           ---------

             NET CASH PROVIDED BY (USED IN)
               OPERATING ACTIVITIES                              (265,918)            198,525
                                                                ---------           ---------

Cash flow from investing activities:
     Purchase of capital equipment                                (47,169)            (68,746)
     Proceeds from sale of equipment                                2,500               8,450
                                                                ---------           ---------

             NET CASH USED IN INVESTING
               ACTIVITIES                                         (44,669)            (60,296)
                                                                ---------           ---------

Cash flow from financing activities:
     Borrowings on notes payable                                   30,357                   -
     Principal payments on notes payable                          (28,461)            (24,880)
     Payments on line of credit                                         -            (137,857)
     Proceeds from note payable                                         -              18,034
     Borrowings on line of credit                                 325,000                   -
                                                                ---------           ---------

             NET CASH FLOW PROVIDED BY
               (USED IN) FINANCING ACTIVITIES                     326,896            (144,703)
                                                                ---------           ---------

             NET INCREASE (DECREASE) IN CASH                       16,309              (6,474)

Cash and cash equivalents, beginning of period                      8,126              24,435
                                                                ---------           ---------

             CASH AND CASH EQUIVALENTS,
               END OF PERIOD                                    $  24,435           $  17,961
                                                                =========           =========

Supplemental disclosures of cash flows information:
     Cash paid during the year for interest                     $  24,835           $  24,823
                                                                =========           =========


----------------------
The accompanying notes are an integral part of the financial statements.

                              WASTE CONCEPTS, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

       Waste Concepts, Inc. (the Company) is engaged in the business of removing and transporting waste products through the use of subcontractors in addition to consultation on environmental waste issues. The Company's customers are located throughout the Northeastern United States.

USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be a cash equivalent.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed for financial purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income for the period. Expenditures for maintenance and repairs are charged to income as incurred. Significant renewals, improvements and betterments are capitalized.

INCOME TAXES

       The Company has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal and state income taxes has been included in these financial statements.

INTANGIBLE ASSETS

       Intangible assets consist of goodwill and a covenant not to compete, which are being amortized on a straight-line basis over five years.

UNAUDITED INTERIM FINANCIAL STATEMENTS

       In the opinion of management, the Company has made all adjustments necessary for a fair presentation of financial position as of September 30, 1997, and of the results of operations, and cash flows for the nine months ended September 30, 1997, as presented in the accompanying unaudited interim financial statements. The results of operations for the nine month period ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - PROPERTY AND EQUIPMENT

       Property and equipment consist of the following at December 31, 1996:

Equipment                                        $ 174,509
Furniture and fixtures                             156,538
                                                 ---------
                                                   331,047
Less accumulated depreciation                     (166,608)
                                                 ---------
                                                 $ 164,439
                                                 =========

       Depreciation expense was $48,292 for the year ended December 31, 1996.

NOTE 3 - LONG-TERM DEBT

       Long-term debt consists of the following at December 31, 1996:


Promissory bank note, payable in monthly installments of $296, including
  interest at a fixed rate of 8.5% The note is collateralized by equipment.              $   9,370


Promissory note, payable in monthly installments of $334, including interest at a fixed rate of 9.99%
  The note is collateralized by related equipment.                                          14,885

Promissory bank note, payable in monthly installments of $364, including interest at a fixed rate of 9.25%
  The note is collateralized by related equipment.                                          13,625

Promissory note to a former shareholder, payable in
  monthly installments of $2,328, including interest
  at a fixed rate of 9.0%.                                                                  70,621
                                                                                         ---------
                                                                                           108,501
Less current portion                                                                       (31,895)
                                                                                         ---------

                                                                                         $  76,606
                                                                                         =========

       Maturities of long-term debt as of December 31, 1996 are as follows:

         1997                               $ 31,895
         1998                                 34,660
         1999                                 32,991
         2000                                  6,383
         2001                                  2,572
                                            --------
                                            $108,501
                                            ========

       The Company has available a $375,000 line of credit bearing interest at the bank's prime rate plus 1.5% (9.75% at December 31, 1996). The line balance is payable on demand and is collateralized by all Company assets. The balance on this line as of December 31, 1996 was $362,500.


NOTE 4 - LOANS FROM SHAREHOLDERS

       As of December 31, 1996, the Company has a loan payable of $95,100 to the sole stockholder. The loan is payable on demand and bears interest at 8%.

NOTE 5 - RELATED PARTY TRANSACTIONS

       During the year ended December 31, 1996, the Company received 25,000 cubic yards of landfill airspace, valued at $150,000, from its sole stockholder in full satisfaction of $116,132 of notes receivable from the stockholder. The $33,868 balance was credited to additional paid-in capital as a capital contribution.


NOTE 6 - RETIREMENT PLANS

       The Company has a 401(k) plan that covers substantially all employees. The 401(k) provision permits employees to elect to defer current taxation on the portion of their salary contributed to the plan. The Company is required to match a portion of any employee contributions. The Company's contributions to the plan totaled $3,160 for the year ended December 31, 1996.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

   OPERATING LEASES

       The Company leases office space and equipment under various operating leases expiring through December, 1999.

       Future minimum payments are as follows for the years ending December 31:

                    1997                                            $40,509
                    1998                                             36,000
                    1999                                             36,000

       Rent expenses for all operating leases was $72,609 for the year ended December 31, 1996.

   LEGAL PROCEEDINGS

       The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

NOTE 8 - SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

       The Company had substantial contracts with various entities. During the year ended December 31, 1996, approximate sales to these entities were as follows:

             Entity A                                    11.8%
             Entity B                                    10.7%

       The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents with various financial institutions which are located in Pennsylvania. At December 31, 1996, the Company had bank balances of approximately $87,000 in excess of the amount insured by federal deposit insurance.

       Credit risk with respect to trade receivables generally are concentrated in the Northeastern United States. The Company's top five customers accounted for approximately 43% of sales in 1996, and 49% of accounts receivable at December 31, 1996. One customer accounted for 24% of the Company's account receivable at December 31, 1996. The Company generally does not require collateral from its customers.

NOTE 9 - SUBSEQUENT EVENT

       Effective November 18, 1997, all of the Company's issued and outstanding shares of common stock were sold to U.S. Plastic Lumber Corporation (USPLC). The accompanying financial statements do not reflect any adjustments related to USPLC's acquisition of the Company.

                           ENVIROPLASTICS CORPORATION

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                           ENVIROPLASTICS CORPORATION

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                TABLE OF CONTENTS

                                                                       Page
Independent Auditors' Report                                             1

Financial Statements:

      Balance Sheets                                                     2

      Statements of Earnings (Loss) and Retained Earnings (Deficit)      3

      Statements of Cash Flows                                           4

      Notes to Financial Statements                                    5 - 9

                         LOVE, BOLLUS, LYNCH & ROGERS
                  Certified Public Accountants and Consultants
               10 Mechanic Street, Worcester, Massachusetts 01608
               Telephone 508-755-7107      Facsimile 508-755-3896




                          INDEPENDENT AUDITORS' REPORT



Board of Directors
EnviroPlastics Corporation

We have audited the accompanying balance sheets of EnviroPlastics Corporation as of December 31, 1996 and 1995, and the related statements of earnings (loss) and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnviroPlastics Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                    /s/ Love, Bollus, Lynch & Rogers




Worcester, Massachusetts
July 25, 1997

                           ENVIROPLASTICS CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                       Interim Unaudited
                                                                                     Financial Statements
                                                                                     For the Periods Ended
                                                                                     ---------------------
                                                                                           JUNE 30,
                                                          1996          1995         1997           1996
                                   Assets

Current assets
  Cash and cash equivalents                           $   81,650   $   87,539   $   62,251    $    43,687
  Accounts receivable, trade                             211,787       82,935      328,235        259,913
  Inventories                                             58,100       54,114       43,364         51,500
  Prepaid expense                                         55,333       50,674            -         15,621

Total current assets                                     406,870      275,262      433,850        370,721

Property and equipment                                 3,172,720    3,336,103    3,341,934      3,535,729
Less: Accumulated depreciation
and amortization                                       1,055,434      882,569    1,211,434      1,032,569

                                                       2,117,286    2,453,534    2,130,500      2,503,160

Other assets
  Security and other deposits                             42,681       44,681       41,036         43,296
  Due from affiliate                                           -      115,215            -              -
  Deferred charge, net of
     amortization of $43,874 in 1995                           -       95,657            -         89,657

                                                          42,681      255,553       41,036        132,953

                                                      $2,566,837   $2,984,349   $2,605,386   $  3,006,834

Liabilities and Stockholders' Equity
Current liabilities
  Current maturities of long-term det                 $  199,790  $ 1,267,900   $  119,033   $    124,451
  Accounts payable, trade                                542,670      387,109      886,679        341,600
  Accrued and other liabilities                           36,425       31,340       75,506         24,731
Deferred revenue                                          53,400           -             -              -

        Total current liabilities                        832,285    1,686,349    1,081,218        490,782

Long-term debt, less current maturities                  983,079    2,048,537    1,277,350      3,064,637

Stockholders' equity
  Common stock, $.01 par value, 200,000
    shares authorized, 22,692 shares
    issued and outstanding                                   227          227          227            227
  Additional paid-in capital                             299,773      299,773      299,773        299,773
  Retained earnings (deficit)                            451,473   (1,050,537)     (53,182)      (848,585)

                                                         751,473     (750,537)     246,818       (548,585)

                                                      $2,566,837   $2,984,349   $2,605,386     $3,006,834


See accompanying notes to financial statements.

                           ENVIROPLASTICS CORPORATION

         STATEMENTS OF EARNINGS (LOSS) AND RETAINED EARNINGS (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                                     Interim Unaudited
                                                                                    Financial Statements
                                                                                   For the Periods Ended
                                                                                   ---------------------
                                                                                          JUNE 30,
                                                     1996           1995            1997          1996
Revenue                                           $ 5,229,915    $ 7,187,469    $ 2,891,508    $ 2,440,423

Cost of revenue                                     4,529,969      6,360,022      3,125,953      1,916,915

Gross profit                                          699,946        827,447       (234,445)       523,508

General and administrative expenses                   478,220        220,547        285,019        232,641

Operating profit                                      221,726        606,900       (519,464)       290,867

Other income (expenses)
  Interest income                                           -            408              -              -
  Interest expense                                   (161,543)      (217,280)       (51,639)       (90,121)
  Loss on advance - affiliate                        (147,851)             -              -              -
  Miscellaneous income                                      -              -         97,822          1,206
  Loss on acquisition of building                     (66,297)             -              -              -
  Loss on disposal of property and equipment         (138,004)             -              -              -

                                                     (513,695)      (216,872)        46,183        (88,915)
                                                                                          -
Earnings (loss) before income taxes and
  extraordinary item                                 (291,969)       390,028       (473,281)       201,952

Income taxes                                           13,251          8,908              -

Earnings (loss) before extraordinary item            (305,220)       381,120       (473,281)       201,952

Extraordinary item
  Forgiveness of debt                               1,807,230              -              -              -

Net earnings (loss)                                 1,502,010        381,120       (473,281)       201,952

Retained earnings (deficit), beginning of year     (1,050,537)    (1,431,657)       451,473     (1,050,537)

Less: Distributions to stockholders                         -              -        (31,374)             -

Retained earnings (deficit), end of year          $   451,473    $(1,050,537)   $   (53,182)   $  (848,585)


See accompanying notes to financial statements.

                           ENVIROPLASTICS CORPORATION
                             STATEMENT OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995




                                                                                          Interim Unaudited
                                                                                         Financial Statements
                                                                                        For the Periods Ended
                                                                                              JUNE 30,
                                                                                        ---------------------
                                                            1996           1995         1997           1996
Cash flows from operating activities:
  Net earnings                                         $ 1,502,010    $ 381,120     $ (473,281)   $   201,952

  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
      Loss on advance to affiliate                         147,851            -              -        115,215
      Depreciation and amortization                        315,861      295,358        156,000        156,000
      Forgiveness of debt                               (1,807,230)           -              -              -
      Loss on disposal of property and equipment           138,004            -              -              -
      Distributions to stockholders                              -            -        (31,374)             -
      (Increase) decrease in operating assets:
        Accounts receivable, trade                        (128,852)     327,002       (116,448)      (176,978)
        Inventories                                         (3,986)      54,059         14,736          2,614
        Prepaid expenses                                    (4,659)     (14,534)        55,333         35,053
      Increase (decrease) in operating liabilities:
        Accounts payable, trade                            155,561     (263,503)       344,009        (45,509)
        Accrued and other liabilities                        5,085       (9,634)        39,081         (6,609)
        Deferred revenue                                    53,400            -        (53,400)             -

          Total adjustments                             (1,128,965)     388,748        407,937         79,786

          Net cash provided by  operating
            activities                                     373,045      769,868        (65,344)       281,738
Cash flows from investing activities:
  Expenditures for property and equipment                 (106,617)    (395,717)      (169,214)      (199,626)
(Increase) decrease in security and other deposits           2,000       19,966          1,645          1,385
Advance to affiliate                                       (32,636)     (49,655)             -              -

          Net cash (used in) investing
            activities                                    (137,253)    (425,406)      (167,569)      (198,241)

Cash flows from financing activities:
  Additional borrowing from long-term debt                       -            -        300,000              -
  Principal payments of long-term debt                    (241,681)    (292,266)       (86,486)      (127,349)

          Net cash (used in) financing
            activities                                    (241,681)    (292,266)       213,514       (127,349)

Net increase (decrease) in cash and cash equivalents        (5,889)      52,196        (19,399)       (43,852)

Cash and cash equivalents, beginning of year                87,539       35,343         81,650         87,539

Cash and cash equivalents, end of year                 $    81,650    $  87,539     $   62,251    $    43,687

Supplemental disclosures of cash flow information
Cash paid during the period for:
    Interest                                           $   114,482    $ 146,705     $   51,369    $    90,121
    Income taxes                                             9,531        2,120


See accompanying notes to financial statements.

                           ENVIROPLASTICS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of business
       EnviroPlastics Corporation recycles post consumer plastics into high quality clear and colored resins that are sold as raw materials for plastic products. A significant amount of sales for both years were primarily generated by one customer.

  Accounting estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

  Cash and cash equivalents
       For financial statement purposes, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Inventories
       Inventories are valued at the lower of cost or market. Raw materials mainly consist of recycled milk bottles and colored laundry detergent bottles. Cost is determined principally on the basis of the first-in, first-out (FIFO) method.

  Property and equipment
       Property and equipment are carried at cost. Depreciation and amortization are computed using the straight-line method.

  Deferred charge
       Deferred charge represents legal fees and other costs incurred in organizing the Company and negotiating the Master Recycling Agreement as discussed in Note 5. Because of the termination of the Master Recycling Agreement, the balance of the unamortized charge was fully amortized in 1996.

  Income taxes
       The Company has elected to be taxed as a small business corporation under the provisions of the Internal Revenue Code (S Corporation). Under those provisions, the Company does not pay federal and only certain state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income. The Company distributes earnings to the stockholders to the extent necessary to pay these income taxes.

                           ENVIROPLASTICS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

  Impairment of long-lived assets
       During 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of ". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  Deferred revenue
       Deferred revenue represents advanced payments on product sales.

2 - INVENTORIES
       Inventories consist of the following:

                                                          1996         1995
 Raw materials                                           $41,500      $31,204
 Work in process                                           4,000        9,910
 Finished goods                                           12,600       13,000
                                                         $58,100      $54,114

3 - PROPERTY AND EQUIPMENT
       Property and equipment, together with estimated useful lives, consists of the following:

                                           Estimated
                                          Useful Lives    1996        1995
 Leasehold improvements                      31 years  $  100,476  $  100,476
 Manufacturing system                        10 years   1,790,374   2,060,374
 Manufacturing support equipment        10 - 12 years   1,142,721   1,036,104
 Office furniture and fixtures                7 years     139,149     139,149
                                                       $3,172,720  $3,336,103

       Depreciation and amortization expense was $304,861 and $283,358 in 1996 and 1995, respectively.

4 - LONG-TERM DEBT
       Long-term debt consists of the following:

                                                             1996        1995

  Note payable - Bank. Collateralized by primary lien
   on all assets of the business and is guaranteed by
   four of the Company's stockholders. Due in monthly
   principal payments of $7,083, plus interest at the
   prime rate plus 2%, through September 1998, at
   which time the entire principal and interest
   shall be due and payable.                              $403,738    $488,750

                           ENVIROPLASTICS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

4 - LONG-TERM DEBT, continued

  Note payable - Guaranteed by the Small Business
   Administration. Collateralized by secondary lien on
   all assets of the business and is guaranteed by four
   of the Company's stockholders. Due in monthly payments
   of $9,288 including interest at 7.565%, through April
   2002.                                                          462,319         531,450

  Economic Development note payable - Town of Auburn, MA.
   Subordinated loan collateralized by third lien on all
   assets of the business and is guaranteed by four of the
   Company's stockholders. Due in monthly payments of
   $6,293, including interest at 10% through December
   1998, at which time the entire principal is due
   and payable.                                                   316,812         395,411


  Bond payable - Occidental Chemical Corporation. Interest
   is being accrued at a rate of 8.5% compounded
   quarterly payable on the maturity date of the bond
   which is September 1, 1996. The bond is convertible
   to common shares of the company at any time after
   the maturity date up to and including
   September 1, 2001.                                                   -         980,826

  Advance payable - Occidental Chemical Corporation.
   Collateralized by primary lien on the equipment
   purchased from the proceeds of this Advance. Due
   December, 1997, provided certain financial
   covenants are maintained.                                            -         864,000

  Economic Development note payable - Town of Auburn, MA.
   Collateralized by second mortgages on four of the
   Company's stockholders' principal residences.
   Due in monthly payments of $7,200, plus
   interest at 7.5% through May, 1996.                                  -          36,000

  Note payable - Other collateralized by equipment.
    Due in monthly installments of $5,000,
    through April, 1996.                                                -          20,000

                                                                1,182,869       3,316,437
 Less: Current Maturities of long-term debt                       199,790       1,267,900
                                                               $  983,079      $2,048,537

                           ENVIROPLASTICS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

4 - LONG-TERM DEBT, continued

            Maturities of long-term debt in subsequent years are as follows:

  1997                                                 $   199,790
  1998                                                     675,692
  1999                                                      86,682
  2000                                                      93,472
  2001                                                     100,794
  Thereafter                                                26,439
                                                       $ 1,182,869

       The debt contains certain usual financial covenants which the company was not in compliance with at December 31, 1996. Management is currently in negotiations to resolve the defaults. Management believes that they will be able to successfully negotiate the debt and therefore the presentation has remained consistent with the original terms and conditions.

5 - FORGIVENESS OF DEBT

       EnviroPlastics and Occidental Chemical Corporation, a New York Corporation ("Oxychem"), entered into an agreement dated August 30, 1991, amended on April 15, 1993 (as amended, the "Master Recycling Agreement"), wherein EnviroPlastics agreed to supply Oxychem with quantities of post-consumer recycled plastic. The initial term of the agreement was 15 years.

       Contemporaneously with the Master Recycling Agreement, Enviroplastics entered into an agreement with Oxychem dated as of August 30, 1991 (the "Bond Purchase Agreement") in which Oxychem advanced funds to EnviroPlastics to fund the design, procurement, construction, start up and initial capital requirements to construct and operate a facility for the processing of post consumer recycled plastic.

       Under the terms of the Bond Purchase Agreement, EnviroPlastics issued and delivered to Oxychem, a bond dated August 30, 1991 in the principal amount of $1,027,887 for the original issue discounted price of $675,000 (the "Bond"), due on September 1, 1996.

       Under an intercreditor agreement dated April 15, 1993 between EnviroPlastics, Oxychem, Shawmut Bank, N.A. and the United States Small Business Administration, Oxychem advanced EnviroPlastics an additional $864,000 for working capital with regard to the operation of the plastic recycling facility (as defined in the intercreditor agreement, the "Oxychem Advance").

       On May 1, 1995, Lyondell acquired certain assets of Oxychem and as a result, became the successor in interest to Oxychem in the Master Recycling Agreement, the Bond Purchase Agreement, the Bond, and the Oxychem Advance.

                           ENVIROPLASTICS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

5 - FORGIVENESS OF DEBT, continued

       On November 30, 1996, EnviroPlastics and Lyondell mutually agreed to terminate the Master Recycling Agreement. Under the terms of the agreement, Lyondell forever canceled, released and forgave the obligation of EnviroPlastics to redeem the bond and to pay the interest accrued since the issuance of the bond. As of the date of the Agreement, the principal amount due on the bond was $1,027,887. In addition, Lyondell forgave, canceled and released the Company from any obligation under the Oxychem Advance in the amount of $864,000.

       The forgiveness of debt is presented as an extraordinary item in the Statement of Earnings (Loss) and Retained Earnings (Deficit). It is comprised of $1,891,887 of the total principal due to Lyondell on the date of forgiveness, net of the remaining unamortized deferred charges of $84,657.

6 - MAJOR CUSTOMERS

       The approximate sales and accounts receivable, trade and related percentages to the Company's major customers were as follows:

                            Sales for the year ended
                       December 31, 1996    December 31, 1995
Customer                   Amount      %       Amount     %
     A                 $4,491,281  85.9%  $6,731,469  94.0%

                            Accounts receivable, trade
                       December 31, 1996 December 31, 1995
Customer                   Amount      %       Amount     %

     A                 $   15,486   7.2%  $   52,735  60.8%

7 - RELATED PARTY TRANSACTIONS

       The Company made operating advances to an affiliated company, EnviroProducts Corporation, to support general business activities. The balance due to the Company as of December 31, 1995 was $115,215 which increased to a total of $147,851 during 1996. EnviroProducts suspended operations during 1996 and was unable to repay the Company. As a result, the company wrote off the $147,851 due from the affiliate.

                           ENVIROPLASTICS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

8 - LOSS ON ACQUISITION OF BUILDING

       The Company made a $5,000 security deposit and incurred $66,297 of pre-development costs for a new production facility. The efforts to purchase the building were terminated in 1996 due to factors outside of the company's control. As a result, the $66,297 was recorded as a loss in 1996. The $5,000 security deposit was returned to the company early in 1997.

9 - CONCENTRATION OF CREDIT RISK

       The Company maintains cash balances with a financial institution. The balances at this institution are insured by the Federal Deposit Insurance Corporation. The uninsured cash balances totaled $59,000 as of December 31, 1996.

10 - LEASE OF BUILDING

       The Company's five year lease that began July 1, 1991, expired on June 30, 1996. The rent expense payment at the end of the lease agreement was $6.50 per square foot. The Company and lessor amended the lease to extend the term by one year, beginning July 1, 1996, and negotiated the rent payment to remain the same as of June 30, 1996. The rent expense was $255,627 and $209,337 for December 31, 1996 and 1995 respectively.


11 - INTERIM UNAUDITED FINANCIAL STATEMENTS

       In the opinion of management, the accompanying financial statements of EnviroPlastics Corporation (the "Company") includes all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented. These financial statements should be read in connection with the financial statements and notes thereto included in the December 31, 1996 and 1995 financial statements of the Company. The results of operations for the six months ended June 30, 1997 and 1996 are not necessarily indicative of the results expected for the year.

                             ---------------------

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAT THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES COVERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                 ---------------------

               TABLE OF CONTENTS                   PAGE

AVAILABLE INFORMATION.............................  2
PROSPECTUS SUMMARY ...............................  3
RISK FACTORS......................................  6
DILUTION.......................................... 11
USE OF PROCEEDS................................... 12
MARKET INFORMATION & DIVIDEND POLICY.............. 13
MANAGEMENT'S DISCUSSION AND ANALYSIS.............. 14
BUSINESS.......................................... 19
MANAGEMENT........................................ 33
CERTAIN TRANSACTIONS.............................. 41
DESCRIPTION OF SECURITIES......................... 48
PLAN OF DISTRIBUTION.............................. 52
LEGAL MATTERS..................................... 53
EXPERTS........................................... 53
FINANCIAL STATEMENTS........................See Index



                             ---------------------




                            U.S. PLASTIC LUMBER CORP.



                                 950,000 SHARES



                                  COMMON STOCK




                                   PROSPECTUS



                                             , 1998
                             ----------------



                             ---------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:
                                                       AMOUNT

SEC registration fee                               $     720.00
Blue sky fees and expenses                             5,000.00
Printing and shipping expenses                         7,500.00
Legal fees and expenses                               85,000.00
Accounting fees and expenses                         137,000.00
Appraisal Valuation                                   53,000.00
Transfer and Miscellaneous expenses                   11,780.00
                                                    -----------
       Total                                        $300,000.00
                                                    ===========


*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


During 1994, the Company (which was then known as Front Street, Inc.), issued 18,750,000 shares (pre-split) in February and 15,000,000 shares (pre-split) in June, in connection with the acquisitions of Educational Storybooks, Inc. and one other company, both of which were privately held companies, in stock for stock exchanges which were intended to be tax free reorganizations under Section 368(a) of the Internal Revenue Code. Later that same year, these acquisitions were both rescinded and the stock issued was cancelled. These transactions were not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.


In October, 1995, the Company (which was then known as Educational Storybooks International, Inc.) issued 200,000 shares (pre-split) for $10,000 in a private placement. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.


In March, 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), pursuant to which the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to the shareholders of Earth Care to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange, which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code, and was accounted for, for financial reporting purposes, as an acquisition by Earth Care of the Company. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(6) of the Act, as an offering made to accredited investors, all of whom were officers and directors of Earth Care and/or represented that they were otherwise accredited investors. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

As a condition precedent to the closing of the Earth Care acquisition, the Company raised $1,000,000 of capital through an offering of its securities. The offering was completed and the acquisition closed on or about March 28, 1996. These transactions were not registered under the Act in reliance on the exemption from registration in Section 3(b) of the Act, and Rule 504 of Regulation D promulgated thereunder, in that securities with an aggregate offering price not exceeding $1,000,000 were offered and sold by an issuer that was not subject to the reporting requirements of the Securities Exchange Act of 1934, and was not an investment company or a company that had no specified business purpose.


In April, 1996 the Company acquired all of the assets of DuraTech Industries. The Company issued 24,772 post-split shares of its authorized but previously unissued common stock to the shareholders of Duratech to acquire all the issued and outstanding stock of Duratech in a stock for stock exchange which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

In December, 1996, the Company formed the Clean Earth, Inc. and through it acquired a wholly owned subsidiary, Clean Earth of New Castle, Inc. The Company issued 5,400,000 post-split shares of its authorized but previously unissued common stock to the shareholder of Clean Earth to acquire all the issued and outstanding stock of Clean Earth in a stock for stock exchange which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.



In January, 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI), located in Green Bay, Wisconsin. The Company paid $1,200,000 cash and issued 1,000,000 shares of its Common Stock to the shareholders of RPI in the acquisition. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.



In February, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT). ARDT is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils. The Company issued 300,000 shares of its Common Stock to the former shareholders of ARDT. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.



During the period from June, 1996 through February, 1997, the Company has offered and issued 209,207 shares of Class A Preferred Stock to a limited number of investors at $20 per share, and raised $3,879,400 in proceeds. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. The securities were sold primarily to officers, directors or other acquaintances who were familiar with the business of the Company and were able to assess the risks and merits of the investment. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

During 1996, the Company issued a total of 5,565 shares of Common Stock pursuant to the exercise of outstanding options held by two individuals who were officers or directors of the Company. In 1997, the Company issued 500 shares to directors for attendance at meetings. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.


During February, 1997, the Company issued 187,500 shares in connection with and as partial consideration for the licensing agreement with Rutgers University. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering was completed without any general or public solicitation. The offering was done to a single investor which had knowledge and experience in business matters to enable them to evaluate the risks and merits of the investment. This investor also had a pre-existing business relationship with the Company. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.



On March 28, 1997, the Company acquired Environmental Specialty Plastics (ESP), a marketing and distribution company of recycled plastic lumber products in Guasti, California. The shareholders of ESP received $110,000 in cash and 25,150 shares of the Company's common stock for a purchase price of $123,581. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.



On March 31, 1997, the Company acquired Integrated Technical Services, Inc.
(ITS), an environmental consulting and construction company in Winslow, New Jersey. The stockholders of ITS received as acquisition consideration, cash plus 185,000 shares of the Company's common stock, and an additional 47,572 shares of common stock for the for the non-compete agreements. These transactions were not registered under the Act in reliance on the exemption from registration in
Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

On June 20, 1997, the Company issued 1,111,111 shares of Common Stock to two investment funds, a partnership, and one accredited private investor. These transactions were not registered under the Act in reliance on the exemption from registration in Rule 506 of Regulation D, promulgated under Section 4(2), as transactions not involving any public offering, consisting of sales made solely to accredited investors. Each entity investor has assets substantially in excess of $5,000,000 and was not formed for the purpose of investing in the securities. The natural person who invested has net worth substantially in excess of $1,000,000. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or compliance with an exemption.


On June 30, 1997, the Company acquired EnviroPlastics Corp., (EPC) a recycled plastic raw material regrind operation in Auburn, MA. The stockholders of EPC received 280,000 shares of the Company's common stock as the purchase price plus 25,000 shares as consideration for non-compete agreements. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.


On June 30, 1997, the Company issued 150,000 shares to the former shareholders of DuraTech Industries, Inc. as part of an earn out provision in the purchase documents of that acquisition. These earn out shares were accelerated in part in exchange for salary concessions made by the former shareholders of DuraTech Industries, Inc. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.


On November 18, 1997, the Company acquired Waste Concepts, Inc. (WCI), an environmental recycling services company located in Norristown, PA. The stockholder of WCI received $175,000 at Closing plus 400,000 shares of common stock of the Company. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

On or about January 2, 1998, the Company acquired Green Horizon Environmental, Inc. (GH), an environmental recycling services company located in Norristown, PA. The stockholders of GH received 50,000 shares of common stock of the Company. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2), as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment. The securities were issued as restricted securities and certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.


ITEM 27.  EXHIBITS INDEX

SEC NO.   DOCUMENT                                                                  EXHIBIT NO.

2         Agreement & Plan of Reorganization                                            2.1*
           (Earth Care/Educational Storybooks)

3         Articles of Incorporation (Front Street)                                      3.1*

3         Articles of Amendment (Front Street)                                          3.2*

3         Articles of Amendment (Educational Storybooks)                                3.3*

3         Articles of Amendment (Educational Resources)                                 3.4*

3         Articles of Merger (Educational Resources and                                 3.5*
           U.S. Plastic Lumber Corp.

3         By-Laws                                                                       3.6*

4         Common Stock Specimen Certificate                                             4.1*

4         Warrant Agreement                                                             4.2*

4         Series A Warrant Certificate                                                  4.3*

4         Series B Warrant Certificate                                                  4.4*

5,24      Opinion & Consent of Counsel                                            5.1 & 24.1*


10        Jeanell Sales Corp. Acquisition Agreement                                     10.1*

10        Duratech Acquisition Agreement                                                10.2*

10        Clean Earth Acquisition Agreement                                             10.3*

10        RPI Acquisition Agreement                                                     10.4*

10        ARDT Acquisition Agreement                                                    10.5*

10        Employment Agreement - Mark Alsentzer                                         10.6*

10        Employment Agreement - Harold Gebert                                          10.7*

10        Employment Agreement - David Farrow                                           10.8*

10        Rutgers Licensing Agreement                                                   10.9*

10        ESP Acquisition Agreement                                                    10.10*

10        ITS Acquisition Agreement                                                    10.11*

10        EPC Acquisition Agreement                                                    10.12*

10        ICC/USPL Joint Venture Agreement                                             10.13*

10        S D & G License and Operating Agreement                                      10.14*

10        Ground Lease Agreement (Carteret Biocycle)                                   10.15*

10        Lease Agreement (Brock Mgt/Earth Care TN)                                    10.16*

10        Lease Agreement (APEC/Earth Care Midwest)                                    10.17*

10        Lease Agreement (Plastic Properties LLC/RPI)                                 10.18*

10        Lease Agreement (Dalphon Sr./Clean Earth)                                    10.19*

10        Lease Agreement (Glades Twin Plaza/Earth Care)                               10.20*


10        Lease Agreement (Consol. Realty/EPC)                                         10.21*

10       Lease Agreement (Waste Concepts, Inc.)                                        10.22

10       Lease Agreement (Earth Care Partners of Tennessee)                            10.23

10       WCI Acquisition Agreement                                                     10.24

10       CTI Stock Purchase Agreement                                                  10.25

10       Employment Agreement - Steven Sands                                           10.26

10       Employment Agreement - Bruce Rosetto                                          10.27

10       ICC/USPL Joint Venture II                                                     10.28

11        Statement re computation of per share earnings                               11.1*

21        List of subsidiaries                                                         21.1*

23        Consent of Accountants (USP)                                                 23.1

23        Consent of Accountants (CEI)                                                 23.1

23        Consent of Accountants (RPI)                                                 23.1

23        Consent of Accountants (ARDT)                                                23.1

23        Consent of Accountants (ITS)                                                 23.1

23        Consent of Accountants (WCI)                                                 23.1

23        Consent of Accountants (EPC)                                                 23.1

27        Financial Data Schedules                                                     27


*  Exhibit previously filed

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on January 8, 1998.

U.S. PLASTIC LUMBER CORP.

By: /s/ Mark S. Alsentzer
    ------------------------------------
    Mark S. Alsentzer, President (Chief Executive Officer)

By: /s/ Michael Schmidt
    ------------------------------------
    Michael Schmidt, (Chief Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature: /s/ Mark S. Alsentzer              Date: February 11, 1998
           ----------------------------------       -----------------
           Mark S. Alsentzer, President & Director

Signature: /s/ Raymond J. Kiernan             Date: February 11, 1998
           -------------------------------          -----------------
           Raymond J. Kiernan, Director

Signature: /s/ Lester E. Moody                Date: February 11, 1998
           ---------------------------------        ------------
           Lester E. Moody, Director

Signature: /s/ James Blosser                  Date: February 11, 1998
           -----------------------------------      ------------
           James Blosser, Director

Signature: /s/ Roger Zitrin                   Date: February 11, 1998
           -----------------------------------      ------------
           Roger Zitrin, Director

Signature: /s/ August C. Schultes III         Date: February 11, 1998
           -----------------------------------      ------------
           August C. Schultes, III, Director

Signature: /s/ Gary J. Ziegler                Date: February 11, 1998
           -----------------------------------      ------------
           Gary J. Ziegler, Director

Signature: /s/ Steve Groth                    Date: February 11, 1998
           -----------------------------------      ------------
           Steve Groth, Director